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Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-121618

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 17, 2005

PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 7, 2005)

800,000 Shares ACUSPHERE, INC.

       % Convertible Exchangeable Preferred Stock

(Cumulative Dividend, Liquidation Preference $50 Per Share)

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  Acusphere, Inc. is offering 800,000 shares of       % convertible exchangeable preferred stock, $0.01 par value per share, which is referred to in this prospectus supplement as convertible preferred stock, pursuant to this prospectus supplement and the accompanying prospectus.

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  Dividends will be cumulative from the date of original issue at the annual rate of $         per share of convertible preferred stock, payable quarterly on the first day of March, June, September and December, commencing June 1, 2005. Any dividends must be declared by our board of directors and must come from funds that are legally available for dividend payments.

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  You may convert each share of convertible preferred stock into         shares of our common stock based on the initial conversion price of $         , which is subject to certain adjustments.

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  We may elect to automatically convert some or all of the convertible preferred stock into our common stock if the closing price of our common stock has exceeded $         , which is 150% of the conversion price of the convertible preferred stock, for at least 20 trading days during any 30-day trading period, ending within five trading days prior to notice of automatic conversion.

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  If we elect to automatically convert, or you elect to voluntarily convert, some or all of the convertible preferred stock into our common stock prior to March 1, 200  , we will also make an additional payment on the convertible preferred stock so converted equal to the aggregate amount of dividends that would have been payable on the convertible preferred stock so converted from the original date of issue through and including March 1, 200  less any dividends already paid on the convertible preferred stock.

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  We may elect to redeem the convertible preferred stock on or after March 6, 200  on the terms described in this prospectus supplement.

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  At our option, we may exchange the convertible preferred stock in whole, but not in part, on any dividend payment date beginning on March 1, 2006 for our        % convertible subordinated debentures, which are referred to as debentures in this prospectus supplement. If we elect to exchange the convertible preferred stock for debentures, the exchange rate will be $50 principal amount of debentures for each share of convertible preferred stock. The debentures, if issued upon exchange of the convertible preferred stock, will mature 25 years after the exchange date and will have terms similar to those of the preferred stock.

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  The convertible preferred stock has no maturity date and no voting rights prior to conversion into common stock, except under limited circumstances.

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  Shares of our common stock are listed on the Nasdaq National Market under the symbol "ACUS." The closing bid price of our common stock on February 15, 2005 was $6.00 per share. The convertible preferred stock will not be listed on any national securities exchange or over-the-counter market.

This investment involves risk. See "Risk Factors" beginning on page S-6 of this prospectus supplement.

	Per Share	Maximum Offering
Public offering price	$50.00	$40,000,000
Underwriting discounts and commissions	$3.00	$2,400,000
Proceeds to Acusphere, Inc. (before expenses)	$47.00	$37,600,000

Neither the Securities and Exchange Commission nor any state securities commission has approved of any investment in these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Piper Jaffray
SG Cowen & Co.
C.E. Unterberg, Towbin

The date of this prospectus supplement is February    , 2005

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference in this prospectus supplement and related prospectus. We have not, and the underwriters have not, authorized anyone else to provide you with information that is different. This prospectus supplement and the accompanying prospectus may be used only where it is legal to sell these securities. The information in this prospectus supplement and the accompanying prospectus is current only as of the date on the front of these documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a "shelf" registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of convertible preferred stock being offered and the method of distributing the convertible preferred stock being offered. The accompanying prospectus provides general information about us, some of which, such as the section entitled "Underwriting," may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and the information that we incorporate by reference into those documents together with the additional information about us described in the accompanying prospectus in the section entitled "Where You Can Find More Information."

Unless the context otherwise requires, in this prospectus supplement, "Acusphere," "the Company," "we," "us," and "our" and similar names refer to Acusphere, Inc. and its subsidiaries.

i

PROSPECTUS SUPPLEMENT SUMMARY—THE OFFERING

The items in the following summary are described in more detail in this prospectus supplement, the accompanying prospectus or in the documents incorporated or deemed incorporated by reference in this prospectus supplement or the accompanying prospectus. This summary provides an overview of selected information and does not contain all of the information that you should consider. Therefore, you should also read the more detailed information in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference in this prospectus supplement or the accompanying prospectus.

Securities Offered	800,000 shares of % convertible exchangeable preferred stock, par value $0.01 per share.
Dividends
Dividends will be cumulative from the date of original issue at the annual rate of $ per share of convertible preferred stock, payable quarterly on the first day of March, June, September and December, commencing June 1, 2005. Any dividends must be declared by our board of directors and must come from funds that are legally available for dividend payments.
Conversion Rights
Unless we redeem or exchange the convertible preferred stock, the convertible preferred stock can be converted at your option at any time into shares of our common stock at an initial conversion price of $ (equivalent to a conversion rate of approximately shares of common stock for each share of convertible preferred stock). The initial conversion price with respect to the convertible preferred stock is subject to adjustment in certain events, including a non-stock fundamental change or a common stock fundamental change, which are explained in more detail under the section entitled "Description of Convertible Preferred Stock—Conversion—Conversion Price Adjustment—Merger, Consolidation or Sale of Assets."
Automatic Conversion
Unless we redeem or exchange the convertible preferred stock, we may elect to automatically convert some or all of the convertible preferred stock into shares of our common stock if the closing sale price of our common stock has exceeded 150% of the conversion price of the convertible preferred stock for at least 20 out of 30 consecutive trading days ending within five trading days prior to the notice of automatic conversion.

Dividend Make-Whole Payment
If we elect to automatically convert, or you elect to voluntarily convert, some or all of the convertible preferred stock into shares of our common stock prior to March 1, 200 , we will also make an additional payment on the convertible preferred stock so converted equal to the aggregate amount of cumulative dividends that would have accrued and become payable on the convertible preferred stock so converted from the date of original issue through and including March 1, 200 , less any dividends already paid on the convertible preferred stock so converted. This additional payment is payable by us, at our option, in cash, in shares of our common stock or in a combination of both. In the event of an automatic conversion or any voluntary conversion undertaken after we provide notice of an automatic conversion, the shares of common stock issued in payment of the dividend make-whole payment will be valued at 150% of the conversion price of the convertible preferred stock on the effective date of the conversion. In all other circumstances, any shares of our common stock issued in payment of the dividend make-whole payment will be valued at the greater of (i) 95% of the average closing price of our common stock for the two trading days prior to the effective date of conversion or (ii) $ , which was the closing bid price of our common stock on February , 2005.
Liquidation Preference
In the event of our voluntary or involuntary dissolution, liquidation or winding up, you will be entitled to be paid a liquidation preference in an amount equal to $50 per share of convertible preferred stock, plus accrued and unpaid dividends through the distribution date, before any distribution of assets may be made to holders of capital stock ranking junior to the convertible preferred stock.
Optional Redemption
On or after March 6, 200 , we may redeem the convertible preferred stock, in whole or in part, at our option at the redemption prices set forth in this prospectus supplement, together with accrued dividends to, but excluding, the redemption date. See the section entitled "Description of Convertible Preferred Stock—Optional Redemption" below.
Voting Rights
Except as provided by law and in other limited situations described in this prospectus, you will not be entitled to any voting rights. However, you will, among other things, be entitled to vote as a separate class to elect two directors if we have not paid the equivalent of six or more quarterly dividends, whether or not consecutive. These voting rights will continue until we pay the full accrued but unpaid dividends on the convertible preferred stock.

Exchange Provisions
At our option, we may exchange the convertible preferred stock in whole, but not in part, on any dividend payment date on or after March 1, 2006 for our % convertible subordinated debentures. If we elect to exchange the convertible preferred stock for debentures, the exchange rate will be $50 principal amount of debentures for each share of convertible preferred stock. The exchange of convertible preferred stock for debentures will be a taxable event. See the section entitled "Material Federal Income Tax Consequences" below.
Debentures	The debentures, if issued upon exchange of the convertible preferred stock, will have the following terms:
Interest Rate	The debentures will have an interest rate of % per year. Interest will be payable on June 1 and December 1 of each year, beginning on the first interest payment date after the exchange date.
Optional Redemption
On or after March 6, 200 we may redeem the debentures, in whole or in part, at our option at the redemption prices set forth in this prospectus supplement, together with accrued interest to, but excluding, the redemption date. See the section entitled "Description of Debentures—Optional Redemption" below.
Maturity	The debentures will mature 25 years after the exchange date.
Conversion Rights
Unless we redeem the debentures, the debentures may be converted at any time by the holder prior to maturity into shares of our common stock at the same conversion price applicable to the convertible preferred stock, subject to adjustment upon the same events that would have resulted in an adjustment to the conversion price of the convertible preferred stock.
Automatic Conversion
Unless we redeem the debentures, we may automatically convert the debentures into shares of our common stock at any time prior to maturity under the same terms applicable to the convertible preferred stock.

Interest Make-Whole Payment
If we elect to automatically convert or you voluntarily convert some or all of the debentures into shares of our common stock prior to March 1, 200 , we will also make an additional payment on the debentures so converted equal to the aggregate amount of interest that would have accrued and been payable on the debentures so converted from date of the original issuance of the debentures pursuant to the exchange through and including March 1, 200 , less any interest paid with respect to such debentures. This additional payment is payable by us, at our option, in cash, in shares of our common stock, or a combination of both. In the event of an automatic conversion or any voluntary conversion undertaken after we provide notice of an automatic conversion, the shares of common stock issued in payment of the interest make-whole payment will be valued at 150% of the conversion price of the debentures on the effective date of the conversion. In all other circumstances, any shares of our common stock issued in payment of the interest make-whole payment will be valued at the greater of (i) 95% of the average closing price of our common stock for the two trading days prior to the effective date of conversion or (ii) $ , which was the closing bid price of our common stock on February , 2005.
Subordination
The debentures are unsecured and subordinated obligations and will rank on a parity in right of payment with all our existing and future unsecured and subordinated indebtedness. The debentures are subordinated to all existing and future senior indebtedness and are effectively subordinated to all of the indebtedness and other liabilities (including trade and other payables, but excluding intercompany liabilities) of our subsidiaries. Any right of ours to receive assets of any subsidiary upon its liquidation or reorganization, and the consequent right of the holders of the debentures to participate in the assets, will be subject to the claims of that subsidiary's creditors. As of September 30, 2004, we had approximately $698,000 of indebtedness outstanding that would have constituted senior indebtedness and no indebtedness or other liabilities outstanding to which the debentures would have been effectively subordinated (including trade and other payables, but excluding intercompany liabilities). The indenture governing the debentures does not limit the amount of indebtedness, including senior indebtedness, that we and our subsidiaries may incur. See the section entitled "Description of Debentures—Subordination" below.
Use of Proceeds
We expect to use the net proceeds of this offering for working capital and general corporate purposes, including clinical trial, manufacturing and preclinical research and development activities, capital expenditures and complementary technology acquisitions.

Nasdaq National Market Symbol for the Common Stock
Our common stock is traded on the Nasdaq National Market under the symbol "ACUS." The convertible preferred stock is not expected to be listed on any national securities exchange or over-the-counter market.
Risk Factors
An investment in the convertible preferred stock involves a high degree of risk. See the section entitled "Risk Factors" beginning on page S-6 for a discussion of certain factors that should be considered in evaluating an investment in the convertible preferred stock.

RISK FACTORS

Except for the historical information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, this prospectus supplement and the accompanying prospectus (and the information incorporated by reference in this prospectus supplement and the accompanying prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and those discussed in the section entitled "Risk Factors" beginning on page 2 of the accompanying prospectus.

Investment in the convertible preferred stock involves a high degree of risk. Prior to making a decision about investing in the convertible preferred stock, you should consider carefully the following risks, in addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference herein or therein before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition. In this event, the market price of the convertible preferred stock and our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks Relating To This Offering

The future sale of our common stock could negatively affect our stock price.

After this offering, based on shares outstanding as of February 1, 2005, we will have approximately 17,812,862 shares of common stock outstanding and 800,000 shares of convertible preferred stock outstanding that are convertible into                           shares of our common stock. The 800,000 shares of convertible preferred stock sold in this offering will be freely tradable without restriction under the federal securities laws unless purchased by our affiliates. In November and December 2004 registration statements covering the re-sale of up to 4,128,000 and 8,032,276 shares of our common stock, respectively, were declared effective by the U.S. Securities and Exchange Commission, at which time many of these shares first became eligible for re-sale without restriction under federal securities laws. If our common or convertible preferred stockholders sell substantial amounts of our stock in the public market, or the market perceives that such sales may occur, the market price of our common and convertible preferred stock could fall.

There is a limited market for the convertible preferred stock and, if we elect to exchange the convertible preferred stock for debentures, the debentures, and you may not be able to sell the convertible preferred stock or debentures at a price acceptable to you.

There is no public market for the convertible preferred stock, nor will there be an active market for the debentures if we elect to exchange the convertible preferred stock for debentures. We cannot assure you of the liquidity of any markets that may develop for the convertible preferred stock or debentures, your ability to sell the convertible preferred stock or debentures or the price at which you may be able to sell such securities. If a market for the convertible preferred stock or debentures were to develop, these securities could trade at prices that may be higher or lower than the offering price for the convertible preferred stock. Additionally, because there is no requirement that any minimum number of shares or dollar amount of convertible preferred stock be sold in this offering, there is a risk that the liquidity of and the trading market for the convertible preferred stock will be limited if few shares of convertible preferred stock are sold in this offering. If only a limited number of shares of convertible preferred stock are outstanding after the completion of this offering, it may be more difficult for a market to develop in the convertible preferred stock. In those circumstances any market that does exist may be less liquid than would be the case if more convertible preferred stock were outstanding.

Future trading prices of the convertible preferred stock or debentures will depend on many factors, including:

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  prevailing interest rates;

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  our operating results;

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  the price of our common stock; and

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  the market for similar securities.

We do not intend to apply for listing of the convertible preferred stock or the debentures on any national exchange or over-the-counter market, which could further limit the liquidity of the convertible preferred stock and, if issued, the debentures.

Our common stock and convertible preferred stock may experience extreme price and volume fluctuations, which could lead to costly litigation for us and make an investment in us less appealing.

The market price of our common stock and convertible preferred stock may fluctuate substantially due to a variety of factors, including:

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  results of our clinical trials, in particular for our lead product candidate AI-700;

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  the status of our build-out of a commercial manufacturing facility for AI-700;

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  announcements of technological innovations or new products or services by us or our competitors;

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  announcements concerning our competitors or the specialty pharmaceutical industry in general;

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  new regulatory pronouncements and changes in regulatory guidelines;

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  general and industry-specific economic conditions;

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  additions to or departures of our key personnel;

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  changes in financial estimates or recommendations by securities analysts;

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  variations in our quarterly operating results;

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  announcements about our collaborators or licensees; and

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  changes in accounting principles.

The market prices of the securities of specialty pharmaceutical companies, particularly companies like ours without product revenues and earnings, have been highly volatile and are likely to remain highly volatile in the future. This volatility has often been unrelated to the operating performance of particular companies. In the past, companies that experience volatility in the market price of their securities have often faced securities class action litigation. Whether or not meritorious, litigation brought against us could result in substantial costs, divert our management's attention and resources and harm our financial condition and results of operations.

The market price of our common and convertible preferred stock may also fluctuate in response to the exercise by us of rights under the terms of the convertible preferred stock. For example, the market price of our common stock and convertible preferred stock may fluctuate after we have issued an automatic conversion notice. These fluctuations may adversely affect the value of the convertible preferred stock or the underlying shares of common stock into which the convertible preferred stock may be converted.

We will have limited ability to pay cash dividends on the convertible preferred stock.

Delaware law limits our ability to pay cash dividends on the convertible preferred stock. Under Delaware law, cash dividends on our capital stock may only be paid from "surplus" or, if there is no "surplus," from our net profits for the current or preceding fiscal year. Delaware law defines "surplus" as the amount by which the total assets of a corporation, after subtracting its total liabilities, exceed the corporation's capital, as determined by its board of directors. Since our inception, we have incurred significant operating losses to develop our product candidates and we anticipate continuing to incur significant operating losses in the coming years. Unless we become profitable, our ability to pay cash dividends will depend upon the availability of adequate surplus. Even if adequate surplus is available for us to pay cash dividends on the convertible preferred stock, we may not have sufficient cash to pay such dividends.

We may allocate the net proceeds from this offering in ways with which you may not agree.

We expect to use the net proceeds of this offering for working capital and general corporate purposes, including clinical trial, manufacturing and preclinical research and development activities, as well as capital expenditures and complementary technology acquisitions. See "Use of Proceeds." Our management, however, has broad discretion in the use of the net proceeds from this offering and could spend the net proceeds in ways that do not necessarily improve our operating results or the value of our common stock.

If we exchange the convertible preferred stock for debentures, the exchange will be taxable but we will not provide any cash to you to pay any tax liability you may incur.

An exchange of convertible preferred stock for debentures, as well as any dividend make-whole or interest make-whole payments paid in our common stock, will be taxable events for U.S. federal income tax purposes, which may result in tax liability for the holder of convertible preferred stock without any corresponding receipt of cash by the holder. In addition, the debentures may be treated as having original issue discount, a portion of which would generally be required to be included in the holder's gross income even though the cash to which such income is attributable would not be received until maturity or redemption of the debenture. We will not distribute any cash to you to pay these potential tax liabilities.

An exchange of the convertible preferred stock for debentures may adversely affect the after-tax yield on your investment in our securities.

If we exchange the convertible preferred stock for debentures, holders of the convertible preferred stock will no longer be entitled to receive semi-annual dividend payments on the preferred stock, but instead will be entitled to receive quarterly interest payments on the debentures. For most taxpayers, the U.S. federal income tax rate on interest income is higher than the rate on dividend income. As a result, our election to exchange the convertible preferred stock for debentures may reduce the after-tax yield in your investment in our securities.

The debentures may be recharacterized as equity.

Although we intend to treat the convertible preferred stock as equity and the debentures as debt for U.S. federal income tax purposes, there can be no assurance that such treatment will be upheld if challenged by the IRS. In the event that the debentures are properly characterized as equity, then the tax treatment of holders, as well as our own tax treatment, could be materially and adversely affected. Among other consequences, (a) non-U.S. holders may be subject to a withholding tax with respect to payments received on the debentures, and (b) our deduction for interest payments on the debentures may be disallowed which could adversely affect the value of the convertible preferred stock, the common stock and the debentures.

If we automatically convert the convertible preferred stock or debentures, you should be aware that there is a substantial risk of fluctuation in the price of our common stock from the date we elect to automatically convert to the conversion date.

We may elect to automatically convert the convertible preferred stock or debentures on or prior to maturity if our common stock price has exceeded 150% of the conversion price for at least 20 trading days during a 30-day trading period ending within five trading days prior to the notice of automatic conversion. You should be aware that there is a risk of fluctuation in the price of our common stock between the time when we may first elect to automatically convert the convertible preferred stock or debentures and the automatic conversion date. These fluctuations may adversely affect the value of the shares of common stock into which the convertible preferred stock or debentures may be converted and the additional shares, if applicable, issued in satisfaction of the dividend or interest make-whole payment.

You cannot control whether you will receive cash or shares in satisfaction of the dividend or interest make-whole payment upon an automatic or voluntary conversion prior to March 1, 200  .

If we automatically convert, or you elect to voluntarily convert, the convertible preferred stock or debentures prior to March 1, 200  , we will make an additional payment equal to the total value of the aggregate amount of cumulative dividends or interest that would have accrued and become payable on the convertible preferred stock or debentures from the date of original issue through and including March 1, 200  , less any dividends or interest already paid on the convertible preferred stock or debentures, as applicable. This additional payment is payable by us, at our option, in cash, in shares of our common stock or a combination of cash and shares of our common stock and you will not be able to control or determine the form in which such payment is made to you.

If we elect to satisfy the dividend make-whole amount or interest make-whole amount in shares of our common stock, the value of the shares you receive could be different than the closing price of our common stock on the date the conversion takes place.

In the event of an automatic conversion or any voluntary conversion of the convertibble preferred stock or debentures, as the case may be, undertaken after we provide notice of an automatic conversion, the shares of common stock issued in payment of the dividend make-whole payment or interest make-whole payment will be valued at 150% of the conversion price on the effective date of the conversion. In all other circumstances, any shares of our common stock issued in payment of the dividend make-whole payment or interest make-whole payment will be valued at the greater of (i) 95% of the average closing price of our common stock for the two trading days prior to the effective date of conversion or (ii) $             , which was the closing bid price of our common stock on February     , 2005. Accordingly, you may not be able to sell the shares of common stock that you receive upon payment of the dividend make-whole amount or interest make-whole amount for an amount equal to the portion of the dividend make-whole amount or interest make-whole amount that was paid to you in shares of common stock.

We may incur additional indebtedness that will be senior to the convertible preferred stock and may be senior to the debentures upon any distrubution of our assets in the event of our insolvency, dissolution or reorganization.

The terms of the convertible preferred stock do not limit the amount of indebtedness, including secured indebtedness, that we can create, incur, assume or guarantee. The convertible preferred stock are equity securites and will be junior to all of our outstanding indebtedness upon any distribution of our assets in the event of our any insolvency, dissolution or reorganization.

If we elect to exchange the convertible preferred stock for debentures, the debentures will be unsecured obligations. Upon any distribution of our assets upon any insolvency, dissolution or reorganization, the payment of the principal of and interest on our secured indebtedness will be distributed out of our assets, which represent the security for such indebtedness. There may not be sufficient assets remaining to pay amounts due on any or all of the debentures then outstanding once payment of the principal and interest on our secured indebtedness has been made.

If we elect to exchange the convertible preferred stock for debentures, the debentures will be junior to all senior indebtedness then outstanding and pari passu with all of our other indebtedness then outstanding, except for any indebtedness that expressly provides that it is junior to the debentures. Upon any distribution of assets, the payment of the principal of and interest on our senior indebtedness will be distributed prior to any distribution of assets to holders of debentures. There may not be sufficient assets remaining to pay amounts due on the debentures then outstanding once payment of the principal and interest on our senior indebtedness has been made. Any indebtedness that is pari passu with the indentures will share ratably in those assets that are available for distribution.

The debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries. Any right of ours to receive assets of any subsidiary upon its liquidation or reorganization, and the consequent right of the holders of the debentures to participate in the assets, will be subject to the claims of that subsidiary's creditors.

When we seek to secure additional financing we may not be able to do so. If we are able to secure additional financing our stockholders may experience dilution of their ownership interest or we may be subject to limitations on our operations.

We will need to raise substantial additional capital in the future to fund our operations and there can be no assurance that capital will be available on terms favorable or acceptable to us, if at all. If we raise additional funds by issuing equity securities, our stock price may decline, our existing stockholders may experience significant dilution, and the newly issued securities may have rights superior to those of our common stock or the convertible preferred stock. If we raise additional funds by issuing debt, we may be subject to limitations on our operations and such debt may have rights senior to the debentures, if issued.

We may not be able to pay our debt and other obligations.

If we elect to exchange the convertible preferred stock for debentures, our cash, cash equivalents, short and long term investments and operating cash flows may be inadequate to meet our obligations thereunder or under our other obligations. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on the debentures, we would be in default under the terms thereof, which would permit the holders of the debentures to accelerate their maturities and which could also cause defaults under any other indebtedness then outstanding. Any such default would have a material adverse effect on our business, prospects, financial condition and operating results. In addition, we cannot be sure that we would be able to repay amounts due in respect of the debentures if payment of those debentures were to be accelerated following the occurrence of an event of default as described in the indenture.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the prospectus (including any document incorporated by reference herein or therein) includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, that are subject to the "safe harbor" created by those sections. All statements other than statements of historical fact contained in this prospectus supplement and the prospectus, including statements regarding future events, our future financial performance and plans and objectives of management for future operations, are forward-looking statements.

In some cases, you can identify forward looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "intends," "potential" and similar expression intended to identify forward looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward looking statements. We discuss many of these risks in greater detail under the heading "Risk Factors" in this prospectus supplement and in the accompanying prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement.

You should read this prospectus supplement and the accompanying prospectus and the documents that we reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement only or such prospectus only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the 800,000 shares of convertible preferred stock we are offering will be approximately $36.85 million, at the public offering price of $50 per share, after deducting underwriting discounts and commissions and our estimated offering expenses.

We intend to add the net proceeds of this offering to our general funds and use them for general corporate purposes, which may include, but are not limited to the purposes set forth in the accompanying prospectus. The amounts and timing of our actual expenditures for each purpose may vary significantly depending upon numerous factors, including the status of our product development efforts, regulatory approvals, competition, marketing and sales activities and the market acceptance of any products we introduce. Pending such uses, we intend to invest the net proceeds of this offering in investment grade, interest-bearing securities.

DIVIDEND POLICY

We currently intend to pay cash dividends on the convertible preferred stock. Dividends on the convertible preferred stock are cumulative, meaning that if they are not paid they continue to accrue and must be paid prior to the payment of any dividends on our common stock. For a discussion of dividends payable on the convertible preferred stock, please see "Description of Convertible Preferred Stock—Dividends."

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. Except for dividends payable on the convertible preferred stock, we currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to fixed charges and preferred stock dividends for each of the periods indicated is as follows:

	Year Ended December 31,
						Nine Months Ended September 30, 2004
	1999	2000	2001	2002	2003
Ratio of earnings to fixed charges and preferred stock dividends(1)	$—	$—	$—	$—	$—	$—

(1)
Earnings were not sufficient to cover fixed charges and preferred stock dividends by amounts equal to the net loss of $9,141,450, $12,413,759, $16,311,352, $20,712,833 and $21,923,437 for the years ended December 31, 1999, 2000, 2001, 2002, and 2003, respectively, and $20,862,412 for the nine months ended September 30, 2004. For this reason, no ratios are provided for these periods.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and short term investments and capitalization as of September 30, 2004:

  •
  on an actual basis;

  •
  on an as adjusted basis to further reflect sale of 800,000 shares of our convertible preferred stock that we are offering at the public offering price of $50 per share, after deducting the underwriting discounts and commissions and the estimated offering expenses in the aggregate amount of approximately $3.15 million to be paid by us.

	As of September 30, 2004
	Actual	As adjusted
	(unaudited) (in thousands, except share and per share data)
Cash and cash equivalents	$51,038	$87,888
Long-term obligations, net of current portion	$523	$523
Deferred revenue, net of current portion	714	714
Stockholders' equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized; no shares issued, actual; 800,000 shares designated % convertible exchangeable preferred stock, authorized, issued and outstanding, as adjusted	—	8
Common stock, $0.01 par value; 98,500,000 shares authorized, actual and as adjusted; 17,225,927 shares issued and outstanding, actual and as adjusted	172	172
Additional paid-in capital	218,153	254,995
Deferred stock-based compensation	(1,165)	(1,165)
Accumulated deficit	(166,330)	(166,330)

Total stockholders' equity	50,830	87,680

Total capitalization	$52,067	$88,917

The table above should be read in conjunction with our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. This table is based on 17,225,927 shares of our common stock outstanding as of September 30, 2004 and excludes the following:

  •
  574,478 shares of our common stock and warrants to purchase 114,895 shares of our common stock issuable upon the exercise of warrants at a weighted average exercise price of $6.25 per share, which shares and warrants were sold in October 2004 to certain institutional and accredited investors in a private placement;

  •
  1,146,947 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2004 at a weighted average exercise price of $10.02 per share;

  •
  1,852,338 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2004 under our 2003 and 1994 Stock Option Plans at a weighted average exercise price of $6.63 per share;

  •
  1,812,733 shares of our common stock reserved for future issuance under our 2003 Stock Option Plan as of September 30, 2004; and

  •
  229,374 shares of our common stock reserved for future issuance under our 2003 Employee Stock Purchase Plan as of September 30, 2004.

SELECTED FINANCIAL DATA

This section presents our historical financial data. The following should be read with, and is qualified in its entirety by reference to, the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, including the notes to such financial statements and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in such information incorporated by reference. The unaudited condensed financial statements have been prepared on a basis consistent with that of our audited financial statements and include all adjustments we consider necessary for the fair presentation of the information. Operating results for the nine months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2004.

	Years ended December 31,					Nine months ended September 30,
	1999	2000	2001	2002	2003	2003	2004
	(in thousands, except per share data)					(unaudited)
Statement of Operations Data:
Collaboration Revenue	$—	$—	$—	$—	$—	$—	$857
Operating Expenses:
Research and development	7,022	9,978	11,536	13,545	14,228	9,624	17,313
General and administrative	1,622	2,517	3,893	3,906	4,173	2,771	4,028
Stock-based compensation	5	16	1,076	2,195	1,307	1,072	702

Total operating expenses	8,649	12,511	16,505	19,646	19,708	13,467	22,043
Equity in loss of joint venture	—	(12,015)	(1,965)	(1,183)	—	—	—
Interest and other income (expense), net	(492)	97	193	(1,067)	(2,215)	(1,724)	324

Net loss	(9,141)	(24,429)	(18,277)	(21,896)	(21,923)	(15,191)	(20,862)
Accretion of dividends and offering costs on preferred stock	(2,604)	(4,218)	(6,249)	(6,666)	(5,948)	(4,660)	—

Net loss available to common stockholders	$(11,745)	$(28,647)	$(24,526)	$(28,562)	$(27,871)	$(19,851)	$(20,862)
Net loss available to common stockholders per share—Basic and diluted	$(27.24)	$(64.20)	$(50.81)	$(35.39)	$(6.66)	$(13.59)	$(1.40)
Weighted average shares outstanding—Basic and diluted	432	446	483	807	4,188	1,461	14,917

	As of December 31,					As of September 30,
	1999	2000	2001	2002	2003	2004
	(in thousands)					(unaudited)
Balance Sheet Data:
Cash, cash equivalents and short-term investments	$2,230	$25,275	$15,599	$7,992	$54,562	$51,038
Working capital	(1,498)	18,457	10,749	2,899	50,931	42,800
Total assets	5,104	29,092	24,457	13,367	58,924	61,129
Long-term debt, net of current portion	4,288	1,104	5,290	1,726	205	523
Deferred revenue, net of current portion	—	—	—	—	—	714
Redeemable convertible preferred stock	32,540	85,009	97,739	91,467	—	—
Total stockholders' (deficit) equity	(35,482)	(64,030)	(86,228)	(85,348)	54,375	50,830

DESCRIPTION OF CONVERTIBLE PREFERRED STOCK

The following is a summary of the material terms of the convertible preferred stock. You should refer to the actual terms of the convertible preferred stock and the certificate of designations filed with the Secretary of State of the State of Delaware, a form of which is annexed to this prospectus supplement as Annex A. As used in this description, the words "we," "us" or "our" do not include any current or future subsidiary of Acusphere.

General

Our board of directors has the authority, without stockholder approval, to issue up to 5,000,000 shares of preferred stock in one or more series and to determine the rights, privileges and limitations of the preferred stock. The rights, preferences, powers and limitations on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions and other matters.

Pursuant to its authority, our board of directors has designated 800,000 shares of the preferred stock that we now have authority to issue as the convertible preferred stock. The shares of convertible preferred stock, when issued and sold in the manner contemplated by this prospectus supplement and the accompanying prospectus, will be duly and validly issued, fully paid and nonassessable. You will not have any preemptive rights if we issue other series of preferred stock. The convertible preferred stock is not subject to any sinking fund. We have no obligation to redeem the convertible preferred stock. The convertible preferred stock has a perpetual maturity and may remain outstanding indefinitely, subject to your right to convert the convertible preferred stock and our right to cause the conversion of the convertible preferred stock and exchange or redeem the convertible preferred stock at our option. Any convertible preferred stock converted, exchanged or redeemed or acquired by us will, upon cancellation, have the status of authorized but unissued shares of convertible preferred stock. We will be able to reissue these cancelled shares of convertible preferred stock.

Dividends

When and if declared by our board of directors out of the legally available funds, you will be entitled to receive cash dividends at an annual rate of $         per share of convertible preferred stock. Dividends will be payable quarterly on the first day of March, June, September and December, beginning June 1, 2005. If any dividends are not declared, they will accrue and be paid at such later date, if any, as determined by our board of directors. Dividends on the convertible preferred stock will be cumulative from the issue date. Dividends will be payable to holders of record as they appear on our stock books not more than 60 days nor less than 10 days preceding the payment dates, as fixed by our board of directors. If the convertible preferred stock is called for redemption on a redemption date between the dividend record date and the dividend payment date and you do not convert the convertible preferred stock (as described below), you shall receive the dividend payment together with all other accrued and unpaid dividends on the redemption date instead of receiving the dividend on the dividend date. Dividends payable on the convertible preferred stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

If we do not pay or set aside cumulative dividends in full on the convertible preferred stock and any such other preferred stock ranking on the same basis as to dividends, all dividends declared upon shares of the convertible preferred stock and any other preferred stock ranking on the same basis as to dividends will be declared on a pro rata basis until all accrued dividends are paid in full. For these purposes, "pro rata" means that the amount of dividends declared per share on the convertible preferred stock and any other preferred stock ranking on the same basis as to dividends shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the convertible preferred stock and such other preferred stock bear to each other. We will not be able to redeem, purchase or otherwise acquire any of our stock ranking on the same basis as the convertible preferred stock as to dividends or liquidation preferences unless we have paid or set aside full cumulative dividends, if any, accrued on all outstanding shares of convertible preferred stock for all past dividend periods and sufficient funds shall have been set apart for the payment of the dividend for the current period with respect to the convertible preferred stock.

Unless we have paid or set aside cumulative dividends in full on the convertible preferred stock and any other of our convertible preferred stock ranking on the same basis as to dividends for all past dividend periods and sufficient funds shall have been set apart for the payment of the dividend for the current period with respect to the convertible preferred stock:

  •
  we may not declare or pay or set aside dividends on common stock or any other stock ranking junior to the convertible preferred stock as to dividends or liquidation preferences, excluding dividends or distributions of shares, options, warrants or rights to purchase common stock or other stock ranking junior to the convertible preferred stock as to dividends; and

  •
  we will not be able to redeem, purchase or otherwise acquire any of our other stock ranking junior to the convertible preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for shares of our stock ranking junior to the convertible preferred stock as to dividends and liquidation preference or repurchases of unvested shares of our capital stock at cost upon termination of the employment, consultancy or membership on the board of directors of the holder thereof, provided such repurchases are approved by our board of directors in good faith.

Under Delaware law, we may only make dividends or distributions to our stockholders from:

  •
  our surplus; or

  •
  under certain circumstances, the net profits for the current fiscal year or the fiscal year before which the dividend or distribution is declared.

Our ability to pay dividends and make any other distributions in the future will depend upon our financial results, liquidity and financial condition.

Conversion

  Conversion Rights

You may convert the convertible preferred stock at any time into a number of shares of common stock determined by dividing the $50 liquidation preference by the conversion price of $         , subject to adjustment as described below. This conversion price is equivalent to a conversion rate of approximately             shares of common stock for each share of convertible preferred stock. We will not make any adjustment to the conversion price for accrued or unpaid dividends upon conversion. We will not issue fractional shares of common stock upon conversion. However, we will instead pay cash for each fractional share based upon the closing market price of the common stock on the last trading day prior to the conversion date. If more than one share (or fraction thereof) shall be surrendered for conversion at one time by the same holder, the number of full shares of common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of convertible preferred stock surrendered by such holder. If we call the convertible preferred stock for redemption, your right to convert the convertible preferred stock will expire at the close of business on the business day immediately preceding the date fixed for redemption, unless we fail to pay the redemption price.

In order to convert the convertible preferred stock, you must either:

  •
  deliver the convertible preferred stock certificate at the transfer agent office and a duly signed and completed notice of conversion, or

  •
  if the convertible preferred stock is held in global form, according to the procedures established by the depositary as described below under the subsection entitled "Form and Denomination."

The conversion date will be the date you deliver the convertible preferred stock certificate and the duly signed and completed notice of conversion to the transfer agent. You will not be required to pay any U.S. federal issuance taxes or duties in respect of a conversion, but you will be required to pay any tax or duty payable as a result of the common stock issued upon conversion being issued other than in your name. We will not issue common stock certificates unless all taxes and duties, if any, have been paid by the holder. If you convert the convertible preferred stock during the period between the close of business on any record date and prior to the close of business on the business day prior to the next succeeding dividend payment date, you will have to pay us an amount equal to the dividend payable on such dividend payment date unless the convertible preferred stock has been called for redemption or we have issued a notice of automatic conversion.

  Automatic Conversion

Unless we redeem or exchange the convertible preferred stock, we may elect to automatically convert some or all of the convertible preferred stock into shares of our common stock if the closing price of our common stock has exceeded 150% of the conversion price for at least 20 out of 30 consecutive trading days ending within five trading days prior to the date of the notice of automatic conversion. If we elect to automatically convert less than all of the shares of convertible preferred stock, we will select the shares to be converted by lot or pro rata or in some other equitable manner in our sole discretion. If we elect to automatically convert shares of our convertible preferred stock prior to March 1, 200 , we are required to make the payment discussed under the heading, "—Dividend Make-Whole Payment" below. On or after March 1, 200 , we may not elect to automatically convert the convertible preferred stock if full cumulative dividends on the convertible preferred stock for all past dividend periods have not been paid or set aside for payment. We are required to give notice of an automatic conversion not more than 30 and not less than 20 days prior to the automatic conversion date.

  Conversion Price Adjustment—General

The conversion price of $         will be adjusted if:

  (1)
  we dividend or distribute common stock to all holders of our common stock;

  (2)
  we subdivide or combine our common stock;

  (3)
  we issue to all holders of our common stock certain rights or warrants to purchase our common stock at less than the current market price of our common stock;

  (4)
  we dividend or distribute to all holders of our common stock shares of our capital stock or evidences of indebtedness or assets, excluding:

  •
  those rights, warrants, dividends or distributions referred to in (1) or (3), or

  •
  dividends and distributions paid in cash;

  (5)
  we make a dividend or distribution consisting of cash to all holders of common stock;

  (6)
  we purchase common stock pursuant to a tender offer made by us or any of our subsidiaries; or

  (7)
  a person other than us or any of our subsidiaries makes any payment on a tender offer or exchange offer and, as of the closing of the offer, the board of directors is not recommending rejection of the offer. We will only make this adjustment if the tender or exchange offer increases a person's ownership to more than 25% of our outstanding common stock, and only if the payment per share of common stock exceeds the current market price of our common stock. We will not make this adjustment if the offering documents disclose our plan to engage in any consolidation, merger, or transfer of all or substantially all of our properties and if specified conditions are met.

If we implement a stockholder rights plan, this new rights plan must provide that upon conversion of the existing convertible preferred stock the holders will receive, in addition to the common stock issuable upon such conversion, the rights under such rights plan regardless of whether the rights have separated from the common stock before the time of conversion.

In lieu of making any adjustment to the conversion price in accordance with a cash dividend or distribution referred to in (5) above, we may elect to reserve an amount of cash for distribution to the holders of the convertible preferred stock upon the conversion of the convertible preferred stock so that any such holder converting convertible preferred stock will receive upon such conversion, in addition to the shares of common stock and other items to which such holder is then entitled, the full amount of cash which such holder would have received if such holder had, immediately prior to the record date for such distribution of cash, converted the convertible preferred stock into common stock, together with any interest accrued with respect to such amount.

The occurrence and magnitude of certain of the adjustments described above is dependent upon the current market price of our common stock. For these purposes, "current market price" generally means the lesser of:

  •
  the closing sale price on certain specified dates, or

  •
  the average of the closing prices of the common stock for the ten trading day period immediately prior to the date such current market price is to be determined.

  Conversion Price Adjustment—Merger, Consolidation or Sale of Assets

If we are involved in a transaction in which shares of our common stock are converted into the right to receive other securities, cash or other property, or a sale or transfer of all or substantially all of our assets under which the holders of our common stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the convertible preferred stock will convert into:

  (1)
  if the transaction is a common stock fundamental change, as defined below, common stock of the kind received by holders of common stock as a result of common stock fundamental change in accordance with paragraph (1) below under the subsection entitled "—Fundamental Change Conversion Price Adjustments," and

  (2)
  if the transaction is not a common stock fundamental change, and subject to funds being legally available at conversion, the kind and amount of the securities, cash or other property that would have been receivable upon the recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of common stock issuable upon conversion of the convertible preferred stock immediately prior to the recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect to any adjustment in the conversion price in accordance with paragraph (2) below under the subsection entitled "—Fundamental Change Conversion Price Adjustments."

The company formed by the consolidation or resulting from the merger or that acquires the assets or that acquires the shares shall provide for this right in its organizational document. This organizational document shall also provide for adjustments so that the organizational document shall be as nearly practicably equivalent to adjustments in this section for events occurring after the effective date of the organizational document.

The following types of transactions, among others, would be covered by this adjustment:

  (1)
  we recapitalize or reclassify our common stock, except for:

  •
  a change in par value,

  •
  a change from par value to no par value,

  •
  a change from no par value to par value, or

  •
  a subdivision or combination of our common stock,

  (2)
  we consolidate or merge with or into any other person, or any merger of another person into us, except for a merger that does not result in a reclassification, conversion, exchange or cancellation of our common stock,

  (3)
  we sell, transfer or lease all or substantially all of our assets and holders of our common stock become entitled to receive other securities, cash or other property, or

  (4)
  we undertake any compulsory share exchange.

  Fundamental Change Conversion Price Adjustments

If a fundamental change occurs, the conversion price will be adjusted as follows:

  (1)
  in the case of a common stock fundamental change, the conversion price immediately following such common stock fundamental change shall be the conversion price after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the purchaser stock price, as defined below, and the denominator of which is the applicable price, as defined below. However, in the event of a common stock fundamental change in which:

  •
  100% of the value of the consideration received by a holder of our common stock is common stock of the successor, acquiror or other third party, and cash, if any, paid with respect to any fractional interests in such common stock resulting from such common stock fundamental change, and

  •
  all of our common stock shall have been exchanged for, converted into or acquired for, common stock of the successor, acquiror or other third party, and any cash with respect to fractional interests,

    the conversion price immediately following such common stock fundamental change shall be the conversion price in effect immediately prior to such common stock fundamental change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror or other third party received by a holder of one share of our common stock as a result of the common stock fundamental change; and

  (2)
  in the case of a non-stock fundamental change, the conversion price immediately following such non-stock fundamental change shall be the lower of:

  •
  the conversion price after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and

    •
    the product of:

    (A)
    the applicable price, and

    (B)
    a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the redemption price for one share of convertible preferred stock if the redemption date were the date of the non-stock fundamental change (or if the date of such non-stock fundamental change falls within the period beginning on the first issue date of the convertible preferred stock through February 28, 2006, the twelve-month period commencing March 1, 2006 or                                             , the product of       or       %, respectively, and $50) plus (y) any then-accrued and unpaid distributions on one share of convertible preferred stock.

You may receive significantly different consideration upon conversion depending upon whether a fundamental change is a non-stock fundamental change or a common stock fundamental change. In the event of a non-stock fundamental change, the convertible preferred stock will convert into stock and other securities or property or assets, including cash, determined by the number of shares of common stock receivable upon conversion at the conversion price as adjusted in accordance with (2) above. In the event of a common stock fundamental change, under certain circumstances you will receive different consideration depending on whether you convert the convertible preferred stock on or after the common stock fundamental change. For example, you will only receive common stock of the successor, acquiror or other third party if you convert the convertible preferred stock following a common stock fundamental change in which less than 100% of the value of the consideration received by a holder of common stock is common stock of the successor, acquiror or other third party. However, if you had converted the convertible preferred stock prior to the common stock fundamental change, you would have received consideration in the form of such common stock as well as any other securities or assets, including cash, issuable to the holders of our common stock in connection with the common stock fundamental change.

  Definitions for the Fundamental Change Adjustment Provision

"applicable price" means:

  •
  in a non-stock fundamental change in which the holders of common stock receive only cash, the amount of cash received by a holder of one share of common stock, and

  •
  in the event of any other fundamental change, the average of the daily closing price for one share of common stock during the 10 trading days immediately prior to the record date for the determination of the holders of common stock entitled to receive cash, securities, property or other assets in connection with the fundamental change or, if there is no such record date, prior to the date upon which the holders of common stock shall have the right to receive such cash, securities, property or other assets.

"common stock fundamental change" means any fundamental change in which more than 50% of the value, as determined in good faith by our board of directors, of the consideration received by holders of our common stock consists of common stock that, for the 10 trading days immediately prior to such fundamental change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market, except that a fundamental change shall not be a common stock fundamental change unless either:

  •
  we continue to exist after the occurrence of the fundamental change and the outstanding convertible preferred stock continues to exist as outstanding convertible preferred stock, or

  •
  not later than the occurrence of the fundamental change, the outstanding convertible preferred stock is converted into or exchanged for shares of preferred stock, which preferred stock has rights, preferences and limitations substantially similar, but no less favorable, to those of the convertible preferred stock.

"fundamental change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of our common stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets, whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise. However, for purposes of adjustment of the conversion price, in the case of any series of transactions or events, the fundamental change shall be deemed to have occurred when substantially all of the common stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of our common stock received in the transaction or event as a result of which more than 50% of our common stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

"non-stock fundamental change" means any fundamental change other than a common stock fundamental change.

"purchaser stock price" means the average of the daily closing price for one share of the common stock received by holders of the common stock in the common stock fundamental change during the 10 trading days immediately prior to the date fixed for the determination of the holders of the common stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of the common stock shall have the right to receive such common stock.

  Dividend Make-Whole Payment

If we elect to automatically convert, or you voluntarily convert, some or all of the convertible preferred stock into shares of our common stock prior to March 1, 200 , we will make an additional payment equal to the full amount of cumulative dividends that would have accrued and become payable on the convertible preferred stock from the date of original issue through and including March 1, 200 , less any dividends already paid on the convertible preferred stock. This additional payment is payable by us, at our option, in cash, in shares of our common stock or a combination of cash and shares of our common stock. In the event of an automatic conversion or any voluntary conversion undertaken on or after the date of our automatic conversion notice of an automatic conversion, the shares of common stock issued in payment of the dividend make-whole payment will be valued at 150% of the conversion price on the effective date of the conversion. In all other circumstances, any shares of our common stock issued in payment of the dividend make-whole payment will be valued at the greater of (i) 95% of the average closing price of our common stock for the two trading days prior to the effective date of conversion or (ii) $         , which was the closing bid price of our common stock on February     , 2005. In the event of an automatic conversion, the notice of automatic conversion will specify whether we will make the dividend make-whole payment in cash, shares of our common stock or a combination of cash and shares of our common stock. We will not issue fractional shares for any additional payment upon conversion but will instead make a cash adjustment for any fractional share payment.

Liquidation Rights

In the event of our voluntary or involuntary dissolution, liquidation or winding up, you shall receive a liquidation preference in an amount equal to $50 per share, plus all accrued and unpaid dividends through the distribution date. Holders of any class or series of preferred stock ranking on the same basis as the convertible preferred stock as to liquidation shall also be entitled to receive the full respective liquidation preferences and any accrued and unpaid dividends through the distribution date. Only after holders of the convertible preferred stock and holders of any class or series of preferred stock ranking on the same basis as the convertible preferred as to liquidation have received their liquidation preference and any accrued and unpaid dividends will we distribute assets to common stock holders or any of our other stock ranking junior to the shares of convertible preferred stock upon liquidation. If upon such dissolution, liquidation or winding up, we do not have enough assets to pay in full the amounts due on the convertible preferred stock and any other preferred stock ranking on the same basis with the convertible preferred stock as to liquidation, you and the holders of such other preferred stock will share ratably in any such distributions of our assets:

  •
  first in proportion to the liquidation preferences until the preferences are paid in full, and

  •
  then in proportion to the amounts of accrued but unpaid dividends.

After we pay any liquidation preference and accrued dividends, you will not be entitled to participate any further in the distribution of our assets. The following events will not be deemed to be a dissolution, liquidation or winding up of Acusphere:

  •
  the sale of all or substantially all of our assets unless in connection therewith our liquidation is specifically approved by all requisite corporate action;

  •
  our merger or consolidation into or with any other corporation; or

  •
  our liquidation, dissolution, winding up or reorganization immediately followed by a reincorporation as another corporation.

Optional Redemption

On or after March 6, 200  we may redeem the convertible preferred stock, out of legally available funds, in whole or in part, at our option, at the redemption prices listed below. The redemption price is as follows for the 12-month period beginning each March 1 of the following years, beginning March 6, 200  and ending on February     , 20    in the case of the first period:

YEAR	REDEMPTION PRICE
20	$
20	$
20	$
20	$
20	$
20	$
20	$

and $50 at March 1, 20    and thereafter. In each case we will pay an additional amount equal to accrued and unpaid dividends to, but excluding, the redemption date, whether or not earned or declared; except that, if the applicable redemption date is a dividend payment date, the quarterly payment of dividends becoming due on such date shall be payable to the holders of such shares of convertible preferred stock registered as such on the relevant record date. We are required to give notice of redemption not more than 60 and not less than 20 days before the redemption date. The right to voluntarily convert shares of convertible preferred stock called for redemption will terminate at the close of business on the business day immediately preceding the date fixed for redemption of such shares of convertible preferred stock, unless we default in the payment due upon such redemption.

If we redeem less than all of the shares of convertible preferred stock, we shall select the shares to be redeemed by lot or pro rata or in some other equitable manner in our sole discretion.

No sinking fund, mandatory redemption or similar provision will apply to the convertible preferred stock.

Exchange Provisions

We may exchange the convertible preferred stock in whole, but not in part, for debentures on any dividend payment date on or after March 1, 2006 at the rate of $50 principal amount of debentures for each outstanding share of convertible preferred stock. Debentures will be issuable in denominations of $1,000 and integral multiples of $1,000. See the section entitled "Description of Debentures" below. If the exchange results in an amount of debentures that is not an integral multiple of $1,000, we will pay in cash an amount in excess of the closest integral multiple of $1,000. We will mail written notice of our intention to exchange the convertible preferred stock to each record holder not less than 30 nor more than 60 days prior to the exchange date.

We refer to the date fixed for exchange of the convertible preferred stock for debentures as the "exchange date." On the exchange date, your rights as a stockholder of Acusphere will cease. The shares of convertible preferred stock will no longer be outstanding, and will only represent the right to receive the debentures and any accrued and unpaid dividends, without interest. We may not exercise our option to exchange the convertible preferred stock for the debentures if:

  •
  full cumulative dividends on the convertible preferred stock to the exchange date have not been paid or set aside for payment, or

  •
  an event of default under the indenture would occur on conversion, or has occurred and is continuing.

The exchange of convertible preferred stock for debentures will be a taxable event, since holders will be exchanging their convertible preferred stock for debt and we will not make any related cash payment to the holder. See the section entitled "Material Federal Income Tax Consequences" below.

Voting Rights

You will have no voting rights except as described below or as required by law. In connection with any right to vote, each holder of the convertible preferred stock will have one vote for each share of convertible preferred stock held. Shares held by us or any entity controlled by us will not have any voting rights.

If we have not paid dividends on the convertible preferred stock or on any outstanding shares of preferred stock ranking on the same basis as to dividends with the convertible preferred stock in an aggregate amount equal to at least six quarterly dividends whether or not consecutive, we will increase the size of our board of directors by two additional directors. After this time, and for so long as these dividends remain due and unpaid, holders of the convertible preferred stock, voting separately as a class with holders of preferred stock ranking on the same basis as to dividends having like voting rights, will be entitled to elect two additional directors at any meeting of stockholders at which directors are to be elected. These directors will be appointed to classes on the board as determined by our board of directors. These voting rights will terminate when we have declared and either paid or set aside for payment all accrued and unpaid dividends. The terms of office of all directors so elected will terminate immediately upon the termination of these voting rights.

Without the vote or consent of the holders of at least a majority of the shares of convertible preferred stock voting separately as a class with the holders of preferred stock ranking on parity as to dividends with the convertible preferred stock on which like voting rights have been conferred and are exercisable, we may not:

  •
  adversely change the rights, preferences and limitations of the convertible preferred stock by modifying our certificate of incorporation or bylaws, or

  •
  authorize, issue, reclassify any of our authorized stock into, increase the authorized amount of, or authorize or issue any convertible obligation or security or right to purchase, any class of stock that ranks senior to the convertible preferred stock as to dividends or distributions of assets upon liquidation, dissolution or winding up of the stock.

No class vote on the part of convertible preferred stock shall be required (except as otherwise required by law or resolution of our board of directors) in connection with the authorization, issuance or increase in the authorized amount of any shares of capital stock ranking junior to or on a parity with the convertible preferred stock both as to payment of dividends and as to distributions of assets upon our liquidation, dissolution or winding up, whether voluntary or involuntary, including our common stock and the convertible preferred stock.

In addition, without the vote or consent of the holders of at least a majority of the shares of convertible preferred stock voting together as a separate class with the holders of preferred stock ranking on a parity as to dividends with the convertible preferred stock and on which the voting rights have been conferred and are exercisable, we may not:

  •
  enter into a share exchange that affects the convertible preferred stock,

  •
  consolidate with or merge into another entity, or

  •
  permit another entity to consolidate with or merge into us,

unless the convertible preferred stock remains outstanding and its rights, privileges and preferences are unaffected or it is converted into or exchanged for preferred stock of the surviving entity having rights, preferences and limitations substantially similar, but no less favorable, to the convertible preferred stock.

Taxation of Convertible Preferred Stock

You should read the section entitled "Material Federal Income Tax Consequences" below for a discussion of the U.S. federal income tax consequences that may apply to you as a holder of convertible preferred stock.

Form and Denomination

Except in very limited circumstances, the shares of convertible preferred stock will be evidenced by a global certificate which will be deposited with, or on behalf of, the Depository Trust Company, or DTC, and registered in the name of Cede & Co. as DTC's nominee. Except as set forth below, the global certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Purchasers may hold their interests in the global certificate directly through DTC or indirectly through organizations which are participants in DTC. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the global certificate to such persons may be limited.

Purchasers may beneficially own interests in the global certificate held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship, with a participant, either directly or indirectly through indirect participants. So long as Cede & Co., as the nominee of DTC, is the registered owner of the global certificate, Cede & Co. for all purposes will be considered the sole holder of the global certificate. Except as provided below, owners of beneficial interests in the global certificate will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the holders.

Payment of dividends on and the redemption price of the global certificate will be made to Cede & Co. by wire transfer of immediately available funds. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We have been informed by DTC that, with respect to any payment of dividends on or the redemption price of the global certificate, DTC's practice is to credit participants' accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the convertible preferred stock represented by the global certificate as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on such payment date. Payments by participants to owners of beneficial interests in convertible preferred stock represented by the global certificate held through such participants will be the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in "street name."

If you would like to convert the convertible preferred stock into common stock pursuant to the terms of the convertible preferred stock, you should contact your broker or other direct or indirect DTC participant to obtain information on procedures, including proper forms and cut-off times, for submitting those requests.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in convertible preferred stock represented by the global certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

Neither we, the transfer agent, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of convertible preferred stock only at the direction of one or more participants to whose account with DTC interests in the global certificate are credited and only in respect of the amount of shares of the convertible preferred stock represented by the global certificate as to which the participant has given this direction.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the initial purchaser. Certain participants, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will cause convertible preferred stock to be issued in definitive form in exchange for the global certificate.

Transfer Agent and Registrar

American Stock Transfer and Trust Company will act as transfer agent and registrar for the convertible preferred stock. Its address is 59 Maiden Lane, New York, NY 10038, and its telephone number is (212) 936-5100.

DESCRIPTION OF DEBENTURES

If we elect to issue debentures in exchange for the convertible preferred stock, we will issue the debentures under an indenture between us and the Bank of New York, as trustee. The following summarizes the material provisions of the indenture and the debentures. You should refer to the actual terms of the indenture and the debentures, a form of which is annexed to this prospectus supplement as Annex B. As used in this description, the words "we," "us" or "our" do not include any current or future subsidiary of Acusphere.

If we elect to issue debentures for convertible preferred stock, we will issue the debentures at a rate of $50 principal amount of debentures for each share of convertible preferred stock that we exchange. The debentures will be general, unsecured, subordinated obligations of Acusphere. The debentures will initially be limited to an aggregate principal amount equal to the aggregate liquidation value of the outstanding convertible preferred stock, excluding accrued and unpaid dividends payable upon liquidation. The debentures will mature 25 years after the exchange date, unless earlier converted by a holder or redeemed at our option.

The debentures will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. You will not be required to pay a service charge for registration of transfer or exchange of the debentures. We may, however, require you to pay any tax or other governmental charge payable as a result of the common stock issued upon conversion being issued other than in your name.

We will maintain an office in New York, New York where payments will be made on the debentures and where transfer of debentures will be registrable. Initially, this office will be an office or agency of the trustee in New York, New York.

The debentures will be issued in the form of one or more global debentures. Debentures may be issued in certificated form in exchange for a global debenture under limited specified circumstances.

We are not restricted from paying dividends or repurchasing securities under the indenture. We are not subject to any financial covenants under the indenture.

Interest

The debentures will bear interest at the rate of       % per year. Interest will be paid on the first day of June and December of each year to the record holder on the preceding May 15 and November 15. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. We may, at our option, pay interest in the debentures by check mailed to the holders. However, holders of more than $2,000,000 in principal amount of debentures will be paid by wire transfer in immediately available funds at the holder's election.

Conversion Rights

Holders may convert all or part of their debentures at any time prior to maturity, subject to prior redemption, at a conversion price of $             , subject to adjustment substantially as described under the section entitled "Description of Convertible Preferred Stock—Conversion" above. Holders may convert debentures in denominations of $1,000 and multiples of $1,000. If you convert your debentures during the period between the close of business on any record date and prior to the close of business on the business day prior to the next succeeding interest payment date, you will have to pay us an amount equal to the interest payable on such interest payment date unless the debentures have been called for redemption or we have issued a notice of an automatic conversion. We are not required to issue fractional shares of common stock upon conversion of debentures. Instead, we will pay a cash adjustment based upon the closing market price of the common stock on the last trading day prior to the date of conversion. If more than one debenture shall be surrendered for conversion at one time by the same holder, the number of full shares of common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of debentures so surrendered by such holder.

If the debentures are called for redemption, your conversion rights will expire at the close of business of the business day preceding the redemption date, unless we default in the payment of the redemption price. Except as described in this section, the conversion provisions of the debentures will be substantially similar to the conversion provisions of the convertible preferred stock. See the section entitled "Description of Convertible Preferred Stock—Conversion" above and the indenture annexed to this prospectus supplement as Annex B for more information.

In order to convert your debentures, you must deliver the debenture at the specified office of a conversion agent, along with a duly signed and completed notice of conversion and any interest that may be required as described in the preceding paragraph. The conversion date shall be the date on which you deliver the debenture, the duly signed and completed notice of conversion and any required interest payments as described in the preceding paragraph.

You will not be required to pay any taxes or duties payable for the issue or delivery of common stock on conversion. You will, however, be required to pay any tax or duty payable as a result of the issuance of common stock upon conversion in a name other than your name. We will not issue or deliver common stock unless all taxes and duties, if any, have been paid by the holder.

Automatic Conversion

Unless we redeem or exchange the debentures, we may elect to automatically convert some or all of the debentures into shares of our common stock if the closing price of our common stock has exceeded 150% of the conversion price for at least 20 out of 30 consecutive trading days ending within five trading days prior to the date of the notice of automatic conversion. If we elect to automatically convert less than all of the debentures, the trustee shall select the debentures to be converted by lot or pro rata or in some other equitable manner in the trustee's sole discretion discretion.

Interest Make-Whole Payment

If we elect to automatically convert, or you voluntarily convert, some or all of the debentures into shares of our common stock prior to March 1, 200  , we will make an additional payment equal to the total value of the aggregate amount of interest that would have accrued and become payable on the debentures from the date of issuance upon the exchange through and including March 1, 200  , less any interest already paid on the debentures. This additional payment is payable by us, at our option, in cash, in shares of our common stock or a combination of cash and shares of our common stock. In the event of an automatic conversion or any voluntary conversion undertaken on or after the date of our automatic conversion notice of an automatic conversion, the shares of common stock issued in payment of the interest make-whole payment will be valued at 150% of the conversion price on the effective date of the conversion. In all other circumstances, any shares of our common stock issued in payment of the interest make-whole payment will be valued at the greater of (i) 95% of the average closing price of our common stock for the two trading days prior to the effective date of conversion or (ii) $         , which was the closing bid price of our common stock on February     , 2005. In the event of an automatic conversion, the notice of automatic conversion will specify whether we will make the interest make-whole payment in cash, shares of our common stock or a combination of cash and shares of our common stock. We will not issue fractional shares for any additional payment upon conversion but will instead make a cash adjustment for any fractional share payment

Subordination

The debentures are subordinated to the prior payment in full of all senior indebtedness as provided in the indenture. Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payments on the debentures will be subordinated to the prior payment in full of all senior indebtedness. However, holders of debentures may receive securities that are subordinated at least to the same extent as the debentures are subordinated to senior indebtedness and any securities issued in exchange for senior indebtedness under the indenture.

If the debentures are accelerated as a result of an event of default, holders of all senior indebtedness will be entitled to payment in full in cash before the holders of the debentures will be entitled to receive any payment on the debentures. We are required to promptly notify holders of senior indebtedness if payment of the debentures is accelerated because of an event of default.

We may not make any payment on the debentures if:

  •
  a default in the payment of senior indebtedness occurs and is continuing beyond any period of grace, or

  •
  any other default occurs and is continuing under any designated senior indebtedness that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice known as a payment blockage notice from us or any other person permitted to give such notice under the indenture.

We may resume making payments on the debentures:

  •
  in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist, and

  •
  in case of any other default, the earlier of the date on which such other default is cured or waived or ceases to exist or 179 days after receipt of the payment blockage notice, unless the maturity of any senior indebtedness is accelerated.

No new period of payment blockage arising due to a default other than a payment default may be commenced unless:

  •
  365 days have elapsed since the effectiveness of the immediately prior payment blockage notice, and

  •
  all scheduled payments on the debentures have been paid in full in cash.

No default other than a payment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

By reason of the subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, and holders of the debentures may receive less, than our other creditors. These subordination provisions will not prevent the occurrence of any event of default under the indenture.

"senior indebtedness" means the principal, premium, if any, and interest on any indebtedness of Acusphere, including bankruptcy interest or any other payment on indebtedness, whether outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us including all deferrals or renewals or amendments or modifications. However, senior indebtedness does not include:

  •
  indebtedness evidenced by the debentures,

  •
  any liability for federal, state, local or other taxes owed or owing by us,

  •
  our indebtedness to any of our subsidiaries,

  •
  any of our trade payables incurred in the ordinary course of business, and

  •
  any indebtedness that expressly provides that the indebtedness shall not be senior in right of payment to, or is on the same basis with, or is subordinated or junior to, the debentures.

"indebtedness" means:

  (1)
  all obligations:

  •
  for borrowed money,

  •
  evidenced by a note, debenture, bond or other written instrument,

  •
  under a lease required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles,

  •
  under any lease or related document, including a purchase agreement, that provides that we are contractually obligated to purchase or cause a third party to purchase and thereby guarantee a minimum residual value of the lease property to the lessor and our obligations under this lease or related document to purchase or to cause a third party to purchase such leased property,

  •
  letters of credit, bank guarantees or bankers' acceptances, including reimbursement obligations,

  •
  indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title in an encumbrance to which the property or assets of the person are subject,

  •
  the balance of deferred and unpaid purchase price of any property or assets,

  •
  under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements;

  (2)
  any obligation of others of the type described in the preceding section (1) or under section (3) below assumed by or guaranteed or in effect guaranteed through an agreement to purchase; and

  (3)
  any deferrals, renewals or amendments or modifications of section (1) and section (2) above.

"designated senior indebtedness" means any particular senior indebtedness that expressly provides that such senior indebtedness shall be designated senior indebtedness for purposes of the indenture.

If the trustee or any holder of debentures receives any payment or distribution of our assets of any kind in contravention of the indenture, then this payment or distribution will be held by the recipient in trust for the benefit of the holders of senior indebtedness and will be immediately paid over or delivered to the holders of senior indebtedness or their representatives.

The debentures are our exclusive obligations. The payment of dividends and the making of loans and advances to us by any subsidiaries we may have may be subject to statutory or contractual restrictions, will depend upon the earnings of those subsidiaries and are subject to various business considerations.

Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debentures to participate in those assets) is effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.

As of September 30, 2004, we had approximately $698,000 of indebtedness outstanding that would have constituted senior indebtedness, and no indebtedness and other liabilities outstanding to which the notes would have been effectively subordinated (including trade and other payables, but excluding intercompany liabilities). The indenture will not limit the amount of additional indebtedness, including senior indebtedness, which we can create, incur, assume or guarantee, nor will the indenture limit the amount of indebtedness or other liabilities that any subsidiary can create, incur, assume or guarantee.

Optional Redemption

On or after March 6, 200  , we may redeem the debentures, in whole or in part, at our option, at the redemption prices listed below. The redemption prices, expressed as a percentage of the principal amount, are as follows for the 12-month periods beginning each March 1 of the following years, beginning March 6, 200   and ending on February     , 20    in the case of the first period:

YEAR	REDEMPTION PRICE
20%
20%
20%
20%
20%
20%
20%

and 100% at March 1, 20    and thereafter. In each case we will pay accrued interest to, but excluding, the redemption date. If the redemption date is an interest payment date, we will pay interest to the record holders as of the relevant record date. We are required to give notice not more than 60 and not less than 20 days before the redemption date.

If fewer than all the debentures are to be redeemed, the trustee will select the debentures to be redeemed in principal amounts of $1,000 or multiples of $1,000 by lot or, in its discretion, on a pro rata basis.

No sinking fund is provided for the debentures, which means that we are not required under the indenture to redeem or retire the debentures periodically.

Events of Default and Remedies

The following events are "events of default" under the indenture:

  •
  we fail to pay the principal or premium, if any, on the debentures when due, whether or not prohibited by the subordination provisions of the indenture;

  •
  we fail to pay interest on the debentures when due and this failure continues for 30 days, whether or not prohibited by the subordination provisions of the indenture;

  •
  we fail to perform any covenant in the indenture and this failure continues for 45 days after notice is given in accordance with the indenture;

  •
  we fail to pay at maturity, including any applicable grace period, an amount of indebtedness in excess of $5,000,000 and this failure continues for 30 days after notice given in accordance with the indenture;

  •
  a default by us on any indebtedness that results in the acceleration of indebtedness in an amount in excess of $5,000,000, without the indebtedness being discharged or the acceleration being rescinded or annulled for 30 days after notice given in accordance with the indenture; or

  •
  events involving our bankruptcy, insolvency or reorganization, as described in the indenture.

The trustee is required to give notice to holders of all uncured defaults known to the trustee within 90 days after the occurrence of the default. However, the trustee may withhold this notice if it determines in good faith that it is in the best interest of the holders, except notice of a default in the payment of the principal or premium, if any, or interest on the debentures.

If an event of default has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of outstanding debentures may declare the principal and premium, if any, on the debentures and accrued interest on the debentures to be immediately due and payable. However, if we cure all defaults, except payment defaults on the debentures as a result of the acceleration, and we meet certain conditions, this acceleration declaration may be canceled and past defaults may be waived by the holders of a majority in principal amount of outstanding debentures. If an event of default resulting from events of bankruptcy, insolvency or reorganization were to occur, all unpaid principal and accrued interest on outstanding debentures will become due and payable immediately without any declaration or other act on the part of the trustee or any holders of debentures, subject to certain limitations.

Holders of a majority in principal amount of the outstanding debentures may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The trustee shall be entitled to receive from holders reasonable security or indemnity against any costs, expenses and liabilities incurred by the trustee. Before you may institute a proceeding which respect to the indenture, each of the following must occur:

  •
  you must have given the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% of the aggregate principal amount of all outstanding debentures must make a written request of the trustee to take action because of the default;

  •
  holders must have offered reasonable indemnification to the trustee against the cost, expenses and liabilities of taking action;

  •
  the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debentures a direction inconsistent with the written request; and

  •
  the trustee must not have taken action for 60 days after the receipt of such notice and offer of indemnification.

These limitations do not apply to a suit for the enforcement of payment of the principal of or any premium or interest on a debenture or the right to convert the debenture in accordance with the indenture.

Generally, the holders of not less than a majority of the aggregate principal amount of outstanding debentures may waive any default or event of default, except if:

  •
  we fail to pay principal, premium or interest on any debenture when due;

  •
  we fail to convert any debenture into common stock; or

  •
  we fail to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding debenture affected.

We will send the trustee annually a statement as to whether we are in default and the nature of any default under the indenture.

Limitation on Merger, Sale or Consolidation

We may not consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of our assets on a consolidated basis, whether in a single or series of related transactions, to another person or group of affiliated persons, unless:

  •
  either (A) we are the surviving entity or (B) the resulting entity is a U.S. corporation, and expressly assumes in writing all of our obligations under the debentures and the indenture;

  •
  no default or event of default exists or shall occur immediately after giving effect to the transaction; and

  •
  other conditions specified in the indenture are satisfied.

Modifications of the Indenture

The consent of the holders of a majority in principal amount of outstanding debentures at the time is required to modify or amend the indenture or any supplemental indenture. However, a modification or amendment would require the consent of the holder of each outstanding debenture affected if it would:

  •
  extend the fixed maturity of any debenture;

  •
  reduce the rate or extend the time for payment of interest on any debenture;

  •
  reduce the principal amount or any premium of any debenture;

  •
  reduce any amount payable upon redemption of any debenture;

  •
  impair or adversely affect a holder's right to institute suit for the payment on any debenture;

  •
  change the currency in which the debentures are payable;

  •
  impair or adversely change the right to convert the debentures;

  •
  adversely modify the subordination provisions of the debentures; or

  •
  reduce the percentage required to consent to modifications and amendments.

Taxation of Debentures

You should read the section entitled "Material Federal Income Tax Consequences" below for a discussion of the U.S. federal income tax consequences that may apply to you as a debenture holder.

Governing Law

The indenture and the debentures will be governed by the laws of the State of New York.

Concerning the Trustee

We have accepted the trustee as the initial paying agent, conversion agent, registrar and custodian for the debentures. We may maintain deposit accounts and conduct other banking transactions with the trustee or its affiliates in the ordinary course of business. In addition, the trustee and its affiliates may in the future provide banking and other services to us in the ordinary course of their business. If there is an event of default under the indenture, the trustee will:

  •
  exercise the rights and powers given to the trustee under the indenture and

  •
  use the same degree and care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of the person's own affairs.

If the trustee becomes one of our creditors, the indenture and the Trust Indenture Act of 1939 may limit the trustee from obtaining payment of claims in certain cases or realizing on certain property received by the trustee.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following summary of the material federal income tax consequences of acquiring, owning and disposing of the convertible preferred stock, the debentures and the common stock is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, court decisions, and Internal Revenue Service ("IRS") rulings and pronouncements now in effect, all of which are subject to differing interpretations and which are subject to change, possibly on a retroactive basis.

This summary assumes that the convertible preferred stock is acquired at its original offering at its original issue price and that the convertible preferred stock, the debentures and the common stock are held as capital assets, within the meaning of section 1221 of the Code. This summary does not address all of the tax consequences that may be relevant to particular holders in light of their personal circumstances, or to certain types of holders (such as banks, financial institutions, dealers in securities or commodities, traders in securities that elect to use a mark to market method of accounting for their holdings, insurance companies, regulated investment companies, personal holding companies, corporations subject to the alternative minimum tax, tax-exempt organizations, pension funds, certain U.S. expatriates, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, certain hybrid entities and their owners, U.S. holders who have a "functional currency" other than the U.S. dollar, persons who own 10% or more of our voting stock, or persons who hold the convertible preferred stock, debentures or common stock as positions in a "straddle" or as part of a "hedging," "conversion" or "constructive sale" transaction for United States federal income tax purposes). Also not addressed are the consequences under estate, state, local and foreign tax laws or the tax consequences to subsequent holders of the convertible preferred stock, debentures or common stock.

We have not sought and will not seek any rulings from the IRS concerning the tax consequences of the acquisition, ownership or disposition of the convertible preferred stock, the debentures or the common stock. Accordingly, the IRS may successfully challenge the tax consequences described below. Prospective purchasers are advised to consult their own tax advisors regarding the tax consequences of acquiring, holding, or disposing of the convertible preferred stock, debentures or common stock in light of their own individual investment circumstances.

Except as set forth under "Special Tax Rules Applicable to Foreign Holders," the following discussion of material federal income tax consequences applies exclusively to an investor who is (i) a citizen or resident of the United States; (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States; (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Characterization of Convertible Preferred Stock and Debentures

We intend to treat the convertible preferred stock as equity, and the debentures as debt, for U.S. federal income tax purposes. Under section 385(c) of the Code, our treatment of the convertible preferred stock and the debentures as debt is binding upon us and all holders of the convertible preferred stock and the debentures, other than holders who disclose on their tax returns that they are treating the convertible preferred stock and/or the debentures in a manner inconsistent with such treatment. Although our treatment of the convertible preferred stock and the debentures is not binding upon the IRS or any court, this summary assumes that the convertible preferred stock and the debentures will be treated in a manner consistent with our treatment. However, there can be no assurance that our treatment of the convertible preferred stock as equity and our treatment of the debentures as debt will be upheld if challenged by the IRS. In the event our position is successfully challenged by the IRS, the tax treatment of holders, as well as our own treatment, could be materially and adversely affected. In particular, if the debentures are treated as equity for federal income tax purposes, then (a) non-U.S. holders may be subject to a withholding tax with respect to payments received on the debentures, and (b) our deduction for interest payments on the debentures may be disallowed. Accordingly, holders are urged to consult their own tax advisors regarding the federal income tax characterization of the convertible preferred stock and debentures.

Distributions on Convertible Preferred Stock and Common Stock

Distributions with respect to the convertible preferred stock and common stock will constitute dividends, to the extent that we have current or accumulated earnings and profits for federal income tax purposes as of the end of the tax year of the distribution. Dividends paid to non-corporate U.S. holders in taxable years beginning prior to January 1, 2009, will be subject to tax as net capital gain at the maximum rate of 15% if the holder has held the shares of stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and other requirements applicable to "qualified dividend income" are satisfied. Dividends on the convertible preferred stock attributable to a period or periods aggregating more than 366 days will qualify to be taxed as net capital gain only if holders held their shares more than 90 days during the 181-day period beginning 90 days before the ex-dividend date. Dividends paid to corporations will generally be eligible for the 70% dividends-received deduction under section 243 of the Code, subject to the limitations contained in sections 246 and 246A of the Code.

In general, the dividends-received deduction is available only if the stock in respect of which a dividend is paid has been held for at least 46 days during the 91-day period beginning on the date which is 45 days before the ex-dividend date, or at least 91 days during the 181-day period beginning on the date which is 90 days before the ex-dividend date in the case of a dividend paid with respect to preferred stock and which is attributable to a period or periods aggregating more than 366 days. A taxpayer's holding period for these purposes is reduced by periods during which the taxpayer's risk of loss with respect to the stock is considered diminished by reason of the existence of options, contracts to sell or other similar transactions. The dividends-received deduction will not be available to the extent that the taxpayer is under an obligation to make related payments with respect to positions in substantially similar or related property. The dividends-received deduction is limited to specified percentages of the holder's taxable income and may be reduced or eliminated if the holder has indebtedness "directly attributable to [its] investment" in the stock. Prospective corporate purchasers of convertible preferred stock should consult their own tax advisors to determine whether these limitations might apply to them. No assurance can be given that we will have sufficient earnings and profits for federal income tax purposes to cause all or even any distributions from Acusphere to be taxable as dividends. As a result, no assurance can be given that any distribution on the convertible preferred stock or common stock will be treated as a dividend for which the dividends-received deduction will be available.

If distributions with respect to the convertible preferred stock or common stock exceed our current and accumulated earnings and profits, the excess will be applied against and reduce the holder's basis in the convertible preferred stock or common stock, as applicable. Any amount in excess of the amount of the dividend and the amount applied against basis will be treated as capital gain.

Extraordinary Dividends

If a corporate holder of convertible preferred or common stock receives an "extraordinary dividend" from Acusphere with respect to stock which it has not held for more than two years before the dividend announcement date, the basis of the stock will be reduced (but not below zero) by the portion of the dividend which is not taxable because of the dividends-received deduction. If, because of the limitation on reducing basis below zero, any amount of the non-taxable portion of an extraordinary dividend has not been applied to reduce basis, such amount will be treated as gain from the sale or exchange of stock in the taxable year in which the extraordinary dividend is received. An "extraordinary dividend" on the convertible preferred or common stock would include a dividend that (i) equals or exceeds 5%, in the case of the convertible preferred stock, or 10%, in the case of the common stock, of the holder's adjusted basis in the stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend, or (ii) exceeds 20% of the holder's adjusted basis in the stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend. A holder may elect to use the fair market value of the stock rather than its adjusted basis for purposes of applying the 5%, 10% or 20% limitation if the holder is able to establish such fair market value to the satisfaction of the IRS. An "extraordinary dividend" also includes any amount treated as a dividend in the case of a redemption of the convertible preferred stock or common stock that is not pro rata to all shareholders, irrespective of the holder's holding period of the stock.

Special rules apply with respect to "qualified preferred dividends." A qualified preferred dividend is any fixed dividend payable with respect to stock which (i) provides for fixed preferred dividends payable no less often than annually and (ii) is not in arrears as to dividends when acquired, provided the actual rate of return on such stock does not exceed 15%. For this purpose, the actual rate of return is determined solely by taking into account dividends during such holding period and by using the lesser of the adjusted basis or the liquidation preference in respect of such preferred stock. Where a qualified preferred dividend exceeds the 5% or 20% limitation described above, the extraordinary dividend rules will not apply if the taxpayer holds the stock for more than five years. If the taxpayer disposes of the stock before it has been held for more than five years, the aggregate reduction in basis will not exceed the excess of the qualified preferred dividends paid on such stock during the period held by the taxpayer over the qualified preferred dividends that would have been paid during such period on the basis of the stated rate of return as determined under section 1059(e)(3) of the Code. The length of time that a taxpayer is deemed to have held stock for this purpose is determined under principles similar to those applicable for purposes of the dividends-received deduction discussed above. Qualified preferred dividends do not include amounts treated as a dividend as a result of non-pro rata redemptions of convertible preferred or common stock.

Any loss on the sale or exchange of stock with respect to which an individual holder receives an extraordinary dividend that is also qualified dividend income (see "Distributions on Convertible Preferred Stock and Common Stock" above) will be treated as long-term capital loss to the extent of the dividend. The deductibility of capital losses is limited.

Redemption Premium

If (i) preferred stock is, like the convertible preferred stock, redeemable only at the issuer's option, (ii) the facts and circumstances on the issue date indicate that redemption is more likely than not to occur, and (iii) the redemption price of the preferred stock as of the most likely redemption date exceeds the issue price by more than a de minimis amount (so that there is a "redemption premium"), then the redemption premium may be taxable as a constructive dividend to the extent of the issuing corporation's current or accumulated earnings and profits over the period from issuance to the most likely redemption date. If a redemption premium is subject to the foregoing treatment, a holder of the convertible preferred stock would take the amount of the premium into income under an economic accrual method similar to the method described under "Original Issue Discount and Premiums on Debentures," below. Under applicable Treasury regulations, a redemption premium is not subject to the foregoing treatment if it will be paid "as a result of changes in economic or market conditions over which neither the issuer nor the holder has legal or practical control" and is "solely in the nature of a penalty for premature redemption." The Treasury regulations also provide a "safe harbor," pursuant to which a redemption will not be treated as more likely than not to occur, as to a given holder, if: (x) the issuer and the holder are not "related" under certain tests prescribed by the Code, (y) the issuer is not effectively required or compelled by any plan, arrangement, or agreement to redeem the stock, and (z) redemption would not reduce the yield of the stock. Because the foregoing tests are based upon an evaluation of all facts and circumstances surrounding the issuance and redemption of preferred stock, the conclusion cannot be entirely certain; however, it is Acusphere's belief that no part of the premium payable upon redemption of the convertible preferred stock will be treated as a constructive dividend to the holders of the convertible preferred stock. It is also possible that upon an actual redemption, the redemption premium would, together with the other redemption proceeds, be treated as a dividend for federal income tax purposes. See "Redemption of Convertible Preferred Stock for Cash," below.

Redemption of Convertible Preferred Stock For Cash

A redemption of shares of convertible preferred stock by Acusphere for cash will be treated as a distribution taxable as a dividend (and, in the case of a corporate holder, as an "extraordinary dividend") (see "Distributions on Convertible Preferred Stock and Common Stock" and "Extraordinary Dividends," above) to redeeming shareholders to the extent of Acusphere's current or accumulated earnings and profits (and to the extent in excess of current or accumulated earnings and profits, as return of capital to the extent of basis, and thereafter, as capital gain) unless the redemption:

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  results in a complete termination of the shareholder's interest in Acusphere (within the meaning of section 302(b)(3) of the Code);

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  is "substantially disproportionate" (within the meaning of section 302(b)(2) of the Code) with respect to the holder; or

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  is "not essentially equivalent to a dividend" (within the meaning of section 302(b)(1) of the Code).

In determining whether any of these tests has been met, shares considered to be owned by the holder by reason of the constructive ownership rules set forth in section 318 of the Code, as well as shares actually owned, will be taken into account. If any of the foregoing tests is met, the redemption of shares of convertible preferred stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received (except cash attributable to accrued, unpaid, declared dividends, which will be taxable as a dividend described above), and the holder's basis in the redeemed shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period exceeds one year. Long-term capital gains are taxable at a maximum rate of 15% in the case of individuals and 35% in the case of corporations. The deductibility of capital losses is subject to limitations.

Exchange of Convertible Preferred Stock For Debentures

An exchange of shares of convertible preferred stock for debentures will also be subject to the rules of section 302 of the Code described in "Redemption of Convertible Preferred Stock For Cash" above. Since a holder of debentures will be treated under the constructive ownership rules as owning the common stock into which the debentures are convertible, the exchange would not by itself satisfy the "complete termination" test or the "substantially disproportionate" test described above. The "not essentially equivalent to a dividend" test could be met only if the exchange were regarded as resulting in a meaningful reduction in the holder's proportionate interest in Acusphere. If none of these tests is met, the fair market value of the debentures received upon the exchange will be taxable as a dividend (and, in the case of a corporate holder, as an "extraordinary dividend") (see "Distributions on Convertible Preferred Stock and Common Stock" and "Extraordinary Dividends," above) to the extent of Acusphere's current or accumulated earnings and profits and then would be treated as a return of capital to the extent of the holder's basis in the convertible preferred stock. If the fair market value of the debentures exceeds the amounts treated as a dividend and as a return of capital, any such excess would be treated as capital gain.

In the event that receipt of the debentures is treated as described in "Distributions on Convertible Preferred Stock and Common Stock", the basis of the debentures will be equal to their fair market value as of the date of the exchange. If the holder retains any stock in Acusphere, the remaining basis in the convertible preferred stock will be transferred to such retained stock. If the holder retains no stock in Acusphere, it is unclear whether the remaining basis in the convertible preferred stock would be transferred to the debentures or would be lost. Under Proposed Treasury regulations, the remaining basis would be treated as a loss recognized on a disposition of the redeemed stock on the date of the redemption, which loss might be taken into account at a later date. These proposed Treasury regulations would only apply to transactions occurring after the date these regulations are finalized and published. For purposes of determining the recognition of gain under the extraordinary dividend basis reduction rules described above, only the basis of the shares of convertible preferred stock exchanged for the debentures would be taken into account.

Prospective purchasers should consult their own tax advisors regarding satisfaction of the section 302 tests in their particular circumstances, including the possibility that a sale of a part of the holder's convertible preferred stock or the debentures received might be regarded as reducing the holder's interest in Acusphere, thereby satisfying one of the tests of section 302(b); in such a case, the shareholder would recognize capital gain or loss on the exchange. For purposes of determining gain or loss, the amount realized by a shareholder would be the issue price of the debentures received (see "Original Issue Discount and Premium on Debentures"). Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period exceeds one year. Long-term capital gains are taxable at a maximum rate of 15% in the case of individuals and 35% in the case of corporations. The deductibility of capital losses is subject to limitations. A holder who recognizes gain on the exchange of convertible preferred stock for debentures may be able to defer the recognition of all or part of such gain by taking such gain into account under the installment method, provided the requirements for installment method reporting are met. The installment method, however, will not be available for reporting such gain in the event that the convertible preferred stock, the debentures, or the common stock into which the debentures are convertible are traded or readily tradable on an established securities market. We anticipate that the debentures will be convertible into publicly tradable shares of common stock, and hence, we anticipate that the installment method will not be available for reporting such gain.

Certain Matters Relating to Contingencies

If a holder elects to convert debentures into common stock or if we exercise our right to effect an auto-conversion prior to March 1, 200 , we would be required to make an additional make-whole interest payment which may be in cash, in shares of our common stock, or a combination of cash and shares of our common stock. As a consequence of the make-whole interest payment, the debentures may be subject to Treasury regulations applicable to debt instruments providing for one or more contingent payments (contingent payment debt instrument regulations). We anticipate taking the position that the debentures will not constitute contingent payment debt instruments, either because the likelihood of such payments will be remote or the amount thereof will be incidental. If the IRS were to successfully assert a contrary position, then the debentures would be subject to the contingent payment debt instrument regulations, and holders of debentures would be required to include additional accruals of original issue discount in income. In addition, in such event, any gain on the sale, exchange, redemption, or retirement of a debenture may be characterized as ordinary income. The discussion in this "Material Federal Income Tax Consequences" section assumes that the debentures are not contingent payment debt instruments.

Original Issue Discount and Premium On Debentures

Stated interest on the debentures will be includable in income in accordance with the holder's method of accounting. There is also a risk that the debentures will be treated as having original issue discount taxable as interest income as discussed below.

If the convertible preferred stock is exchanged for debentures at a time when the stated redemption price at maturity of the debentures exceeds their issue price by an amount equal to or greater than one-fourth of one percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, the debentures will be treated as having original issue discount equal to the entire amount of such excess.

Whether or not the exchange of the convertible preferred stock for debentures is treated as a dividend under the section 302 tests, the issue price of the debentures will depend upon whether the convertible preferred stock or the debentures are or will be traded on an established securities market. If the debentures are listed on an exchange or are otherwise considered, under Treasury regulations issued under section 1273 of the Code, to be traded on an established securities market at any time during the 60-day period ending 30 days after the date of the exchange, the issue price of the debentures will be their fair market value as determined as of the date of the exchange. If the debentures are not listed on an exchange or otherwise considered to be traded on an established securities market within such time period, but the convertible preferred stock is so listed or traded, the issue price of the debentures will be the fair market value of the convertible preferred stock as of the date of the exchange. If neither the convertible preferred stock nor the debentures are listed on an exchange or otherwise considered to be traded on an established securities market within the requisite time period, as we expect will be the case, the issue price of the debentures will be their stated principal amount, assuming that the debentures bear "adequate stated interest" within the meaning of section 1274 of the Code. If the debentures do not bear adequate stated interest, the issue price will be equal to their "imputed principal amount" as determined under section 1274 of the Code.

If the debentures are treated as having original issue discount, a holder of a debenture would generally be required to include in gross income (irrespective of the holder's method of accounting) a portion of the original issue discount for each year during which it holds the debenture even though the cash to which such income is attributable would not be received until maturity or redemption of the debenture. The amount of any original issue discount included in income for each year would be calculated under a constant yield to maturity formula that would result in the allocation of less original issue discount to the early years of the term of the debenture and more original issue discount to later years.

If the convertible preferred stock is exchanged for debentures whose issue price exceeds the amount payable at maturity (or earlier call date, if appropriate), such excess (excluding the amount thereof attributable to the conversion feature) will be deductible by the holder of the debentures as amortizable bond premium over the term of the debentures (taking into account earlier call dates, as appropriate), under a yield to maturity formula, if an election by the taxpayer under section 171 of the Code is in effect or is made. Such election would apply to all obligations owned or subsequently acquired by the taxpayer during or after the taxable year in which the election is made. The amortizable bond premium will be treated as an offset to stated interest on the debentures to the extent thereof and any excess will be allowable as a deduction subject to the following limitation. The amount of any amortized bond premium deduction will be limited to the excess of the holder's interest income inclusions on the debenture in prior accrual periods over bond premium deductions allowed the holder in such prior periods, and any amount in excess of such limitation will be carried forward as additional bond premium in the next accrual period.

If the exchange of the convertible preferred stock for debentures is treated as described in "Distributions on Convertible Preferred Stock and Common Stock" as a result of the section 302 tests,

the basis of the debentures will equal their fair market value as of the date of the exchange. If this basis is less than its stated redemption price at maturity, a holder will recognize capital gain upon satisfaction of the debenture at maturity. If the basis of a debenture exceeds the amounts payable at maturity, a holder should be able to elect to amortize bond premium under the rules discussed above.

Sale of Convertible Preferred Stock or Common Stock

A sale of shares of convertible preferred stock or common stock will generally result in gain or loss equal to the difference between the amount of cash and fair market value of other property received and the holder's basis in the shares sold. A holder's basis in convertible preferred stock will generally be the holder's purchase price for the convertible preferred stock, and a holder's basis in common stock will generally be determined as described in "Conversion of Convertible Preferred Stock or Debentures Into Common Stock." Such gain or loss will be capital gain or loss and will generally be long-term gain or loss if the holding period for the shares sold exceeds one year, and otherwise as short-term capital gain or loss. Long-term capital gains are subject to a maximum rate of 15% in the case of individuals and 35% in the case of corporations. The deductibility of capital losses is subject to limitations.

Redemption or Sale of Debentures

Generally a redemption or sale of the debentures will result in taxable gain or loss equal to the difference between the amount of cash and fair market value of other property received and the holder's basis in the debentures. To the extent that the amount received is attributable to accrued interest not previously included in income, however, that amount will be taxed as ordinary income. The basis of a holder who received the debentures in exchange for shares of convertible preferred stock will generally be equal to the fair market value of the debentures at the time of exchange plus any original issue discount included in the holder's income or minus any premium previously allowed as an offset to interest income on the debentures. Such gain or loss will be capital gain or loss and will be long-term gain or loss if the holding period for the debentures exceeds one year. Long-term capital gains are taxable at a maximum rate of 15% in the case of individuals and 35% in the case of corporations. The deductibility of capital losses is subject to limitations.

If the debentures are issued with original issue discount and Acusphere were found to have had an intention at the time the debentures were issued to call them before maturity, any gain realized on a sale, exchange or redemption of debentures prior to the maturity would be considered ordinary income to the extent of any unamortized original issue discount for the period remaining to the stated maturity of the debentures. Acusphere cannot predict whether it would have an intention, when and if the debentures are issued, to call the debentures before their maturity.

Conversion of Convertible Preferred Stock or Debentures Into Common Stock

No gain or loss will generally be recognized upon conversion of shares of convertible preferred stock or debentures into shares of common stock, except that (i) gain or loss will be recognized to the extent of the difference between the cash paid in lieu of fractional shares of common stock and the basis of the convertible preferred stock or debentures allocable to such fractional shares, (ii) ordinary income will be recognized on the conversion of debentures to the extent of the shares of common stock attributable to accrued interest, (iii) additional payments made as dividend make-whole payments on conversion of convertible preferred stock prior to March 1, 200  , will be treated as distributions taxable as dividends, return of capital or capital gain in the amount of the cash and/or the fair market value of the common stock (measured on the date of distribution) constituting such additional payments (see "Distributions on Convertible Preferred Stock and Common Stock" and "Extraordinary Dividends," above), (iv) additional payments made as interest make-whole payments on conversion of debentures prior to March 1, 200  , should be treated as payments of additional interest taxable as ordinary income when received and (v), if the conversion of convertible preferred stock takes place when there is a dividend arrearage on the convertible preferred stock and the fair market value of the common stock exceeds the issue price of the convertible preferred stock, a portion of the common stock received might be taxable as a dividend, return of capital or capital gain (see "Distributions on Convertible Preferred Stock and Common Stock" and "Extraordinary Dividends," above). Assuming the conversion is not treated as resulting in a payment described in "Distributions on Convertible Preferred Stock and Common Stock", the basis of the common stock received upon conversion will be equal to the basis of the shares of convertible preferred stock or the debentures converted (less the amount of basis allocable to any fractional share of common stock for which cash is received), and the holding period of the common stock will include the holding period of the shares of convertible preferred stock or the debentures converted. The basis of any common stock treated as a payment described in "Distributions on Convertible Preferred Stock and Common Stock" will be equal to its fair market value on the date of the distribution and its holding period will begin on the day after the conversion.

Adjustment of Conversion Price

Holders of convertible preferred stock, debentures or common stock may be deemed to have received constructive distributions where the conversion ratio or conversion price is adjusted to reflect property distributions with respect to common stock into which such convertible preferred stock or debentures are convertible. Adjustments to the conversion ratio or conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the convertible preferred stock or debentures, however, will generally not be considered to result in a constructive distribution of stock. Certain of the possible adjustments provided in the convertible preferred stock and the debentures may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments were made, the holders of convertible preferred stock or debentures might be deemed to have received constructive distributions taxable as a dividend, return of capital or capital gain in accordance with the general rules for the income tax treatment of distributions discussed above in "Distributions on Convertible Preferred Stock and Common Stock" and "Extraordinary Dividends."

Backup Withholding

Under the backup withholding provisions of the Code and applicable Treasury regulations, a holder of convertible preferred stock, debentures or common stock may be subject to backup withholding at the rate of 28% with respect to dividends or interest (including original issue discount) paid on, or the proceeds of a sale, exchange or redemption of convertible preferred stock, debentures or common stock, unless (i) such holder is a corporation or comes within certain other exempt categories and when required demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding for interest and dividends and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder's federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Special Tax Rules Applicable to Foreign Holders

For purposes of the following discussion, a "Foreign Holder" is any holder who is not (i) a citizen or resident of the United States, (ii) a corporation or partnership (including any entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of source, or (iv) a trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

As explained above in "Distributions on Convertible Preferred Stock and Common Stock", payments on our convertible preferred stock and common stock will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Amounts not treated as dividends for United States federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder's adjusted basis in the convertible preferred stock or common stock, as applicable, but not below zero, and then the excess, if any, will be treated as gain from the sale of the convertible preferred stock or common stock, as applicable. We generally must treat all distributions to a Foreign Holder in respect of our convertible preferred stock and common stock as dividends for withholding tax purposes. We may, however, elect not to withhold on that portion of a distribution which we reasonably estimate, within the meaning of applicable Treasury regulations, to be a return of capital and not a dividend. If we elect not to withhold on a portion of a distribution, and the failure to withhold results in an underwithholding of tax with respect to a particular Foreign Holder, we may offset subsequent distributions to such Foreign Holder by the amount of the underwithholding in accordance with applicable Treasury regulations. Foreign Holders may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

Income received by a Foreign Holder in the form of dividends on convertible preferred stock or common stock or interest and original issue discount on the debentures will be subject to a United States federal withholding tax at a 30% rate upon the actual payment of the dividends, interest or principal representing original issue discount except as described below and except where an applicable tax treaty provides for the reduction or elimination of such withholding tax. Dividends paid to Foreign Holders outside the United States that are subject to the withholding tax described above will generally be exempt from United States backup withholding tax but will be subject to United States information reporting requirements. Pursuant to a tax treaty or other agreement, this information may also be made available to the tax authorities in the country in which the Foreign Holder resides. A Foreign Holder generally will be taxable in the same manner as a United States person with respect to dividend, interest and original issue discount income if such income is effectively connected with the conduct of a trade or business in the United States, and if provided in a tax treaty, attributable to a permanent establishment in the United States. Such effectively connected income received by a Foreign Holder that is a corporation may in certain circumstances be subject to an additional "branch profits tax" at a 30% rate, or if applicable, a lower treaty rate. In order to claim the benefit of a tax treaty or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the U.S., a Foreign Holder must provide a properly executed IRS Form W-8BEN for treaty benefits or W-8ECI for effectively connected income (or such successor form as the IRS designates), prior to the payment of dividends. These forms must be periodically updated. Foreign Holders may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund. If a Foreign Holder holds preferred or common stock through a foreign partnership or a foreign intermediary, the foreign partnership or foreign intermediary will also be required to comply with certain certification requirements. The rules regarding withholding are complex, are subject to change, and vary depending on your particular situation. We suggest that you consult with your tax advisor regarding the application of such rules to your situation.

Payments of interest and principal representing original issue discount on the debentures received by a Foreign Holder will not be subject to United States federal withholding tax provided that (i) the Foreign Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Acusphere entitled to vote, and (ii) the holder is not a controlled foreign corporation that is related to Acusphere through stock ownership, and in general, either (a) Acusphere or its paying agent can reliably associate the payment with documentation upon which it can rely to treat the payment as made to a foreign beneficial owner under Treasury regulations issued under section 1441 of the Code; (b) Acusphere or its paying agent can reliably associate the payment with a withholding certificate from a person claiming to be a withholding foreign partnership and the foreign partnership can reliably associate the payment with documentation upon which it can rely to treat the payment as made to a foreign beneficial owner in accordance with such Treasury regulations; (c) Acusphere or its paying agent can reliably associate the payment with a withholding certificate from a person representing to be a "qualified intermediary" that has assumed primary withholding responsibility under such Treasury regulations and the qualified intermediary can reliably associate the payment with documentation upon which it can rely to treat the payment as made to a foreign beneficial owner in accordance with its agreement with the IRS; or (d) Acusphere or its paying agent receives a statement, under penalties of perjury from an authorized representative of a financial institution stating that the financial institution has received from the beneficial owner a withholding certificate described in such Treasury regulations or that it has received from another financial institution a similar statement that it, or another financial institution acting on behalf of the beneficial owner, has received such a withholding certificate from the beneficial owner. In general, it will not be necessary for a Foreign Holder to obtain or furnish a United States taxpayer identification number to Acusphere or its paying agent in order to claim the foregoing exemption from United States withholding tax on payments of interest and original issue discount.

Provided that Acusphere is not, and has not been, a "United States real property holding corporation" within the meaning of section 897(c) of the Code, a Foreign Holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of convertible preferred stock, common stock, or debentures unless (i) the holder is an individual who is present in the United States for 183 days or more during the taxable year and as to whom such gain is from United States sources or (ii) the gain is effectively connected with a United States trade or business of the holder, and if required by a tax treaty, attributable to a permanent establishment in the United States. We currently do not expect to be a United States real property holding corporation. Upon a redemption of the convertible preferred stock for cash or an exchange of convertible preferred stock for debentures, Acusphere may be required to withhold tax on the entire amount of the proceeds at a 30% rate or lower treaty rate applicable to dividends unless a Foreign Holder is able to demonstrate to the satisfaction of Acusphere that such redemption or exchange satisfies the section 302 tests discussed above with respect to such Foreign Holder (see "Redemption of Convertible Preferred Stock for Cash" and "Exchange for Debentures," above). In the case of an exchange of convertible preferred stock for debentures, this would result in a Foreign Holder receiving a reduced principal amount of debentures.

The payment of the proceeds of the sale of convertible preferred stock, common stock or debentures to or through the United States office of a broker will be subject to information reporting and possible backup withholding at a rate of 28% unless the owner certifies its non-United States status under penalties of perjury or otherwise establishes an exemption in accordance with applicable Treasury regulations. The payment of the proceeds of the sale of convertible preferred stock, common stock or debentures to or through the foreign office of a foreign broker generally will not be subject to information reporting or backup withholding. In the case of the payment of proceeds from the disposition of convertible preferred stock, common stock or debentures through a foreign office of a broker that is a United States person or a "United States related person," the applicable Treasury regulations require information reporting, but not backup withholding, on the payment unless the broker has documentary evidence in its files that the owner is a non-United States person and the broker has no actual knowledge to the contrary. For this purpose, a "United States related person" is (i) a "controlled foreign corporation" for United States federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for a specified period is derived from activities that are effectively connected with the conduct of a United States trade or business or (iii) a foreign partnership that, at any time during its taxable year, is more than 50% owned by United States persons or is engaged in the conduct of a United States trade or business. Any amounts withheld under the backup withholding rules from a payment to a Foreign Holder will be allowed as a refund or a credit against such Foreign Holder's United States federal income tax, provided that the required information is timely furnished to the IRS.

UNDERWRITING

We are offering the shares of the convertible preferred stock described in this prospectus through Piper Jaffray & Co., SG Cowen & Co., LLC and C.E. Unterberg, Towbin as underwriters. We will enter into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase the number of shares of convertible preferred stock listed next to its name in the following table:

Underwriter	Number of Shares
Piper Jaffray & Co.	480,000
SG Cowen & Co., LLC	240,000
C.E. Unterberg, Towbin	80,000

Total	800,000

The underwriting agreement provides that the underwriters must buy all of the shares if they buy any of them. The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including:

  •
  the absence of any material adverse change in our business;

  •
  the receipt of certain opinions, letters and certificates from our counsel, our independent auditors and us;

  •
  receipt and acceptance of the convertible preferred stock by the underwriters; and

  •
  the underwriters' right to reject orders in whole or in part.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Commission and Discounts

The underwriters have advised us that they propose to offer the shares to the public at $50.00 per share. The underwriters propose to offer the shares to certain dealers at the same price less a concession of not more than $                    per share. The underwriters may allow and the dealers may reallow a concession of not more than $                    per share on sales to certain other brokers and dealers. If all the shares are not sold at the public offering price, the representatives may change the offering price and the other selling terms.

The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters

Commission
Per Share	$3.00
Total	$2,400,000

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $750,000.

In compliance with the guidelines of the National Association of Securities Dealers, the maximum consideration or discount to be received by any NASD member may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus supplement.

No Sales of Similar Securities

For a period of 90 days following the offering of the convertible preferred stock, we have agreed to refrain from directly or indirectly, selling or offering to sell any shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock, or filing a registration statement under the Securities Act relating to the offer of our common stock or securities convertible into or exercisable or exchangeable for our common stock, except:

  •
  the registration and sale of the convertible preferred stock in this offering;

  •
  the issuance of our common stock upon the exercise of currently outstanding stock options and warrants;

  •
  the issuance of shares of common stock and options to purchase our common stock to our employees, directors or consultants under our benefit plans, subject to certain restrictions;

  •
  the issuance of common stock upon conversion of the convertible preferred stock; and

  •
  the registration and issuance by us of up to 425,000 shares of common stock as consideration for mergers, acquisitions, other business combinations, licenses or strategic alliances.

Indemnification and Contribution

We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Price Stabilization

In connection with the offering, the underwriters may engage in transactions that stabilize the market price of the convertible preferred stock or our common stock. Such transactions consist of bids or purchases to peg, fix or maintain the price of the convertible preferred stock or the shares of our common stock. If the underwriters create a short position in the convertible preferred stock in connection with this offering (that is, if they sell more shares of convertible preferred stock than are set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing shares of convertible preferred stock in the open market. In general, purchases of a security to stabilize the price or to reduce a short position may cause the price of the security to be higher than it might be in the absence of these purchases. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the convertible preferred stock or our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued with or without notice.

Other Relationships

From time to time, the underwriters and certain of their affiliates have engaged, and may in the future engage, in transactions with, and perform investment banking and commercial banking services, for us and our affiliates in the ordinary course of business.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust, Inc. Our common stock is traded on the Nasdaq National Market under the symbol "ACUS."

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Latham & Watkins, LLP, Costa Mesa, California is counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Acusphere, Inc. and subsidiaries as of December 31, 2002 and 2003 and for each of the three years in the period ended December 31, 2003 incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of certain procedures to financial statement amounts in connection with a reverse stock split for the period from inception (July 12, 1993) to December 31, 2000 that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such procedures), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 and the period from inception (July 12, 1993) to December 31, 2000, of Acusphere, Inc. incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2003 had been audited by Arthur Andersen LLP, independent auditors, as indicated in their report with respect thereto. Such report is incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2003 in reliance upon the authority of such firm as experts in accounting and auditing in giving said report.

Arthur Andersen LLP has not consented to the inclusion of their report in connection with this prospectus supplement, and we have not obtained their consent to do so in reliance upon Rule 437a of the Securities Act of 1933. The consolidated financial statements as of December 31, 1999 and 2000 and for each of the years in the three-year period ended December 31, 2000 are not presented herein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the SEC's public reference room located at: 450 Fifth Street, N.W., Washington, DC 20549. You can request copies of these documents and obtain information on the operation of the public reference room by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and our SEC filings are also available at such website. This website address is included in this document as an inactive textual reference only. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 "K" Street, Washington, D.C. 20006.

You may also obtain information about us, including copies of our SEC reports, through our website at http://www.acusphere.com. This website address is not an active link to the registration statement of which this prospectus supplement is a part, and any documents, references, links or other materials of any kind contained or referred to on such website are not part of the registration statement of which this prospectus supplement is a part.

INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act but prior to the termination of any offering of securities made by this prospectus supplement:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2003;

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

  •
  Our current reports on Form 8-K filed July 7, 2004, July 23, 2004, August 4, 2004, September 10, 2004, October 20, 2004, October 25, 2004, November 1, 2004, November 12, 2004, December 14, 2004, December 23, 2004, January 3, 2005, January 21, 2005 and January 27, 2005; and

  •
  The description of our common stock contained in the section titled "Description of Registrant's Securities to be Registered" contained in our Registration Statement on Form 8-A filed under the Exchange Act with the SEC on September 20, 2003 (File No. 000-50405) and incorporating by reference the information contained in our Registration Statement on Form S-1 (file No. 333-106725), including any amendment or report filed for the purpose of updating that description.

Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Item 2.02 or 7.01 of Form 8-K are not incorporated herein by reference.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Acusphere, Inc., Attn: Investor Relations, 500 Arsenal Street, Watertown, Massachusetts 02472, telephone number (617) 648-8800.

Any statement contained in this prospectus supplement, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Annex A

CERTIFICATE OF THE POWERS, DESIGNATIONS,
PREFERENCES AND RIGHTS OF THE

         % CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
($0.01 PAR VALUE)
(CUMULATIVE DIVIDEND, LIQUIDATION PREFERENCE $50 PER SHARE)

OF ACUSPHERE, INC.

PURSUANT TO SECTION 151(g) OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE

THE UNDERSIGNED, being the Secretary of Acusphere, Inc., a Delaware corporation (the "Company"), DOES HEREBY CERTIFY that, pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the following resolutions were duly adopted by a Financing Committee of the Board of Directors of the Company, and, pursuant to authority conferred upon the Board of Directors by the provisions of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") and delegated to the Financing Committee in accordance with Section 141(c)(2) of the General Corporation Law of the State of Delaware by express resolution of the Board of Directors, the Financing Committee adopted resolutions fixing the designation and the relative powers, preferences, rights, qualifications, limitations and restrictions of such stock. These composite resolutions are as follows:

RESOLVED, that pursuant to authority expressed granted to and vested in the Board of Directors of the Company by the provisions of the Certificate of Incorporation, the issuance of a series of preferred stock, par value $0.01 per share, which shall consist of up to 800,000 of the 5,000,000 shares of preferred stock which the Company now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the preferred stock of this series) as follows:

1. Number of Shares and Designation.    800,000 shares of the preferred stock, par value $0.01 per share, of the Company are hereby constituted as a series of the preferred stock designated as         % Convertible Exchangeable Preferred Stock (the "Preferred Stock").

2. Definitions.    For purposes of the Preferred Stock, in addition to those terms otherwise defined herein, the following terms shall have the meanings indicated:

  "Affiliate" of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Applicable Price" shall have the meaning specified in Section 7(l).

  "Automatic Conversion" shall have the meaning specified in Section 7(j).

  "Automatic Conversion Date" shall have the meaning specified in Section 7(j).

  "Automatic Conversion Notice" shall have the meaning specified in Section 7(j).

  "Board of Directors" shall mean the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close or be closed.

  "Commission" shall mean the Securities and Exchange Commission.

  "Common Stock" shall mean the class of capital stock of the Company designated as Common Stock, par value $0.01 per share, at the date hereof. Subject to the provisions of Section 7(e), shares issuable on conversion of the Preferred Stock shall include only shares of such class or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

  "Common Stock Fundamental Change" shall have the meaning specified in Section 7(l).

  "Company" shall mean Acusphere, Inc., a Delaware corporation, and, shall include its successors and assigns.

  "Conversion Price" shall have the meaning specified in Section 7(a).

  "Custodian" shall mean the Transfer Agent, as custodian with respect to the Global Certificate, or such other custodian or custodians of the Company as may be designated by the Board of Directors of the Company as custodian with respect to the Global Certificate.

  "Debentures" shall mean the Company's             % Convertible Subordinated Debentures, issued under an Indenture, dated as of February     , 2005 between the Company and The Bank of New York, as trustee (the "Indenture").

  "Depositary" means, with respect to the Preferred Stock issuable or issued in the form of a Global Certificate, the person specified in Section 13 as the Depositary with respect to the Preferred Stock, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Certificate, and thereafter, "Depositary" shall mean or include such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors.

  "Dividend Payment Date" shall have the meaning specified in Section 3(a).

  "Dividend Payment Record Date" shall have the meaning specified in Section 3(a).

  "Dividend Periods" shall mean quarterly dividend periods commencing on the first day of March, June, September and December of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the Issue Date and end on and include May 31, 2005).

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  "Exchange Date" shall have the meaning specified in Section 10(b).

  "Fundamental Change" shall have the meaning specified in Section 7(l).

  "Global Certificate" shall have the meaning specified in Section 13(a).

  "holder," "holder of shares of Preferred Stock," or "holder of the Preferred Stock," as applied to any share of Preferred Stock, or other similar terms (but excluding the term "beneficial holder"), shall mean any person in whose name at the time a particular share of Preferred Stock is registered on the Company's stock records, which shall include the books of the Transfer Agent in respect of the Company and any stock transfer books of the Company.

  "Issue Date" shall mean the first date on which shares of the Preferred Stock are issued.

  "Liquidation Preference" shall have the meaning specified in Section 4(a).

  "Officers' Certificate", when used with respect to the Company, shall mean a certificate signed by (a) one of the President or the Chief Executive Officer and (b) by one of the or the Chief Financial Officer, Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company (provided that such person shall not also be the person that has signed the certificate in satisfaction of the foregoing clause (a)), which is delivered to the Transfer Agent.

  "Make-Whole Dividend Payment" shall have the meaning specified in Section 7(k).

  "Non-Stock Fundamental Change" shall have the meaning specified in Section 7(l).

  "Purchaser Stock Price" shall have the meaning specified in Section 7(l).

  "person" shall mean a corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, a limited liability company, an unincorporated organization or a government or an agency or a political subdivision thereof.

  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

  "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

  "Trading Day" has the meaning specified in Section 7(l).

  "Transfer Agent" means American Stock Transfer and Trust Company or such other agent or agents of the Company as may be designated by the Board of Directors of the Company as the transfer agent for the Preferred Stock.

The definitions of certain other terms are specified in Section 7.

3.     Dividends.

(a)    Holders of the Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of the funds of the Company legally available therefor, cash dividends at the annual rate of             % of the Liquidation Preference, payable in quarterly installments on March 1, June 1, September 1 and December 1 (each a "Dividend Payment Date"), commencing June 1, 2005 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors). If any Dividend Payment Date shall be on a day other than a Business Day, then the Dividend Payment Date shall be on the next succeeding Business Day. Dividends on the Preferred Stock will be cumulative from the Issue Date, whether or not in any

Dividend Period or Dividend Periods there shall be funds of the Company legally available for the payment of such dividends and whether or not such dividends are declared, and will be payable to holders of record as they appear on the stock books of the Company on such record dates (each such date, a "Dividend Payment Record Date"), which shall be not more than 60 days nor less than 10 days preceding the Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Dividends on the Preferred Stock shall accrue (whether or not declared) on a daily basis from the Issue Date, and accrued dividends for each Dividend Period shall accumulate to the extent not paid on the Dividend Payment Date first following the Dividend Period for which they accrue. As used herein, the term "accrued" with respect to dividends includes both accrued and accumulated dividends.

(b)    The amount of dividends payable per share for each full Dividend Period for the Preferred Stock shall be computed by dividing the annual dividend rate by four (rounded down to the nearest one one-hundredth (1/100) of one cent). The amount of dividends payable for the initial Dividend Period on the Preferred Stock, or any other period shorter or longer than a full Dividend Period on the Preferred Stock, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of Preferred Stock called for redemption on a redemption date falling between the close of business on a Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend on the Dividend Payment Date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption (unless such holders convert such shares in accordance with Section 7 hereof). Holders of shares of Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock which may be in arrears.

(c)    So long as any shares of Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Company ranking, as to dividends, on a parity with the Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock for all Dividend Periods terminating on or prior to the applicable Dividend Payment Date. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of Preferred Stock and any other class or series of stock ranking on a parity as to dividends with Preferred Stock, all dividends declared upon shares of Preferred Stock and all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Preferred Stock and on such other stock bear to each other.

(d)    So long as any shares of the Preferred Stock are outstanding, no other stock of the Company ranking on a parity with the Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Company or any Subsidiary unless (i) the full cumulative dividends, if any, accrued on all outstanding shares of Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Preferred Stock.

(e)    So long as any shares of the Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other stock ranking junior to the Preferred Stock, as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock or any other stock of the Company ranking junior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock nor any other such stock of the Company ranking junior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Company or any Subsidiary (except (A) by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up; or (B) repurchases of unvested shares of the Company's capital stock at cost upon termination of the employment, consultancy or membership on the board of directors of the holder thereof, provided such repurchases are approved by the Board of Directors of the Company in good faith) unless, in each case (i) the full cumulative dividends, if any, accrued on all outstanding shares of Preferred Stock and any other stock of the Company ranking on a parity with the Preferred Stock as to dividends shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such other stock and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Preferred Stock and for the current dividend period with respect to any other stock of the Company ranking on a parity with the Preferred Stock as to dividends.

4.     Liquidation Preference.

(a)    In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company (for the purposes of this Section 4, a "Liquidation"), before any distribution of assets shall be made to the holders of Common Stock or the holders of any other stock of the Company that ranks junior to the Preferred Stock upon Liquidation, the holder of each share of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, a liquidation preference in an amount equal to $50 per share (the "Liquidation Preference") plus all dividends accrued and unpaid on such share up to the date of distribution of the assets of the Company to the holders of Preferred Stock, and the holders of any class or series of preferred stock ranking on a parity with the Preferred Stock as to Liquidation shall be entitled to receive the full respective liquidation preferences (including any premium) to which they are entitled and shall receive all accrued and unpaid dividends with respect to their respective shares through and including the date of distribution.

(b)    If upon any Liquidation of the Company, the assets available for distribution to the holders of Preferred Stock and any other stock of the Company ranking on a parity with the Preferred Stock upon Liquidation which shall then be outstanding shall be insufficient to pay the holders of all outstanding shares of Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) of the liquidating distribution to which they shall be entitled, then the holders of each series of such stock will share ratably in any such distribution of assets first in proportion to their respective liquidation preferences until such preferences are paid in full, and then in proportion to their respective amounts of accrued but unpaid dividends. After payment of any such liquidating preference and accrued dividends, the holders of shares of the Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

(c)    For purposes of this Section 4, a Liquidation shall not include (i) any consolidation or merger of the Company with or into any other corporation, (ii) any liquidation, dissolution, winding up or reorganization of the Company immediately followed by reincorporation as another corporation or (iii) a sale or other disposition of all or substantially all of the Company's assets to another corporation unless in connection therewith the Liquidation of the Company is specifically approved by all requisite corporate action.

(d)    The holder of any shares of Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 4 until such holder shall cause to be delivered to the Company (i) the certificate(s) representing such shares of Preferred Stock and (ii) transfer instrument(s) satisfactory to the Company and sufficient to transfer such shares of Preferred Stock to the Company free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.

5.     Redemption at the Option of the Company.

(a)    Preferred Stock may not be redeemed by the Company prior to March 6, 200 , on or after which the Company, at its option, may redeem the shares of Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, during the period beginning on March 1 of the years shown below (beginning on March 6, 200 and ending on February     , 20    , in the case of the first such period), at the following redemption prices per share plus an amount equal to accrued and unpaid dividends, if any, to (but excluding) the date fixed for redemption, whether or not earned or declared:

Year	Redemption Price
20	$
20	$
20	$
20	$
20	$
20	$
20	$

and $50 at March 1, 20    and thereafter; provided that, if the applicable redemption date is a Dividend Payment Date, the quarterly payment of dividends becoming due on such date shall be payable to the holders of such shares of Preferred Stock registered as such on the relevant record date subject to the terms and provisions of Section 3.

No sinking fund, mandatory redemption or other similar provision shall apply to the Preferred Stock.

(b)    In case the Company shall desire to exercise the right to redeem the shares of Preferred Stock, in whole or in part, pursuant to Section 5(a), it shall fix a date for redemption, and it, or at its request (which must be received by the Transfer Agent at least ten (10) Business Days prior to the date the Transfer Agent is requested to give notice as described below unless a shorter period is agreed to by the Transfer Agent), the Transfer Agent in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least twenty (20) and not more than sixty (60) days prior to the date fixed for redemption to the holders of the shares of Preferred Stock so to be redeemed at their last addresses as the same appear on the Company's stock records (provided that if the Company shall give such notice, it shall also give such notice, and notice of the shares of Preferred Stock to be redeemed, to the Transfer Agent). Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any share of Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other share of Preferred Stock.

Each such notice of redemption shall specify the number of shares of Preferred Stock to be redeemed, the date fixed for redemption, the redemption price at which such shares of Preferred Stock are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of the certificate or certificates representing such shares of Preferred Stock, that dividends accrued to

(but excluding) the date fixed for redemption will be paid as specified in said notice, and that on and after said date dividends thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Price and the date on which the right to convert such shares of Preferred Stock into Common Stock will expire.

On or prior to the redemption date specified in the notice of redemption given as provided in this Section 5(b), the Company will deposit with a bank or trust company having an office or agency in the Borough of Manhattan, City of New York and having a combined capital and surplus of at least $50,000,000 (the "Deposit Bank") an amount of money sufficient to redeem on the redemption date all the shares of Preferred Stock so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued dividends to (but excluding) the date fixed for redemption; provided that if such payment is made on the redemption date it must be received by the Deposit Bank by 10:00 a.m. New York City time, on such date. If any shares of Preferred Stock called for redemption are converted pursuant hereto, any money deposited with the Deposit Bank or so segregated and held in trust for the redemption of such shares of Preferred Stock shall be paid to the Company upon its request, or, if then held by the Company shall be discharged from such trust. The Company shall be entitled to make any deposit of funds contemplated by this Section 5 under arrangements designed to permit such funds to generate interest or other income for the Company, and the Company shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 5, provided that the Company shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Company pursuant to this Section 5 shall not have been satisfied within two years after the establishment of such funds, then (i) such funds shall be returned to the Company upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them; (iii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Company for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Company.

If fewer than all the outstanding shares of Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Preferred Stock not previously called for redemption by lot or pro rata based on the number of shares of Preferred Stock outstanding (as near as may be) or by any other equitable method determined by the Company in its sole discretion.

(c)    If notice of redemption has been given as above provided, on and after the date fixed for redemption (unless the Company shall default in the payment of the redemption price, together with accrued and unpaid dividends to (but excluding) said date), dividends on such shares of Preferred Stock so called for redemption shall cease to accrue and such shares of Preferred Stock shall be deemed no longer outstanding and the holders thereof shall have no right in respect of such shares of Preferred Stock except the right to receive the redemption price thereof and accrued and unpaid dividends to (but excluding) the date fixed for redemption, without interest thereon. On presentation and surrender of the certificate or certificates representing such shares of Preferred Stock at a place of payment specified in said notice, such shares of Preferred Stock to be redeemed shall be redeemed by the Company at the applicable redemption price, together with dividends accrued thereon to (but excluding) the date fixed for redemption; provided that, if the applicable redemption date is a Dividend Payment Date, the quarterly payment of dividends becoming due on such date shall be payable to the holders of such shares of Preferred Stock registered as such on the relevant record date subject to the terms and provisions of Section 3.

If fewer than all the shares of Preferred Stock represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

(d)    In connection with any redemption of Preferred Stock, the Company may arrange for the purchase and conversion of any Preferred Stock by an agreement with one or more investment bankers or other purchasers to purchase such Preferred Stock by paying to the Deposit Bank in trust for the holders of Preferred Stock, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with dividends accrued to (but excluding) the date fixed for redemption, of such Preferred Stock. Notwithstanding anything to the contrary contained in this Section 5, the obligation of the Company to pay the redemption price of such Preferred Stock, together with dividends accrued to (but excluding) the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Deposit Bank prior to the date fixed for redemption, any certificate representing the Preferred Stock so converted not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Section 7) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Preferred Stock shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Deposit Bank shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Preferred Stock.

6. Shares to Be Retired.    Any share of Preferred Stock converted, redeemed or otherwise acquired by the Company shall be retired and canceled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more series.

7. Conversion.    Holders of shares of Preferred Stock shall have the right to convert all or a portion of such shares (including fractions of such shares) into shares of Common Stock, as follows:

(a)    Subject to and upon compliance with the provisions of this Section 7, a holder of shares of Preferred Stock shall have the right, at the holder's option, at any time after the Issue Date (except that, with respect to shares of Preferred Stock which shall be called for redemption, such right shall terminate at the close of business on the Business Day immediately preceding the date fixed for redemption of such shares of Preferred Stock unless the Company shall default in payment due upon redemption thereof) to convert any of such shares into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing $50 by the Conversion Price, as adjusted in accordance with this Section 7, by surrender of the certificate or certificates representing such share of Preferred Stock so to be converted in the manner provided in Section 7(b). As used herein, the initial "Conversion Price" shall mean the dollar amount obtained by dividing $50 by             . A holder of the Preferred Stock is not entitled to any rights of a holder of Common Stock until such holder has converted his, her or its Preferred Stock to Common Stock, and only to the extent such Preferred Stock is deemed to have been converted to Common Stock under this Section 7.

(b)    In order to exercise the conversion right, the holder of the Preferred Stock to be converted shall surrender the certificate or certificates (with the Conversion Notice, the form of which is set forth in Section 14(a), on the reverse of the certificate or certificates duly completed) representing the number of shares to be so converted, duly endorsed, at an office or agency of the Transfer Agent in the Borough of Manhattan, City of New York, and shall give written notice of conversion to the office or agency that the holder elects to convert such number of shares of Preferred Stock specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be of Common Stock issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 7(f). Each such share of Preferred Stock surrendered for conversion shall, unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Preferred Stock is registered, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by the holder or his, her or its duly authorized attorney.

As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such holder or, if shares of Common Stock issuable on conversion are to be issued in a name other than that in which such share of Preferred Stock to be converted is registered (as if such transfer were a transfer of the share of Preferred Stock so converted), to such other person, at the office or agency of the Transfer Agent in the Borough of Manhattan, City of New York, the certificate or certificates representing the number of shares of Common Stock issuable upon the conversion of such share of Preferred Stock or a portion thereof in accordance with the provisions of this Section 7, the payment (in appropriate form) of the Make-Whole Dividend Payment (as defined in Section 7(k)), if any, payable upon such conversion, and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 7(c) (which payment, if any, shall be paid no later than five Business Days after satisfaction of the requirements for conversion set forth above).

Each conversion pursuant to Section 7(a) shall be deemed to have been effected on the date on which the requirements set forth above in this Section 7(b) have been satisfied as to such share of Preferred Stock so converted, and the person in whose name any certificate or certificates for the shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that if any such surrender occurs on any date when the stock transfer books of the Company shall be closed, the conversion shall be effected on the next succeeding day on which such stock transfer books are open, and the person in whose name the certificates are to be issued shall be the record holder thereof for all purposes, but such conversion shall be at the Conversion Price in effect on the date upon which certificate or certificates representing such shares of Preferred Stock shall be surrendered. All shares of Common Stock delivered upon conversion of the Preferred Stock will, upon delivery, be duly authorized, validly issued and fully paid and nonassessable.

In the case of any share of Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Preferred Stock and prior to the close of business on the Business Day prior to the next succeeding Dividend Payment Date, the dividend due on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such share as of such preceding record date notwithstanding such conversion; provided that shares of Preferred Stock surrendered for conversion during the period between the close of business on any record date with respect to the payment of a dividend on the Preferred Stock and prior to the close of business on the Business Day prior to the next succeeding Dividend Payment Date must (except in the case of shares of Preferred Stock which (a) have been called for redemption and a notice of redemption has been sent to the holders of Preferred Stock pursuant to Section 5(b) or (b) have been elected to be automatically converted and for which an Automatic Conversion Notice has been issued in accordance with Section 7(j)) be accompanied by payment in funds acceptable to the Company of an amount equal to the dividend payable on such Dividend Payment Date on the shares of Preferred Stock being surrendered for conversion. The Transfer Agent shall not be required to accept for conversion any shares of Preferred Stock not accompanied by any payment required by the preceding sentence. Except as provided in this paragraph or Section 7(k), no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

(c)    In connection with the conversion of any shares of Preferred Stock (whether pursuant to Section 7(a) or Section 7(j)), a portion of such shares may be converted; however, no fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of the Preferred Stock. If any fractional share of stock otherwise would be issuable upon the conversion of the Preferred Stock, the Company shall make an adjustment therefor in cash at the current market value thereof to the holder of the Preferred Stock. The current market value of a share of Common Stock shall be the Closing Price on the first Trading Day immediately preceding the day on which the Preferred Stock (or a specified portion thereof) is deemed to have been converted and such Closing Price shall be determined as provided in Section 7(l). If more than one share (or fraction thereof) shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

(d)    The Conversion Price shall be adjusted from time to time by the Company as follows:

  (i)    In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 7(l)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately prior to the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 7(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

  (ii)    In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 7(l)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

  (iii)    In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

  (iv)    In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 7(d)(i) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding (1) any rights or warrants referred to in Section 7(d)(ii) or (2) dividends and distributions paid exclusively in cash (the foregoing hereinafter in this Section 7(d)(iv) called the "Securities")), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 7(l)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of the Preferred Stock shall have the right to receive upon conversion of the Preferred Stock (or any portion thereof) the amount of Securities such holder would have received had such holder converted such Preferred Stock (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 7(d)(iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 7(l) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the holder of the Preferred Stock.

For purposes of this Section 7(d)(iv) and Sections 7(d)(i) and (ii), any dividend or distribution to which this Section 7(d)(iv) is applicable that also includes shares of Common Stock to which 7(d)(i) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 7(d)(ii) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock to which Section 7(d)(i) applies or rights or warrants to which Section 7(d)(ii) applies (and any Conversion Price reduction required by this Section 7(d)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 7(d)(i) and (ii) with respect to such dividend or distribution shall then be made) except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 7(d)(i) and as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 7(d)(ii), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 7(d)(i).

In the event that the Company implements a stockholders' rights plan (a "New Rights Plan") or amends any existing stockholders' rights plan (as amended, an "Amended Rights Plan" and together with any New Rights Plan, a "Rights Plan"), such Rights Plan shall provide that upon conversion of the Preferred Stock the holders will receive, in addition to the Common Stock issuable upon such conversion, the rights under such Rights Plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to the Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for purposes of this Section 7(d). Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7(d)(iv) (and no adjustment to the Conversion Price under this Section 7(d)(iv) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 7(d)(iv), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

  (v)    In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 7(e) applies or as part of a distribution referred to in Section 7(d) (iv)), then, immediately after the close of business on the Record Date with respect to such distribution, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the amount of such distribution and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date, provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of the Preferred Stock shall have the right to receive upon conversion of shares of Preferred Stock the amount of cash such holder would have received had such holder converted such shares immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to all holders of Common Stock as to which the Company makes the election permitted by Section 7(d)(xii) and as to which the Company has complied with the requirements of such Section shall be treated as not having been made for all purposes of this Section 7(d)(v).

  (vi)    In case a tender offer made by the Company or of any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment of consideration to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) then, immediately prior to the opening of business on the day after the date upon which occurred the last time tenders could have been made pursuant to such tender offer (the "Expiration Time"), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 7(d)(vi) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 7(d)(vi).

  (vii)    In case of a tender or exchange offer made by a person other than the Company or any Subsidiary for an amount which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) at the last time (the "Tender Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended)) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time, and with respect to which, as of the Tender Expiration Time, the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Tender Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Tender Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Tender Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Tender Purchased Shares) on the Tender Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Tender Expiration Time. In the event that such person is obligated to purchase shares pursuant to any such tender or exchange offer, but such person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 7(d)(vii) shall not be made if, as of the Tender Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company, to any other corporation (whether or not affiliated with the Company), authorized to acquire and operate the same and which shall be organized under the laws of the United States of America, any state thereof or the District of Columbia; provided, however, that each share of Preferred Stock shall remain outstanding, or unaffected or shall be converted into or exchanged for convertible exchangeable preferred stock of the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property having powers, preferences and relative, participating, optional or other rights and qualifications, limitations and restrictions substantially similar to (but no less favorable than) a share of Preferred Stock.

  (viii)    The Company may make such reductions in the Conversion Price, in addition to those required by Sections 7(d)(i), (ii), (iii), (iv), (v), (vi), and (vii), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price. All calculations under Section 7 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

  (ix)    Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of the Preferred Stock at his, her or its last address appearing on the Company's stock records, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

  (x)    In any case in which this Section 7(d) provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any share of Preferred Stock converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder of Preferred Stock any amount in cash in lieu of any fraction pursuant to Section 7(c).

  (xi)    For purposes of this Section 7(d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

  (xii)    In lieu of making any adjustment to the Conversion Price pursuant to Section 7(d)(v), the Company may elect to reserve an amount of cash for distribution to the holders of the Preferred Stock upon the conversion of the Preferred Stock so that any such holder converting Preferred Stock will receive upon such conversion, in addition to the shares of Common Stock and other items to which such holder is entitled, the full amount of cash which such holder would have received if such holder had, immediately prior to the Record Date for such distribution of cash, converted its Preferred Stock into Common Stock, together with any interest accrued with respect to such amount, in accordance with this Section 7(d)(xii). The Company may make such election by providing an Officers' Certificate to the Transfer Agent to such effect on or prior to the payment date for any such distribution and depositing with the Deposit Bank (as defined in Section 5(b)) on or prior to such date an amount of cash equal to the aggregate amount the holders of the Preferred Stock would have received if such holders had, immediately prior to the Record Date for such distribution, converted all of the Preferred Stock into Common Stock, with irrevocable instructions and authority to the Deposit Bank that such funds be applied in the manner set forth in this Section 7(d)(xii). The Company shall instruct the Deposit Bank to invest any such funds so deposited in marketable obligations issued or fully guaranteed by the United States government with a maturity not more than three (3) months from the date of issuance. Upon conversion of the Preferred Stock by a holder, the holder will be entitled to receive, in addition to the Common Stock issuable upon conversion, an amount of cash equal to the amount such holder would have received if such holder had, immediately prior to the Record Date for such distribution, converted its Preferred Stock into Common Stock, along with such holder's pro rata share, based upon the number of shares of Preferred Stock held by such holder, of any accrued interest earned as a consequence of the investment of such funds. Promptly after making an election pursuant to this Section 7(d)(xii), the Company shall give or shall cause to be given notice to all holders of the Preferred Stock of such election, which notice shall state the amount of cash such holders shall be entitled to receive (excluding interest) upon conversion of the Preferred Stock as a consequence of the Company having made such election.

(e)    In the event that the Company shall be a party to any transaction (including, without limitation (a) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock), (b) any consolidation of the Company with, or merger of the Company into, any other person, or any merger of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (c) any sale, transfer or lease of all or substantially all of the assets of the Company or (d) any compulsory share exchange) pursuant to which either shares of Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of the Company, the holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each share of Preferred Stock then outstanding shall have the right thereafter to convert such Preferred Stock only into: (x) in the case of any such transaction that does not constitute a Common Stock Fundamental Change (as defined in Section 7(l)) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such share of Preferred Stock immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change (as defined in Section 7(l)), to any adjustment in the Conversion Price in accordance with Section 7(i)(i), and (y) in the case of any such transaction that constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with Section 7(i)(ii). The company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Company's shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in this Section 7. The above provisions shall similarly apply to successive transactions of the type described in this Section 7(e).

(f)    The issue of stock certificates representing the shares of Common Stock on conversions of the Preferred Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof imposed by the government of the United States or any political subdivision thereof or other cost incurred by the Company in connection with such conversion and/or the issuance of such shares. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than the name in which the shares of Preferred Stock with respect to which such shares of Common Stock are issued are registered, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(g)    The Company covenants that all shares of Common Stock which may be delivered upon conversion of shares of Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, a sufficient number of shares of Common Stock for the purpose of effecting conversions of shares of Preferred Stock not theretofore converted into Common Stock. For purposes of this reservation of Common Stock, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Preferred Stock shall be computed as if at the time of computation all outstanding shares of Preferred stock were held by a single holder. The issuance of shares of Common Stock upon conversion of shares of Preferred Stock is authorized in all respects.

The Company shall from time to time, in accordance with the laws of the State of Delaware, use its reasonable efforts to increase the authorized number of shares of Common Stock as soon as practicable if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Preferred Stock.

Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of the Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

The Company further covenants that if at any time the Common Stock shall be listed on the Nasdaq National Market or any national securities exchange or automated quotation system the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Preferred Stock.

(h)    In case:

  (i)    the Company shall declare a dividend (or any other distribution) on its Common Stock (that would require an adjustment in the Conversion Price pursuant to Section 7(d)); or

  (ii)    the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

  (iii)    of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

  (iv)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Transfer Agent and to be mailed to each holder of the Preferred Stock at his, her or its address appearing on the Company's stock records, as promptly as possible but in any event at least fifteen days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

(i)    Notwithstanding any other provisions in this Section 7 to the contrary, if any Fundamental Change (as defined in Section 7(l)) occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, shares of Preferred Stock shall thereafter be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change.

For purposes of calculating any adjustment to be made pursuant to this Section 7(i) in the event of a Fundamental Change, immediately after such Fundamental Change (and for such purposes a Fundamental Change shall be deemed to occur on the earlier of (a) the occurrence of such Fundamental Change and (b) the date, if any, fixed for determination of stockholders entitled to receive the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock):

  (i)    in the case of a Non-Stock Fundamental Change, the Conversion Price of the Preferred Stock immediately following such Non-Stock Fundamental Change shall be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 7, and (B) the product of (1) the Applicable Price (as defined in Section 7(l)) and (2) a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the redemption price for one share of Preferred Stock if the redemption date were the date of such Non-Stock Fundamental Change (or if the date of such Non-Stock Fundamental Change falls within the period commencing on the first date of original issuance of the Preferred Stock through February 28, 2006, the twelve-month period commencing March 1, 2006 or                                             , the product of       or       %, respectively, times $50) plus (y) any then-accrued and unpaid distributions on one share of Preferred Stock; and

  (ii)    in the case of a Common Stock Fundamental Change, the Conversion Price of the Preferred Stock immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 7, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined in Section 7(l)) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for, common stock of the successor, acquiror or other third party (and any cash with respect to fractional interests), the Conversion Price of the Preferred Stock immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

(j)    The Company may elect to automatically convert all or any portion of the Preferred Stock (an "Automatic Conversion") at any time if the Closing Price of the Company's Common Stock has exceeded 150% of the Conversion Price for at least 20 Trading Days during a 30-day Trading Day period, ending within five Trading Days prior to the date of the Automatic Conversion Notice (as defined below). If fewer than all the outstanding shares of Preferred Stock are to be converted in connection with any Automatic Conversion, shares to be converted shall be selected by the Company from outstanding shares of Preferred Stock by lot or pro rata based on the number of shares of Preferred Stock then outstanding (as near as may be) or by any other equitable method determined by the Company in its sole discretion. In the event that the Automatic Conversion Date (as defined below in this Section 7(j)) occurs prior to March 1, 200  , the Company will pay the Make-Whole Dividend Payment on the Automatic Conversion Date.

  (i)    In case the Company shall desire to exercise the right to convert the shares of Preferred Stock, in whole or in part, pursuant to this Section 7(j), it shall fix a date for the Automatic Conversion (the "Automatic Conversion Date"), and it, or at its request (which must be received by the Transfer Agent at least ten (10) Business Days prior to the date the Transfer Agent is requested to give notice as described below unless a shorter period is agreed to by the Transfer Agent), the Transfer Agent in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such Automatic Conversion (the "Automatic Conversion Notice") at least twenty (20) and not more than thirty (30) days prior to the Automatic Conversion Date to the holders of the shares of Preferred Stock so to be converted at their last addresses as the same appear on the Company's stock records (provided that if the Company shall give such Automatic Conversion Notice, it shall also give such Automatic Conversion Notice, and notice of the shares of Preferred Stock to be converted, to the Transfer Agent). Such mailing shall be by first class mail. The Automatic Conversion Notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such Automatic Conversion Notice by mail or any defect in the notice to the holder of any share of Preferred Stock designated for conversion shall not affect the validity of the proceedings for the conversion of any other share of Preferred Stock.

  (ii)    Each such Automatic Conversion Notice shall specify the number of shares of Preferred Stock to be converted, the Automatic Conversion Date, the amount of the Make-Whole Dividend Payment, if any, that shall be paid by the Company, the portion of such Make-Whole Dividend Payment, if any, that shall be paid in cash, the portion of such Make-Whole Dividend Payment, if any, that shall be paid by delivery of shares of Common Stock, the place or places where the shares of Preferred Stock to be converted are to be surrendered for conversion and payment of the Make-Whole Dividend Payment, if any, and the Conversion Price then in effect.

  (iii)    If the Automatic Conversion Notice has been given as above provided, on and after the Automatic Conversion Date (unless the Company shall default in the payment of the Make-Whole Dividend Payment, if any), dividends on such shares of Preferred Stock so converted shall cease to accrue and such shares of Preferred Stock shall be deemed no longer outstanding and the holders thereof shall have no right in respect of such shares of Preferred Stock except the right to receive the shares of Common Stock issuable upon conversion of the shares of Preferred Stock so converted and the Make-Whole Dividend Payment, if any, due on such shares of Preferred Stock along with any cash in respect of any fractional shares of Common Stock arising from such conversion as provided in Section 7(c). On presentation and surrender of the certificate or certificates representing such shares of Preferred Stock as specified in said Automatic Conversion

  Notice, the Company shall issue and shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon conversion of the shares of Preferred Stock so converted and shall pay the Make-Whole Dividend Payment, if any, due on such shares of Preferred Stock along with any cash in respect of any fractional shares of Common Stock arising from such conversion as provided in Section 7(c) (which payment, if any, shall be paid no later than five (5) Business Days after the presentation and surrender of the certificate or certificates representing such shares of Preferred Stock so converted). Notwithstanding the failure to present and surrender the certificate or certificates representing the shares of Preferred Stock as specified in the Automatic Conversion Notice, the effective date of the conversion of any shares subject to any Automatic Conversion that complies with this Section 7 shall be the Automatic Conversion Date.

  (iv)    Notwithstanding the other provisions of this Section 7(j), in the event that on a proposed Automatic Conversion Date on or after March 1, 200  , the Company has not paid full cumulative dividends on the Preferred Stock (or set aside a sum therefor) for all past Dividend Periods, the Company may not convert the Preferred Stock pursuant to this Section 7(j) and any Automatic Conversion Notice previously given pursuant to this Section 7(j) shall be of no effect.

  (v)    If any of the foregoing provisions of this Section 7(j) are inconsistent with applicable law at the time of such Automatic Conversion, such law shall govern.

(k)    Upon any conversion of the Preferred Stock (whether pursuant to Section 7(a) or 7(j)) prior to March 1, 200  , the Company shall make a payment (the "Make-Whole Dividend Payment") with respect to the shares of Preferred Stock so converted in an amount equal to the full amount of cumulative dividends that would have accrued and become payable through and including March 1, 200  pursuant to Section 3(a) on such shares of Preferred Stock, less any dividends actually accrued and paid with respect to such shares of Preferred Stock prior to the date upon which such conversion becomes effective. The Company shall calculate the amount of the Make-Whole Dividend Payment. The Company may elect to pay the Make-Whole Dividend Payment or any portion thereof (i) in cash or, (ii) by delivering shares of Common Stock. In the event of an Automatic Conversion pursuant to Section 7(j) or a voluntary conversion pursuant to Section 7(a) on or following the date of an Automatic Conversion Notice (unless and until such Automatic Conversion Notice shall be deemed to have no effect), the number of shares to be delivered in the event the Company shall elect to make the Make-Whole Dividend Payment (or any portion thereof) in shares of Common Stock shall be equal to (x) the Make-Whole Dividend Payment (or any portion thereof that the Company elects to pay in shares of Common Stock) divided by (y) 150% of the Conversion Price (as adjusted pursuant to this Section 7) in effect on the effective date of such conversion. In all other circumstances in which the Company is required to make the Make-Whole Dividend Payment and elects to make the Make-Whole Dividend Payment (or any portion thereof) in shares of Common Stock, the number of shares of Common Stock to be delivered shall be equal to the lesser of (1) (A) the Make-Whole Dividend Payment (or any portion thereof that the Company elects to pay in shares of Common Stock) divided by (B) 95% of the average of the Closing Price per share of Common Stock for the two consecutive Trading Days immediately preceding and including the last Trading Day prior to the effective date of such conversion; or (2) (A) the Make-Whole Dividend Payment (or any portion thereof that the Company elects to pay in shares of Common Stock) divided by (B) $             . All shares of Common Stock which may be issued upon payment of the Make-Whole Dividend Payment (or any portion thereof) will be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights.

(l)    The following definitions shall apply to terms used in this Section 7:

  (i) "Applicable Price"    shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash received by a holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the daily Closing Price for one share of Common Stock during the 10 Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such cash, securities, property or other assets. The Closing Price on any Trading Day may be subject to adjustment as provided in Section 7(l)(ii).

  (ii) "Closing Price"    with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such Nasdaq National Market or New York Stock Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

  (iii) "Common Stock Fundamental Change"    shall mean any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Stock consists of common stock that, for the 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on Nasdaq National Market, provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Stock continues to exist as outstanding Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding Preferred Stock is converted into or exchanged for shares of convertible preferred stock, which convertible preferred stock has powers, preferences and relative, participating optional or other rights, and qualifications, limitations and restrictions substantially similar (but no less favorable) to those of the Preferred Stock.

  (iv) "Current Market Price"    shall mean the lesser of (a) the Closing Price per share of Common Stock on the date in question and (b) the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7(d)(i), (ii), (iii), (iv), (v), (vi), or (vii) occurs during such ten (10) consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7(d)(i), (ii), (iii), (iv), (v), (vi), or (vii) occurs on or after the "ex" date for the issuance or distribution or Fundamental Change requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance, distribution or Fundamental Change requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 7(d)(iv), (vi) or (vii) whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

For purposes of any computation under Sections 7(d)(vi) or (vii), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7(d)(i), (ii), (iii), (iv), (v), (vi), or (vii) occurs on or after the Expiration Time or the Tender Expiration Time, as the case may be, for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution or Fundamental Change, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time or Tender Expiration Time, as the case may be, of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 7(d), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 7(d) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

  (v) "fair market value"    shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

  (vi) "Fundamental Change"    shall mean the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of any such series of transactions or events, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of the Common Stock received in the transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

  (vii) "Non-Stock Fundamental Change"    shall mean any Fundamental Change other than a Common Stock Fundamental Change.

  (viii) "Purchaser Stock Price"    shall mean, with respect to any Common Stock Fundamental Change, the average of the daily Closing Price for one share of the common stock received by holders of the Common Stock in such Common Stock Fundamental Change during the 10 Trading Days immediately prior to the date fixed for the determination of the holders of the Common Stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of the Common Stock shall have the right to receive such common stock.

  (ix) "Record Date"    shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

  (x) "Trading Day"    shall mean (x) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

8. Ranking.    Any class or classes of stock of the Company shall be deemed to rank:

(a)    prior to the Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Preferred Stock.

(b)    on a parity with the Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, Dividend Payment Dates or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, if the holders of such class of stock and the Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority of one over the other; and

(c)    junior to the Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holder of Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

9.     Voting Rights.

(a)    The holders of the Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of the Preferred Stock will have one vote for each share of Preferred Stock held. Any shares of Preferred Stock held by the Company or any entity controlled by the Company shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

(b)    Whenever dividends on the Preferred Stock or on any outstanding shares of preferred stock ranking on parity as to dividends with the Preferred Stock shall be in arrears in an aggregate amount equal to at least six quarterly dividends (whether or not consecutive), (i) the number of members of the Board of Directors of the Company shall be increased by two, effective as of the time of election of such directors as hereinafter provided and (ii) the holders of the Preferred Stock (voting separately as a class with the holders of preferred stock ranking on parity as to dividends with the Preferred Stock on which like voting rights have been conferred and are exercisable, without regard to series) will have the exclusive right to vote for and elect such two additional directors of the Company at any meeting of stockholders of the Company at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of the Preferred Stock to vote for such two additional directors shall terminate when all accrued and unpaid dividends on the Preferred Stock and all other affected classes or series of preferred stock ranking on parity as to dividends with the Preferred Stock have been declared and paid or set apart for payment. The holders of the Preferred Stock voting as a class shall have the right to remove without cause at any time and replace any directors such holders shall have elected pursuant to this Section 9. If the office of any director elected by the holders of Preferred Stock voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by the holders of Preferred Stock (together with any other series of preferred stock ranking on a parity with the Preferred Stock and upon which like voting rights have been conferred and are exercisable, without regard to series) voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. The term of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of the Preferred Stock to vote for such directors, and the number of directors of the Board of Directors of the Company shall immediately thereafter be reduced by two. The Board of Directors of the Company shall determine, when and if required, to which class of directors such directors appointed by the holders of the Preferred Stock shall be appointed under the Company's Certificate of Incorporation; provided, however, that if applicable, the term of such directors shall terminate earlier than the expiration of the terms provided for the applicable class or classes of directors if the right of the holders of Preferred Stock to appoint directors under this Section 9 terminates as provided herein.

The foregoing right of the holders of the Preferred Stock with respect to the election of two directors may be exercised at any annual meeting of stockholders or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of the Preferred Stock more than ninety (90) days preceding the date established for the next annual meeting of stockholders, the President of the Company shall, within twenty (20) days after the delivery to the Company at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of Preferred Stock, call a special meeting of the holders of the Preferred Stock to be held within sixty (60) days after the delivery of such request for the purpose of electing such additional directors.

(c)    So long as the Preferred Stock is outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least a majority (unless a higher percentage shall then be required by applicable law) of all outstanding shares of Preferred Stock voting separately as a class with the holders of preferred stock ranking on parity as to dividends with the Preferred Stock on which like voting rights have been conferred and are exercisable, without regard to series, (i) amend, alter or repeal any provision of the Certificate of Incorporation (including, without limitation, these resolutions) or the Bylaws of the Company so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Preferred Stock, or (ii) create, authorize or issue, or reclassify any authorized stock of the Company into, or increase the authorized amount of, any class or series of the Company's capital stock ranking senior to the Preferred Stock as to dividends or as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any obligation or security convertible into shares of such a class or series. In addition, so long as the Preferred Stock is outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least a majority (unless a higher percentage shall then be required by applicable law) of all outstanding shares of Preferred Stock voting separately as a class with the holders of preferred stock ranking on parity as to dividends with the Preferred Stock on which like voting rights have been conferred and are exercisable, without regard to series, enter into a share exchange pursuant to which the Preferred Stock would be exchanged for any other securities or merge or consolidate with or into any other person or permit any other person to merge or consolidate with or into the Company, unless in such case each share of Preferred Stock shall remain outstanding or unaffected or shall be converted into or exchanged for convertible exchangeable preferred stock of the surviving entity having voting rights, preferences, limitations or special rights thereof substantially similar (but no less favorable) to a share of Preferred Stock. A class vote on the part of the Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Company's Board of Directors) in connection with (a) the authorization, issuance or increase in the authorized amount of any shares of capital stock ranking junior to or on parity with the Preferred Stock both as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, when and if issued, including Common Stock; (b) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Company (other than those that may be covered by clause (ii) of the preceding sentence; or (c) the amendment, alteration or repeal of any provision of the Certificate of Incorporation (including, without limitation, these resolutions) in order to cure any ambiguity or to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein; provided such provisions shall not affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Preferred Stock in any material respect).

The holders of Preferred Stock shall also be entitled to vote on certain amendments or supplements to the Indenture establishing the Debentures, for which the Preferred Stock may be exchanged, as described in Section 10 hereof, and provided in Article XI of such Indenture.

10.  Exchange.

(a)    The Preferred Stock shall be exchangeable, in whole but not in part, at the option of the Company on any Dividend Payment Date beginning March 1, 2006, for the Debentures at the rate of $50 principal amount of Debentures for each share of Preferred Stock outstanding at the time of exchange; provided that the Debentures will be issuable in denominations of $1,000 and integral multiples thereof. If the exchange results in an amount of Debentures that is not an integral multiple of $1,000, the amount in excess of the closest integral multiple of $1,000 will be paid in cash by the Company.

(b)    The Company will mail to each record holder of the Preferred Stock written notice of its intention to exchange the Preferred Stock for the Debentures no less than 30 nor more than 60 days prior to the date of the exchange (the "Exchange Date"). The notice shall specify the Exchange Date, the place or places where certificates for shares of the Preferred Stock are to be surrendered for Debentures and shall state that dividends on Preferred Stock will cease to accrue on and after the Exchange Date.

(c)    If the Company has caused the Debentures to be authenticated on or prior to the Exchange Date and has complied with the other provisions of this Section 10, then, notwithstanding that any certificates for shares of Preferred Stock have not been surrendered for exchange, on the Exchange Date dividends shall cease to accrue on the Preferred Stock and at the close of business on the Exchange Date the holders of the Preferred Stock shall cease to be stockholders with respect to the Preferred Stock and shall have no interest in or other claims against the Company by virtue thereof and shall have no voting or other rights with respect to the Preferred Stock, except the right to receive the Debentures issuable upon such exchange and the right to accumulated and unpaid dividends, without interest thereon, upon surrender (and endorsement, if required by the Company) of their certificates, and the shares evidenced thereby shall no longer be deemed outstanding for any purpose. The Company will cause the Debentures to be authenticated on or before the Exchange Date, and the Company will pay interest on the Debentures at the rate and on the dates specified in such Indenture from and after the Exchange Date.

(d)    Notwithstanding the foregoing, if notice of exchange has been given pursuant to this Section 10 and any holder of shares of Preferred Stock shall, prior to the close of business on the Exchange Date, give written notice to the Company pursuant to Section 7 of the conversion of any or all of the shares held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company), then the exchange shall not become effective as to the shares to be converted and the conversion shall become effective as provided in Section 7.

(e)    The Debentures will be delivered to the persons entitled thereto upon surrender to the Company or its agent appointed for that purpose of the certificates for the shares of Preferred Stock being exchanged therefor.

(f)    Notwithstanding the other provisions of this Section 10, if on the Exchange Date (i) the Company has not paid full cumulative dividends on the Preferred Stock (or set aside a sum therefor) to the Exchange Date; or (ii) the exchange shall result in an Event of Default under the Indenture or an Event of Default under the Indenture shall have occurred and be continuing, the Company may not exchange the Preferred Stock for the Debentures and any notice previously given pursuant to this Section 10 shall be of no effect.

(g)    Prior to the Exchange Date, the Company will comply with any applicable securities and blue sky laws with respect to the exchange of the Preferred Stock for the Debentures.

(h)    Dividends with respect to the shares of Preferred Stock to be exchanged which are due on the quarterly Dividend Payment Date on which the exchange is effected will be mailed to holders in the regular course.

11. Record Holders.    The Company and the Transfer Agent may deem and treat the record holder of any shares of Preferred Stock as the true and lawful owner thereof for all purposes and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

12. Notice.    Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Company as contemplated in Section 7(b) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this resolution) with postage prepaid, addressed, if to the Company, to its offices at 500 Arsenal Street, Watertown, Massachusetts 02472 (Attention: Secretary) or to an agent of the Company designated as permitted by this certificate, or, if to any holder of the Preferred Stock, to such holder at the address of such holder of the Preferred Stock as listed in the Company's stock records or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.

13.  Form of Certificates; Transfer.

(a)    So long as the shares of Preferred Stock are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all shares of Preferred Stock that are so eligible may be represented by a Preferred Stock certificate in global form (the "Global Certificate") registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer, conversion and exchange of beneficial interests in the Global Certificate shall be effected through the Depositary in accordance with this Certificate and the procedures of the Depositary therefor.

Transfers of interests in a Global Certificate will be made in accordance with the standing instructions and procedures of the Depository and its participants. The Transfer Agent shall make appropriate endorsements to reflect increases or decreases in the Global Certificate as set forth on the face of the Global Certificate to reflect any such transfers.

Except as provided below, beneficial owners of an interest in a Global Certificate shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Certificates.

No definitive Preferred Stock certificate, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in a Global Certificate. The Transfer Agent shall issue Preferred Stock certificates in definitive form upon any transfer of a beneficial interest in any Global Certificate to the Company or any Affiliate of the Company.

(b)    Any Global Certificate may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Certificate as may be required by the Custodian, the Depositary, by the New York Stock Exchange or by the National Association of Securities Dealers, Inc. in order to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the shares of Preferred Stock may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular shares of Preferred Stock are subject.

(c)    Notwithstanding any other provisions of this Certificate (other than the provisions set forth in this Section 13(c)), a Global Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee to a successor Depositary or a nominee of such successor Depositary.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Certificates. Initially, the Global Certificate shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with a custodian for Cede & Co.

If at any time the Depositary for a Global Certificate notifies the Company that it is unwilling or unable to continue as Depositary for such Global Certificate, the Company may appoint a successor Depositary with respect to such Global Certificate. If a successor Depositary for the Preferred Stock is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Transfer Agent will authenticate and deliver, Preferred Stock in certificated form, in an aggregate principal amount equal to the principal amount of the Global Certificate, in exchange for such Global Certificate.

Preferred Stock in definitive form issued in exchange for all or a part of a Global Certificate pursuant to this Section 13 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. Upon execution and authentication, the Transfer Agent shall deliver such Preferred Stock in certificated form to the persons in whose names such Preferred Stock in definitive form are so registered.

At such time as all interests in a Global Certificate have been redeemed, converted, exchanged, repurchased or canceled for Preferred Stock in definitive form, or transferred to a transferee who receives Preferred Stock in definitive form, such Global Certificate shall be, upon receipt thereof, canceled by the Transfer Agent in accordance with standing procedures and instructions existing between the custodian and Depositary. At any time prior to such cancellation, if any interest in a Global Certificate is exchanged for Preferred Stock in certificated form, redeemed, converted, exchanged, repurchased by the Company or canceled, or transferred for part of a Global Certificate, the principal amount of such Global Certificate shall, in accordance with the standing procedures and instructions existing between the custodian and the Depositary, be reduced or increased, as the case may be, and an endorsement shall be made on such Global Certificate, by the Transfer Agent or the custodian, at the direction of the Transfer Agent, to reflect such reduction or increase.

(d)    Any Preferred Stock or Common Stock issued upon the conversion or exchange of a Security that is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Preferred Stock or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144). Any Preferred Stock or Common Stock issued in definitive form to the Company or any Affiliate thereof shall be endorsed with or have incorporated in the text thereof such legends or recitals as necessary to set forth the foregoing restrictions.

14.  Form of Notice of Conversion; Form of Assignment.

(a)    The following is the form of Conversion Notice to be set forth on the reverse of the Preferred Stock certificate:

[FORM OF CONVERSION NOTICE]
CONVERSION NOTICE

To:

The undersigned registered owner of the Preferred Stock hereby irrevocably exercises the right to convert the Preferred Stock, or the portion hereof below designated, into shares of Common Stock in accordance with the terms of the Certificate of Designation, and directs that the shares issuable and deliverable upon such conversion, together with any shares issuable and deliverable or check in payment of any Make-Whole Dividend Payment, if any, and any check in payment for fractional shares and any Preferred Stock representing any unconverted amount of shares hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of the Preferred Stock not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17AD-15 if shares of Common Stock are to be issued, or Preferred Stock to be delivered, other than to and in the name of the registered holder.
Signature Guarantee
Fill in for registration of shares if to be issued, and Preferred Stock if to be delivered, other than to and in the name of the registered holder:
(Name)
(Street Address)
(City, State and Zip Code) Please print name and address
Number of shares to be converted (if less than all):
Taxpayer
Social Security or Other Identification Number

(b)    The following is the form of Assignment to be set forth on the reverse of the Preferred Stock certificate:

[FORM OF ASSIGNMENT]

For value received                           hereby sell(s), assign(s) and transfer(s) unto                           (Please insert social security or Taxpayer Identification Number of assignee) the Preferred Stock, and hereby irrevocably constitutes and appoints                           attorney to transfer the said Preferred Stock on the books of the Company, with full power of substitution in the premises.

Unless the appropriate box below is checked, the undersigned confirms that such Preferred Stock is not being transferred to the Company or an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

☐  The transferee is an Affiliate of the Company

☐  The transferee is the Company

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17AD-15 if shares of Common Stock are to be issued, or Preferred Stock to be delivered, other than to and in the name of the registered holder.
Signature Guarantee

NOTICE: The signature on the conversion notice, or the assignment must correspond with the name as written upon the face of the Preferred Stock in every particular without alteration or enlargement or any change whatever.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this February     , 2005.

ACUSPHERE, INC.
By:	Name: John F. Thero Title: Senior Vice President and Chief Financial Officer

Attest:

Name: Sherri C. Oberg Title: President and Chief Executive Officer

Annex B

         ACUSPHERE, INC.

AND

THE BANK OF NEW YORK
as Trustee

INDENTURE

Dated as of February    , 2005

    % Convertible Subordinated Debentures

B-i

B-ii

B-iii

B-iv

CROSS REFERENCE SHEET*

Between

Provisions of Trust Indenture Act of 1939 and Indenture, dated as of February    , 2005, between Acusphere, Inc. and The Bank of New York, as Trustee, providing for the              % Convertible Subordinated Debentures:

Section of the Act	Section of Indenture
310(a)(1) and (2)	8.9
310(a)(3) and (4)	Inapplicable
310(b)	8.8 and 8.10(b) and (d)
310(c)	Inapplicable
311(a)	8.13
311(b)	8.13
311(c)	Inapplicable
312(a)	6.1 and 6.2(a)
312(b)	6.2(b)
312(c)	6.2(c)
313(a)	6.3(a)
313(b)(1)	Inapplicable
313(b)(2)	6.3(a)
313(c)	6.3(a)
313(d)	6.3(b)
314(a)	6.4
314(b)	Inapplicable
314(c)(1) and (2)	16.5
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	16.5
314(f)	Inapplicable
315(a), (c) and (d)	8.1
315(b)	7.8
315(e)	7.9
316(a)(1)	7.7
316(a)(2)	Not required
316(a)(last sentence)	9.4
316(b)	11.2
317(a)	7.2
317(b)	5.4 and 13.2
318(a)	16.8

B-v

INDENTURE, dated as of February    , 2005, between Acusphere, Inc., a Delaware corporation (hereinafter sometimes called the "Company", as more fully set forth in Section 1.1), and The Bank of New York, a New York banking corporation, as trustee (hereinafter sometimes called the "Trustee", as more fully set forth in Section 1.1).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its             % Convertible Subordinated Debentures (hereinafter sometimes called the "Debentures"), in an aggregate principal amount not to exceed $40,000,000 and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Debentures, the certificate of authentication to be borne by the Debentures, a form of assignment, and a form of conversion notice to be borne by the Debentures are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, and in consideration of the premises and of the acquisition and acceptance of the Debentures by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures (except as otherwise provided below), as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.    Each of the terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. Each of the terms used in this Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such term in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words "herein," "hereof," "hereunder," and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

Affiliate.    The term "Affiliate" of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

Applicable Price.    The term "Applicable Price" shall have the meaning specified in Section 15.11(b).

Automatic Conversion.    The term "Automatic Conversion" shall have the meaning specified in Section 15.12(a).

Automatic Conversion Date.    The term "Automatic Conversion Date" shall have the meaning specified in Section 15.12(b).

Automatic Conversion Notice.    The term "Automatic Conversion Notice" shall have the meaning specified in Section 15.12(b).

Board of Directors.    The term "Board of Directors" shall mean the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

Board Resolution.    The term "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

Business Day.    The term "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

Commission.    The term "Commission" shall mean the Securities and Exchange Commission.

Common Stock.    The term "Common Stock" shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 15.6, however, shares issuable on conversion of Debentures shall include only shares of the class designated as common stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

Common Stock Fundamental Change.    The term "Common Stock Fundamental Change" shall have the meaning specified in Section 15.11(b).

Company.    The term "Company" shall mean Acusphere, Inc., a Delaware corporation, and subject to the provisions of Article XII, shall include its successors and assigns.

Conversion Price.    The term "Conversion Price" shall have the meaning specified in Section 15.4.

Corporate Trust Office.    The term "Corporate Trust Office," or other similar term, shall mean the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 470 Atlantic Avenue, Suite 4082, Boston, MA 02210, Attention: Peter Murphy (Acusphere, Inc.,             % Convertible Subordinated Debentures).

Custodian.    The term "Custodian" shall mean The Bank of New York, as custodian with respect to the Debentures in global form, or any successor entity thereto.

Debenture or Debentures.    The terms "Debenture" or "Debentures" shall mean any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture.

Debentureholder; holder.    The terms "Debentureholder" or "holder" as applied to any Debenture, or other similar terms (but excluding the term "beneficial holder"), shall mean any person in whose name at the time a particular Debenture is registered on the Debenture register.

Debenture register.    The term "Debenture register" shall have the meaning specified in Section 2.5.

default.    The term "default" shall mean any event that is, or after notice or passage of time, or both, would be, an Event of Default.

Depositary.    The term "Depositary" shall mean, with respect to the Debentures issuable or issued in whole or in part in global form, the person specified in Section 2.5(d) as the Depositary with respect to such Debentures, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

Designated Senior Indebtedness.    The term "Designated Senior Indebtedness" shall mean any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

Event of Default.    The term "Event of Default" shall mean any event specified in Section 7.1 continued for the period of time, if any, and after the giving of notice, if any, therein designated.

Exchange Act.    The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Date.    The term "Exchange Date" shall mean the date on which the Debentures are issued in exchange for all of the outstanding shares of Preferred Stock.

Fundamental Change.    The term "Fundamental Change" shall have the meaning specified in Section 15.11(b).

Global Debenture.    The term "Global Debenture" shall have the meaning specified in Section 2.5(b).

Indebtedness.    The term "Indebtedness" shall mean, with respect to any person, all obligations, whether or not contingent, of such person (i) (a) for borrowed money, whether or not evidenced by a note, debenture, bond, or other written instrument, (b) evidenced by a note, debenture, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or under any lease or related document (including a purchase agreement) that provides that the Company is contractually obligated to purchase or cause a third party to purchase and thereby guarantee a minimum residual value of the lease property to the lessor and the obligations of the Company under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to Indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such person's legal liability, (f) in respect of the balance of deferred and unpaid purchase price of any property or assets, (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements); and (iii) any and all Indebtedness constituting deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

Indenture.    The term "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

Make-Whole Interest Payment.    The term "Make Whole Interest Payment" shall have the meaning specified in Section 15.13(a).

Non-Stock Fundamental Change.    The term "Non-Stock Fundamental Change" shall have the meaning specified in Section 15.11(b).

Officers' Certificate.    The term "Officers' Certificate", when used with respect to the Company, shall mean a certificate signed by (a) one of the President or the Chief Executive Officer and (b) by one of the or the Chief Financial Officer, Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company (provided that such person shall not also be the person that has signed the certificate in satisfaction of the foregoing clause (a)), which is delivered to the Trustee. Each such certificate shall include the statements provided for in Section 16.5 if and to the extent required by the provisions of such Section.

Opinion of Counsel.    The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, which is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 16.5 if and to the extent required by the provisions of such Section.

outstanding.    The term "outstanding," when used with reference to Debentures, shall, subject to the provisions of Section 9.4, mean, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:

  (a)    Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

  (b)    Debentures, or portions thereof, for the payment, or redemption of which monies in the necessary amount shall have been deposited in trust pursuant hereto with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided that if such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Section 3.2, or provision satisfactory to the Trustee shall have been made for giving such notice;

  (c)    Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.6 unless proof satisfactory to the Trustee is presented that any such Debentures are held by bona fide holders in due course; and

  (d)    Debentures converted into Common Stock pursuant to Article XV and Debentures deemed not outstanding pursuant to Section 3.2.

Payment Blockage Notice.    The term "Payment Blockage Notice" has the meaning specified in Section 4.2.

Person.    The term "person" shall mean a corporation, a limited liability company, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

Predecessor Debenture.    The term "Predecessor Debenture" of any particular Debenture shall mean every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.6 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture that it replaces.

Preferred Stock.    The term "Preferred Stock" shall mean the             % Convertible Exchangeable Preferred Stock of the Company.

Purchaser Stock Price.    The term "Purchaser Stock Price" shall have the meaning specified in Section 15.11(b).

Representative.    The term "Representative" means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

Responsible Officer.    The term "Responsible Officer", when used with respect to the Trustee, shall mean an officer of the Trustee assigned to the Corporate Trust Office, and any officer of the Trustee to whom such matter is referred to because of his, her or its knowledge of and familiarity with the particular subject.

Rule 144:    The term "Rule 144" shall mean Rule 144 as promulgated under the Securities Act.

Securities Act.    The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Senior Indebtedness.    The term "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of the Company (including, without limitation, any interest accruing after the filing of a petition by or against the Company under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to the foregoing); provided, however, that Senior Indebtedness does not include (i) Indebtedness evidenced by the Debentures, (ii) any liability for federal, state, local or other taxes owed or owing by the Company, (iii) Indebtedness of the Company to any subsidiary of the Company, (iv) any trade payables of the Company incurred in the ordinary course of business, and (v) any indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Debentures.

Subsidiary.    The term "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Trading Day.    The term "Trading Day" has the meaning specified in Section 15.5(h)(5).

Trust Indenture Act.    The term "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Sections 11.3 and 15.6; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

Trustee.    The term "Trustee" shall mean The Bank of New York and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

The definitions of certain other terms are as specified in Article XV.

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF DEBENTURES

Section 2.1 Designation, Amount and Issue of Debentures.    The Debentures shall be designated as "             % Convertible Subordinated Debentures." Debentures not to exceed the aggregate principal amount of $40,000,000 (except pursuant to Sections 2.5, 2.6, 3.3 and 15.2) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures upon the written order of the Company, signed by the Company's (a) President, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and (b) Treasurer or Assistant Treasurer or its Secretary or any Assistant Secretary, without any further action by the Company hereunder, provided, however that said Debentures may not be executed, delivered or authenticated unless and until (i) the Company may legally issue said Debentures in accordance with the Delaware General Corporation Law, as amended, and (ii) the Trustee shall have received an Officer's Certificate and Opinion of Counsel in accordance with Section 16.5. The Debentures may only be issued upon the exchange of all outstanding Preferred Stock.

Section 2.2 Form of Debentures.    The Debentures and the Trustee's certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A, which is incorporated in and made a part of this Indenture.

Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, or to conform to usage.

Any Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Debentures represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Debentures in accordance with this Indenture. Payment of principal of and interest and premium, if any (including any redemption price), on any Global Debenture shall be made to the holder of such Debenture.

The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.3 Date and Denomination of Debentures; Maturity; Payments of Interest.    The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Every Debenture shall be dated the date of its authentication and, except as provided in this Section, shall bear interest, payable semiannually on the first day of June and December of each year, commencing on the first such date after the Exchange Date, from the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for on the Debentures, from the Exchange Date, until payment of the principal sum has been made or fully provided for. The Debentures will mature on the twenty-fifth year anniversary of the Exchange Date, unless earlier converted or redeemed. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Debentures, all Debentures authenticated by the Trustee after the close of business on the record date (as defined in this Section 2.3) for any interest payment date (June 1 or December 1, as the case may be) and prior to such interest payment date shall be dated the date of authentication but shall bear interest from such interest payment date, provided, however, that if and to the extent that the Company shall default in interest due on such interest payment date then any such Debenture shall bear interest from June 1 or December 1, as the case may be, immediately preceding the date of such Debenture to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on the Debentures, from the Exchange Date.

The person in whose name any Debenture (or its Predecessor Debenture) is registered at the close of business on any record date with respect to any interest payment date (including any Debenture that is converted after the record date and on or before the interest payment date) shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Debenture upon any transfer, exchange or conversion subsequent to the record date and on or prior to such interest payment date. Interest may, at the option of the Company, be paid by check mailed to the address of such person on the registry kept for such purposes; provided that, with respect to any holder of Debentures with an aggregate principal amount equal to or in excess of $2,000,000, at the request of such holder in writing to the Company, interest on such holder's Debentures shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by such holder to the Trustee and paying agent (if different from Trustee). Interest payable with respect to Debentures held in the form of a Global Debenture shall be paid to the Depositary by wire transfer in immediately available funds in accordance with the applicable procedures of the Depositary. The term "record date" with respect to any interest payment date shall mean the May 15 or November 15 preceding said June 1 or December 1.

Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any said June 1 or December 1 (herein called "Defaulted Interest") shall forthwith cease to be payable to the Debentureholder on the relevant record date by virtue of his, her or it having been such Debentureholder; and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

  (1)    The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of

  Defaulted Interest to be paid on each Debenture and the date of the payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Debentureholder as of such special record date at his, her or its address as it appears in the Debenture register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Debentures (or their respective Predecessor Debentures) were registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2).

  (2)    The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.4 Execution of Debentures.    The Debentures shall be signed in the name and on behalf of the Company by the facsimile signature of its President, its Chief Executive Officer, any of its Executive or Senior Vice Presidents, or any of its Vice Presidents (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company; and any Debenture may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.5 Exchange and Registration of Transfer of Debentures.

  (a)    The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 5.2 being herein sometimes collectively referred to as the "Debenture register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed "Debenture registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.2. There shall be only one Debenture register.

  Upon surrender for registration of transfer of any Debenture to the Debenture registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.5, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount. Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Debentureholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

  All Debentures presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee, the Debenture registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Debentureholder thereof or his, her or its attorney duly authorized in writing.

  No service charge shall be charged to the Debentureholder for any exchange or registration of transfer of Debentures, but the Company may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

  None of the Company, the Trustee, the Debenture registrar or any co-registrar shall be required to exchange or register a transfer of (a) any Debentures for a period of fifteen (15) days next preceding any selection of Debentures to be redeemed or (b) any Debentures called for redemption or, if a portion of any Debenture is selected or called for redemption, such portion thereof selected or called for redemption or (c) any Debentures surrendered for conversion or, if a portion of any Debenture is surrendered for conversion, such portion thereof surrendered for conversion.

  All Debentures issued upon any transfer or exchange of Debentures in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Debentures surrendered upon such registration of transfer or exchange.

  (b)    So long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Debentures that are so eligible may be represented by a Debenture or Debentures in global form (the "Global Debenture" or "Global Debentures") registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer, conversion and exchange of beneficial interests in the Global Debenture shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor.

  Transfers of interests in a Global Debenture will be made in accordance with the standing instructions and procedures of the Depository and its participants. The Transfer Agent shall make appropriate endorsements to reflect increases or decreases in the Global Debenture as set forth on the face of the Global Debenture to reflect any such transfers.

  Except as provided below, beneficial owners of an interest in a Global Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Debentures. No definitive Debenture, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in a Global Debenture. The Trustee shall issue Debentures in definitive form upon any transfer of a beneficial interest in any Global Debenture to the Company or any Affiliate of the Company.

  (c)    Any Global Debenture may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc. or any other exchange or automated quotation system in which the Debentures are then authorized for trading in order to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Debentures may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

  (d)    Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.5(d)), a Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee to a successor Depositary or a nominee of such successor Depositary.

  The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Debentures. Initially, the Global Debenture shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

  If at any time the Depositary for a Global Debenture notifies the Company that it is unwilling or unable to continue as Depositary for such Global Debenture, the Company may appoint a successor Depositary with respect to such Global Debenture. If a successor Depositary for the Debentures is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Trustee will authenticate and deliver, Debentures in certificated form, in an aggregate principal amount equal to the principal amount of the Global Debenture, in exchange for such Global Debenture. Debentures in definitive form issued in exchange for all or a part of a Global Debenture pursuant to this Section 2.5(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Debentures in certificated form to the persons in whose names such Debentures in definitive form are so registered.

  At such time as all interests in a Global Debenture have been redeemed, converted, exchanged, repurchased or canceled for Debentures in definitive form, or transferred to a transferee who receives Debentures in definitive form, such Global Debenture shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Custodian and Depositary. At any time prior to such cancellation, if any interest in a Global Debenture is exchanged for Debentures in certificated form, redeemed, converted, exchanged, repurchased by the Company or canceled, or transferred for part of a Global Debenture, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Custodian and the Depositary, be reduced or increased, as the case may be, and an endorsement shall be made on such Global Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

  (e)    Any Debenture or Common Stock issued upon the conversion or exchange of a Debenture that is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Debenture or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144). Any Debenture or Common Stock issued in definitive form to the Company or any Affiliate thereof shall be endorsed with or have incorporated in the text thereof such legends or recitals as necessary to set forth the foregoing restrictions.

Section 2.6 Mutilated, Destroyed, Lost or Stolen Debentures.    In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Debenture, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Debenture and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture which has matured or is about to mature or has been called for redemption or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Debenture and of the ownership thereof.

Every substitute Debenture issued pursuant to the provisions of this Section 2.6 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.7 Temporary Debentures.    Pending the preparation of definitive Debentures or any Global Debenture, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the definitive Debentures but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Debentures. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent definitive Debentures and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.2 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as definitive Debentures authenticated and delivered hereunder.

Section 2.8 Cancellation of Debentures Paid, Etc.    All Debentures surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any paying agent or any Debenture registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. Upon written instructions of the Company, the Trustee shall destroy canceled Debentures and, after such destruction, shall, if requested by the Company, deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

ARTICLE III

REDEMPTION OF DEBENTURES

Section 3.1 Redemption Prices.    The Company may, at its option, redeem all or from time to time any part of the Debentures on any date prior to maturity, upon notice as set forth in Section 3.2, and at the optional redemption prices set forth in the form of Debenture attached as Exhibit A hereto, together with accrued interest, if any, to, but excluding, the date fixed for redemption, provided, however, that no such redemption shall be effected before March 1, 200  .

Section 3.2 Notice of Redemption; Selection of Debentures.    In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.1, it shall fix a date for redemption, and it, or at its request (which must be received by the Trustee at least ten (10) Business Days prior to the date the Trustee is requested to give notice as described below unless a shorter period is agreed to by the Trustee), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least twenty (20) and not more than sixty (60) days prior to the date fixed for redemption to the holders of Debentures so to be redeemed as a whole or in part at their last addresses as the same appear on the Debenture register (provided that if the Company shall give such notice, it shall also give such notice, and notice of the Debentures to be redeemed, to the Trustee). If fewer than all the Debentures are to be redeemed, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than thirty-five (35) days (or such shorter period of time as may be acceptable to the Trustee) prior to the redemption date as to the aggregate principal amount of Debentures to be redeemed. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

Each such notice of redemption shall specify the aggregate principal amount of Debentures to be redeemed, the date fixed for redemption, the redemption price at which Debentures are to be redeemed, the CUSIP number or numbers for the Debentures to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debentures, that interest accrued to, but excluding, the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Price and the date on which the right to convert such Debentures or portions thereof into Common Stock will expire. If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed. In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

On or prior to the redemption date specified in the notice of redemption given as provided in this Section 3.2, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 5.4) an amount of money sufficient to redeem on the redemption date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued interest to, but excluding, the date fixed for redemption; provided that if such payment is made on the redemption date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. New York City time, on such date. If any Debenture called for redemption is converted pursuant hereto, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Company upon its request, or, if then held by the Company shall be discharged from such trust.

If fewer than all the Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof to be redeemed (in principal amounts of $1,000 or integral multiples thereof), by lot or, in its sole discretion, on a pro rata basis. If any Debenture selected for partial redemption is converted in part after such selection, the converted portion of such Debenture shall be deemed (so far as may be) to be the portion to be selected for redemption. The Debentures (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is converted as a whole or in part before the mailing of the notice of redemption.

Upon any redemption of less than all Debentures, the Company and the Trustee may (but need not) treat as outstanding any Debentures surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as not outstanding any Debenture authenticated and delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

Section 3.3 Payment of Debentures Called for Redemption.    If notice of redemption has been given as above provided, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to, but excluding, the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Debentures at the redemption price, together with interest accrued to, but excluding, said date) interest on the Debentures or portion of

Debentures so called for redemption shall cease to accrue and such Debentures shall cease after the close of business on the Business Day next preceding the date fixed for redemption to be convertible into Common Stock and, except as provided in Sections 8.5 and 13.4, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Debentures except the right to receive the redemption price thereof and unpaid interest to, but excluding, the date fixed for redemption. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof to be redeemed shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to, but excluding, the date fixed for redemption; provided that, if the applicable redemption date is an interest payment date, the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Debentures registered as such on the relevant record date subject to the terms and provisions of Section 2.3 hereof.

Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any notice of optional redemption during the continuance of a default in payment of interest or premium on the Debentures or of any Event of Default of which, in the case of any Event of Default other than under Section 7.1(a) or (b), a Responsible Officer of the Trustee has knowledge. If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Debenture and such Debenture shall remain convertible into Common Stock until the principal and premium, if any, shall have been paid or duly provided for.

Section 3.4 Conversion Arrangement on Call for Redemption.    In connection with any redemption of Debentures, the Company may arrange for the purchase and conversion of any Debentures by an agreement with one or more investment bankers or other purchasers to purchase such Debentures by paying to the Trustee in trust for the Debentureholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to, but excluding, the date fixed for redemption, of such Debentures. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the redemption price of such Debentures, together with interest accrued to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Debentures not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article XV) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Debentures shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Debentures. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Debentures between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

ARTICLE IV

SUBORDINATION OF DEBENTURES

Section 4.1 Agreement of Subordination.    The Company covenants and agrees, and each holder of Debentures issued hereunder by his, her or its acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article IV; and each person holding any Debenture, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, and interest on all Debentures (including, but not limited to, the redemption price with respect to the Debentures to be redeemed, as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to holders of Senior Indebtedness of all Senior Indebtedness.

No provision of this Article IV shall prevent the occurrence of any default or Event of Default hereunder.

Section 4.2 Payments to Debentureholders.    No payment shall be made with respect to the principal of, or premium, if any, or interest on the Debentures (including, but not limited to, the redemption price with respect to the Debentures to be redeemed, as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.5, if:

  (a)    a default in the payment of principal, premium, if any, interest, or other obligations due on any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

  (b)    a default, other than a payment default, on a Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from the Company or holder or Representative of Designated Senior Indebtedness.

If the Trustee receives any Payment Blockage Notice pursuant to clause (b) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 365 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice, and (B) all scheduled payments of principal, premium, if any, and interest on the Debentures that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

The Company may and shall resume payments on and distributions in respect of the Debentures upon the earlier of:

  (1)    the date upon which the default is cured or waived or ceases to exist, or

  (2)    in the case of a default referred to in clause (b) above, the earlier of (x) the date such default is cured or waived or ceases to exist and (y) 179 days pass after notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article IV otherwise prohibits the payment or distribution at the time of such payment or distribution.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness or payment thereof provided for in cash or other payment satisfactory to the holders of Senior Indebtedness, before any payment is made on account of the principal (and premium, if any) or interest on the Debentures (except payments made pursuant to Article XIII from monies deposited with the Trustee pursuant thereto prior to the happening of such dissolution, winding-up, liquidation or reorganization or bankruptcy, insolvency, receivership or other such proceedings); and upon any such dissolution or winding-up or liquidation or reorganization or bankruptcy, insolvency, receivership or other such proceedings, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee under this Indenture would be entitled, except for the provision of this Article IV, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders or as otherwise required by law or a court order) or their respective Representative or Representatives, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to holders of Senior Indebtedness after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the Debentures or to the Trustee under this Indenture.

In the event of the acceleration of the Debentures pursuant to Article VII, no payment or distribution shall be made to the Trustee or any holder of Debentures in respect of the principal of, premium, if any, or interest on the Debentures (including, but not limited to, the redemption price with respect to the Debentures called for redemption in accordance with Section 3.2), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.5, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Debentures is accelerated pursuant to Article VII, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of set-off or otherwise), prohibited by the foregoing, shall be received by the Trustee under this Indenture or by any holders of the Debentures before all Senior Indebtedness is paid in full in cash or other payment satisfactory to holders of Senior Indebtedness, or provision is made for in cash or other payment satisfactory to holders of Senior Indebtedness, such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution (or provision therefor) to or for the holders of such Senior Indebtedness.

For purposes of this Article IV, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this Article IV with respect to the Debentures) to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from such reorganization or adjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or by the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article XII shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.2 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article XII.

Nothing in this Section 4.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.6. This Section 4.2 shall be subject to the further provisions of Section 4.5.

Section 4.3 Subrogation of Debentures.    Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article IV (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Debentures are subordinated and is entitled to like rights of subrogation), to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this Article IV, and no payment over pursuant to the provisions of this Article IV, to or for the benefit of the holders of Senior Indebtedness by holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Debentures pursuant to the subrogation provisions of this Article IV, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Debentures. It is understood that the provisions of this Article IV are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Nothing contained in this Article IV or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article IV of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article IV, the Trustee, subject to the provisions of Section 8.1, and the holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the holders of the Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article IV.

Section 4.4 Authorization by Debentureholders.    Each holder of a Debenture by his, her or its acceptance thereof authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article IV and appoints the Trustee his, her or its attorney-in-fact for any and all such purposes.

Section 4.5 Notice to Trustee.    The Company shall give prompt written notice in the form of an Officers' Certificate to a Responsible Officer of the Trustee and to any paying agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Debentures pursuant to the provisions of this Article IV. Notwithstanding the provisions of this Article IV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Indebtedness or of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article IV, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a holder or holders or Representative of Senior Indebtedness who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such holder or Representative; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.1, shall be entitled in all respects to assume that no such facts exist; provided that if on a date at least two (2) Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Debenture), the Trustee shall not have received with respect to such monies the notice provided for in this Section 4.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

Notwithstanding anything to the contrary hereinbefore set forth, nothing shall prevent (a) any payment by the Company or the Trustee to the Debentureholders of amounts in connection with a redemption of Debentures if (i) notice of such redemption has been given to the holders of Debentures pursuant to Article III prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than sixty (60) days before the redemption date, or (b) any payment by the Trustee to the Debentureholders of monies deposited with it pursuant to Section 13.1.

The Trustee, subject to the provisions of Section 8.1, shall be entitled to rely on the delivery to it of a written notice by a person representing himself, herself or itself to be a holder of Senior Indebtedness (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article IV, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article IV, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

Section 4.6 Trustee's Relation to Senior Indebtedness.    The Trustee and any agent of the Company or the Trustee in its individual capacity shall be entitled to all the rights set forth in this Article IV in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 8.13 or elsewhere in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder. Nothing in this Article IV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.6.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article IV, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Sections 4.2, 4.5 and 8.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to holders of Debentures, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article IV or otherwise.

Section 4.7 No Impairment of Subordination.    No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 4.8 Certain Conversions and Make-Whole Interest Payment in Common Stock Not Deemed Payment.    For the purposes of this Article IV only, (1) the issuance and delivery of junior securities upon (i) conversion of Debentures in accordance with Article XV or (ii) the payment of any Make-Whole Interest Payment in Common Stock in accordance with Section 15.13 in the manner specified in such Section shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Debentures or on account of the purchase or other acquisition of Debentures, and will therefor not be subject to the subordination provisions of Article IV and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 15.3), property or securities (other than junior securities) upon conversion of a Debenture shall be deemed to constitute payment on account of the principal of such Debenture. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article IV. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Debentures, the right, which is absolute and unconditional, of the holder of any Debenture to convert such Debenture in accordance with Article XV.

Section 4.9 Article Applicable to Paying Agents.    If at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 4.5 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as paying agent.

Section 4.10 Senior Indebtedness Entitled to Rely.    The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article IV, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

ARTICLE V

PARTICULAR COVENANTS OF THE COMPANY

Section 5.1 Payment of Principal, Premium and Interest.    The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures.

Section 5.2 Maintenance of Office or Agency.    The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or redemption and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, or the office or agency of the Trustee or an Affiliate of the Trustee, in the Borough of Manhattan, The City of New York.

The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as paying agent, Debenture registrar, Custodian and conversion agent. The Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan, The City of New York (which shall initially be The Bank of New York located at 101 Barclay Street-8W, New York, NY 10286) shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

So long as the Trustee is the Debenture registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.10(a) and the third paragraph of Section 8.11.

Section 5.3 Appointments to Fill Vacancies in Trustee's Office.    The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.4 Provisions as to Paying Agent.

  (a)    If the Company shall appoint a paying agent other than the Trustee, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.4:

    (1)    that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;

    (2)    that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of and premium, if any, or interest on the Debentures when the same shall be due and payable; and

    (3)    that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, premium, if any, or interest on the Debentures, deposit with the paying agent a sum sufficient to pay such principal, premium, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the paying agent by 10:00 a.m., New York City time, on such date.

  (b)    If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal, premium, if any, or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Debentures) to make any payment of the principal of, premium, if any, or interest on the Debentures when the same shall become due and payable.

  (c)    Anything in this Section 5.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 5.4, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

  (d)    Anything in this Section 5.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.4 is subject to Sections 13.3 and 13.4.

Section 5.5 Existence.    Subject to Article XII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

Section 5.6 Stay, Extension and Usury Laws.    The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 5.7 Compliance Certificate.    The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year in which the Exchange Date falls), an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

The Company will deliver to the Trustee, forthwith upon becoming aware of any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or any Event of Default, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 5.7 shall be delivered to the Trustee at its Corporate Trust Office.

Section 5.8 Further Instruments and Acts.    Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE VI

DEBENTUREHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 6.1 Debentureholders' Lists.    The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen (15) days after each January 15 and July 15 in each year beginning with the immediately succeeding January 15 or July 15 after the Exchange Date, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Debentures as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Debenture registrar.

Section 6.2 Preservation and Disclosure of Lists.

  (a)    The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in Section 6.1 or maintained by the Trustee in its capacity as Debenture registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.1 upon receipt of a new list so furnished.

  (b)    The rights of Debentureholders to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

  (c)    Every Debentureholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Debentures made pursuant to the Trust Indenture Act.

Section 6.3 Reports by Trustee.

  (a)    Within 60 days after May 1 of each year commencing with the year in which the Exchange Date falls, the Trustee shall transmit to holders of Debentures such reports dated as of May 1 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to Section 313 of the Trust Indenture Act at the times and in the manner provided pursuant thereto.

  (b)    A copy of such report shall, at the time of such transmission to holders of Debentures, be filed by the Trustee with each stock exchange or automated quotation system upon which the

  Debentures are listed, with the Commission and with the Company. The Company will notify the Trustee when the Debentures are listed on any stock exchange or automated quotation system and when any such listing is discontinued.

Section 6.4 Reports by Company.

  (a)    The Company (and any obligor upon the Debentures) shall file with the Trustee and the Commission, and transmit to holders of Debentures, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

  (b)    The Company will deliver to the Trustee (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company (i) a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, all reported on by an independent public accountant of nationally recognized standing and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations and a description of the business and properties of the Company and (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company (i) an unaudited consolidated management's discussion and analysis of the financial condition and results of operations of the Company for such quarter; provided that the foregoing statements and reports shall not be required for any fiscal year or quarter, as the case may be, with respect to which the Company files or expects to file with the Trustee an annual report or quarterly report, as the case may be, pursuant to Section 6.4(a). The Trustee shall have no liability as regards the substance of the information provided by the Company or its agents pursuant to this Section 6.4.

ARTICLE VII

DEFAULTS AND REMEDIES

Section 7.1 Events of Default.    In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

  (a)    default in the payment of the principal of and premium, if any, on any of the Debentures as and when the same shall become due and payable either at maturity or in connection with any redemption, by declaration or otherwise, whether or not such payment is prohibited by the provisions of Article IV; or

  (b)    default in the payment of any installment of interest, upon any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days, whether or not such payment is prohibited by the provisions of Article IV; or

  (c)    failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) continued for a period of forty-five (45) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee

  by the holders of at least 25% in aggregate principal amount of the outstanding Debentures at the time outstanding determined in accordance with Section 9.4; or

  (d)    failure by the Company to make any payment at maturity, including any applicable grace period, in respect of Indebtedness, in an amount in excess of $5,000,000 or the equivalent thereof in any other currency or composite currency and such failure shall have continued for thirty (30) days after written notice thereof shall have been given to the Company by the Trustee or to the Company and a Responsible Officer of the Trustee or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Debentures at the time outstanding determined in accordance with Section 9.4; or

  (e)    a default by the Company with respect to any Indebtedness which default results in the acceleration of Indebtedness in an amount in excess of $5,000,000 or the equivalent thereof in any other currency or composite currency without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of thirty (30) days after written notice thereof shall have been given to the Company by the Trustee or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Debentures at the time outstanding determined in accordance with Section 9.4; or

  (f)    the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

  (g)    an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 7.1(f) or (g)), unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding hereunder determined in accordance with Section 9.4, by notice in writing to the Company (and to the Trustee if given by Debentureholders), may declare the principal of and premium, if any, on all the Debentures and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. If an Event of Default specified in Section 7.1(f) or (g) occurs and is continuing, the principal of and premium, if any, on all the Debentures and the interest accrued thereon shall be immediately due and payable. This provision, however, is subject to the conditions that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Debentures and the principal of and premium, if any, on any and all Debentures which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Debentures, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.6, and if any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued interest on Debentures which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.7, then and in every such case the holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify the Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Debentures, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Debentures, and the Trustee shall continue as though no such proceeding had been instituted.

Section 7.2 Payments of Debentures on Default; Suit Therefor.    The Company covenants that (a) in case default shall be made in the payment by the Company of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Debentures as and when the same shall have become due and payable, whether at maturity of the Debentures or in connection with any redemption, by declaration under this Indenture or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on the Debentures to the registered holders, whether or not the Debentures are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

In the case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.6; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Debentureholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or adopt on behalf of any Debentureholder any plan of reorganization or arrangement affecting the Debentures or the rights of any Debentureholder, or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding; provided, however, that the Trustee may, on behalf of the Debentureholders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor's committee established with respect to such bankruptcy.

All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Debentures.

Section 7.3 Application of Monies Collected by Trustee.    Any monies collected by the Trustee pursuant to this Article VII shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due the Trustee under Section 8.6;

Second: Subject to the provisions of Article IV, in case the principal of the outstanding Debentures shall not have become due and be unpaid, to the payment of interest on the Debentures in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Debentures, such payments to be made ratably to the persons entitled thereto;

Third: Subject to the provisions of Article IV, in case the principal of the outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Debentures for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Debentures; and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

Fourth: Subject to the provisions of Article IV, to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Section 7.4 Proceedings by Debentureholder.    No holder of any Debenture shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.7; it being understood and intended that no one or more holders of Debentures shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other holders of Debentures, or to obtain or seek to obtain priority or preference over any other holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the holders of Debentures.

Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any holder of any Debenture to receive payment of the principal of and premium, if any, and interest on such Debenture, on or after the respective due dates expressed in such Debenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

Anything in this Indenture or the Debentures to the contrary notwithstanding, the holder of any Debenture, without the consent of either the Trustee or the holder of any other Debenture, in his, her or its own behalf and for his, her or its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, his, her or its rights of conversion as provided herein.

Section 7.5 Proceedings by Trustee.    In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 7.6 Remedies Cumulative and Continuing.    Except as provided in Section 2.6, all powers and remedies given by this Article VII to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the provisions of Section 7.4, every power and remedy given by this Article VII or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

Section 7.7 Direction of Proceedings and Waiver of Defaults by Majority of Debentureholders.    The holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 9.4 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 9.4 may on behalf of the holders of all of the Debentures waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Debentures, (ii) a failure by the Company to convert any Debentures into Common Stock or (iii) a default in respect of a covenant or provision hereof which under Article XI cannot be modified or amended without the consent of the holders of all Debentures then outstanding affected thereby. Upon any such waiver the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.7, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 7.8 Notice of Defaults.    The Trustee shall, within ninety (90) days after the occurrence of a default, mail to all Debentureholders, as the names and addresses of such holders appear upon the Debenture register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of default in the payment of the principal of, or premium, if any, or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Debentureholders.

Section 7.9 Undertaking to Pay Costs.    All parties to this Indenture agree, and each holder of any Debenture by his, her or its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.9 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than 10% in principal amount of the Debentures at the time outstanding determined in accordance with Section 9.4, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or premium, if any, or interest on any Debenture (including, but not limited to, the redemption price with respect to the Debentures being redeemed, as provided in this Indenture) on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of Article XV.

Section 7.10 Delay or Omission Not Waiver.    No delay or omission of the Trustee or of any holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the holders of Debentures may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Debentures, as the case may be.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.1 Duties and Responsibilities of Trustee.    The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

  (a)    prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

    (1)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

    (2)    in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

  (b)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

  (c)    the Trustee shall not be liable to any Debentureholder with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures at the time outstanding determined as provided in Section 9.4 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

  (d)    whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.2 Reliance on Documents, Opinions, Etc.    Except as otherwise provided in Section 8.1:

  (a)    the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Debenture, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

  (b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

  (c)    the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

  (d)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

  (e)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity from the Debentureholders against such expenses or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; and

  (f)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 8.3 No Responsibility for Recitals, Etc.    The recitals contained herein and in the Debentures (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 8.4 Trustee, Paying Agents, Conversion Agents or Registrar May Own Debentures.    The Trustee, any paying agent, any conversion agent or Debenture registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent, conversion agent or Debenture registrar.

Section 8.5 Monies to Be Held in Trust.    Subject to the provisions of Section 13.4, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 8.6 Compensation and Expenses of Trustee.    The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of the Trustee or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 8.6 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust herewith for the benefit of the holders of particular Debentures prior to the date of the accrual of such unpaid compensation or indemnifiable claim. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.1(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 8.7 Officers' Certificate as Evidence.    Except as otherwise provided in Section 8.1 or Section 8.2, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Officers' Certificate, in the absence of negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 8.8 Conflicting Interests of Trustee.

  (a)    If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

  (b)    In the event that the Trustee shall fail to comply with Subsection (a) of this Section 8.8, the Trustee shall transmit notice of such failure to the holders of Debentures to the extent and in the manner provided by, and subject to, the provisions of the Trust Indenture Act.

Section 8.9 Eligibility of Trustee.    There shall at all times be a Trustee hereunder which shall be a person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus (together with its corporate parent) of at least $50,000,000. If such person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.10 Resignation or Removal of Trustee.

  (a)    The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the holders of Debentures at their addresses as they shall appear on the Debenture register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Debentureholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 7.9, on behalf of himself, herself or itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

  (b)    In case at any time any of the following shall occur:

    (1)    the Trustee shall fail to comply with Section 8.8(a) after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months, or

    (2)    the Trustee shall cease to be eligible in accordance with the provisions of Section 8.9 and shall fail to resign after written request therefor by the Company or by any such Debentureholder, or

    (3)    the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.9, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of himself, herself or itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

  (c)    The holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Debentureholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

  (d)    Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

Section 8.11 Acceptance by Successor Trustee.    Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.6, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of Section 8.6.

No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.8 and be eligible under the provisions of Section 8.9.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, each of the Company and the former trustee shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Debentures at their addresses as they shall appear on the Debenture register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.12 Succession by Merger, Etc.    Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created hereunder), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the trust business of the Trustee such corporation shall be qualified under the provisions of Section 8.8 and eligible under the provisions of Section 8.9.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Debentures either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13 Limitation on Rights of Trustee as Creditor.    If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures and the Trust Indenture Act is applicable hereto), the Trustee shall be subject to the provisions of Section 311(a) of the Trust Indenture Act or, if applicable, Section 311(b) of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

ARTICLE IX

CONCERNING THE DEBENTUREHOLDERS

Section 9.1 Action by Debentureholders.    Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of Debentureholders duly called and held in accordance with the provisions of Article X, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debentureholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Debentures, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 9.2 Proof of Execution by Debentureholders.    Subject to the provisions of Sections 8.1, 8.2 and 10.5, proof of the execution of any instrument by a Debentureholder or his, her or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the Debenture register or by a certificate of the Debenture registrar. The record of any Debentureholders' meeting shall be proved in the manner provided in Section 10.6.

Section 9.3 Who Are Deemed Absolute Owners.    The Company, the Trustee, any paying agent, any conversion agent and any Debenture registrar may deem the person in whose name such Debenture shall be registered upon the Debenture register to be, and may treat him, her or it as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Debenture, for conversion of such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his, her or its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture.

Section 9.4 Company-Owned Debentures Disregarded.    In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or by any Affiliate of the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Debentures which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not the Company, any other obligor on the Debentures or an Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of any of the above described persons; and, subject to Section 8.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are outstanding for the purpose of any such determination.

Section 9.5 Revocation of Consents; Future Holders Bound.    At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.2, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

ARTICLE X

DEBENTUREHOLDERS' MEETINGS

Section 10.1 Purpose of Meetings.    A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

  (1)    to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article VII;

  (2)    to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VIII;

  (3)    to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.2;

  (4)    to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law; or

  (5)    to take any other action authorized by this Indenture or under applicable law.

Section 10.2 Call of Meetings by Trustee.    The Trustee may at any time call a meeting of Debentureholders to take any action specified in Section 10.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.1, shall be mailed to holders of Debentures at their addresses as they shall appear on the Debenture register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Debentureholders shall be valid without notice if the holders of all Debentures then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Debentures outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.3 Call of Meetings by Company or Debentureholders.    In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Debentureholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.1, by mailing notice thereof as provided in Section 10.2.

Section 10.4 Qualifications for Voting.    To be entitled to vote at any meeting of Debentureholders a person shall (a) be a holder of one or more Debentures on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Debentures. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.5 Regulations.    Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 10.3, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 9.4, at any meeting each Debentureholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him, her or it; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him, her or it or instruments in writing as aforesaid duly designating him, her or it as the proxy to vote on behalf of other Debentureholders. Any meeting of Debentureholders duly called pursuant to the provisions of Section 10.2 or 10.3 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Debentures represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 10.6 Voting.    The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballot on which shall be subscribed the signatures of the holders of Debentures or of their representatives by proxy and the principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.2. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.7 No Delay of Rights by Meeting.    Nothing in this Article X contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.

ARTICLE XI

SUPPLEMENTAL INDENTURES

Section 11.1 Supplemental Indentures Without Consent of Debentureholders.    The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

  (a)    to make provision with respect to the conversion rights of the holders of Debentures pursuant to the requirements of Section 15.6;

  (b)    subject to Article IV, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property or assets;

  (c)    to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article XII;

  (d)    to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

  (e)    to provide for the issuance under this Indenture of Debentures in coupon form (including Debentures registrable as to principal only) and to provide for exchange of such Debentures with the Debentures issued hereunder in fully registered form and to make all appropriate changes for such purpose;

  (f)    to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not materially adversely affect the interests of the holders of the Debentures;

  (g)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures; or

  (h)    to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 11.2.

Section 11.2 Supplemental Indentures with Consent of Debentureholders.    With the consent (evidenced as provided in Article IX) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding (determined in accordance with Section 9.4), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, or impair or adversely affect the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Debentures, or change or impair the right to convert the Debentures into Common Stock subject to the terms set forth herein in any respect adverse to the holder thereof, including Section 15.6, or modify the provisions of this Indenture with respect to the subordination of the Debentures in a manner adverse to the Debentureholders, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding or reduce the percentage of Debentures, the holders of which are required to consent to any waiver or modify any of the provisions of this Section or Section 7.7, except to increase any such percentage or to provide that certain of the provisions of this Indenture cannot be modified or waived without the consent of the holder of each outstanding Debenture.

Up to and prior to the close of business on the Exchange Date, only the holders of shares of Preferred Stock shall be entitled to vote on any amendments or supplements to this Indenture as provided above.

Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in is discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Debentureholders under this Section 11.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 11.3 Effect of Supplemental Indentures.    Any supplemental indenture executed pursuant to the provisions of this Article XI shall comply with the Trust Indenture Act, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 11.4 Notation on Debentures.    Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article XI may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11) and delivered in exchange for the Debentures then outstanding, upon surrender of such Debentures then outstanding.

Section 11.5 Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee.    The Trustee, subject to the provisions of Sections 8.1 and 8.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article XI.

ARTICLE XII

MERGER, SALE OR CONSOLIDATION

Section 12.1 Limitation on Merger, Sale or Consolidation.    The Company shall not consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless (i) either (A) in the case of a consolidation or merger, the Company is the surviving entity or (B) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Debentures and the Indenture; (ii) no default or Event of Default shall exist or shall occur immediately before or after giving effect on a pro forma basis to such transaction; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, conveyance or transfer and, if a supplemental indenture is required, such supplemental indenture comply with the Indenture and that all conditions precedent relating to such transactions have been satisfied.

Section 12.2 Successor Corporation to Be Substituted.    In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Acusphere, Inc. any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale or conveyance (but not in the event of such lease), the person named as the "Company" in the first paragraph of this Indenture, or any successor which shall thereafter have become such in the manner prescribed in this Article XII and which shall have transferred its rights and obligations hereunder to another successor in the manner prescribed in this Article XII, may be dissolved, wound up and liquidated at any time thereafter and such person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.

In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

ARTICLE XIII

SATISFACTION AND DISCHARGE OF INDENTURE

Section 13.1 Discharge of Indenture.    When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures which have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall irrevocably deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Debentures (other than any Debentures which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Debentures and maintenance of an office therefor, (ii) rights hereunder of Debentureholders to receive payments of principal of and premium, if any, and interest on, the Debentures and the other rights, duties and obligations of Debentureholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 16.5 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.

Section 13.2 Deposited Monies to Be Held in Trust by Trustee.    Subject to Section 13.4, all monies deposited with the Trustee pursuant to Section 13.1 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article IV, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Debentures for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

Section 13.3 Paying Agent to Repay Monies Held.    Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Debentures (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 13.4 Return of Unclaimed Monies.    Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest on Debentures and not applied but remaining unclaimed by the holders of Debentures for two years after the date upon which the principal of, premium, if any, or interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Debentures shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 13.5 Reinstatement.    If (i) the Trustee or the paying agent is unable to apply any money in accordance with Section 13.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the holders of at least a majority in principal amount of the then outstanding Debentures so request by written notice to the Trustee, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.1 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 13.2; provided, however, that if the Company makes any payment of interest on or principal of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money held by the Trustee or paying agent.

ARTICLE XIV

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.1 Indenture and Debentures Solely Corporate Obligations.    No recourse for the payment of the principal of or premium, if any, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

ARTICLE XV

CONVERSION OF DEBENTURES

Section 15.1 Holder's Right to Convert.    Subject to and upon compliance with the provisions of this Indenture, the holder of any Debenture shall have, at his, her or its option, the right, at any time prior to the close of business on the twenty-fifth anniversary of the Exchange Date (except that, with respect to any Debenture or portion of a Debenture which shall be called for redemption, such right shall terminate, except as provided in the fourth paragraph of Section 15.2, at the close of business on the Business Day immediately preceding the date fixed for redemption of such Debenture or portion of a Debenture unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Debenture, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Debenture or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Debenture so to be converted in whole or in part in the manner provided in

Section 15.2. A holder of Debentures is not entitled to any rights of a holder of Common Stock until such holder has converted his, her or its Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under this Article XV. In the event that the holder elects to convert some of all of its Debentures to Common Stock prior to March 1, 200  , the Company will pay the Make-Whole Interest Payment upon satisfaction of the requirements for conversion set forth in this Section 15.1 pursuant to the terms in Section 15.13.

Section 15.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends.    In order to exercise the conversion privilege with respect to any Debenture, the holder of any such Debenture to be converted in whole or in part shall surrender such Debenture, duly endorsed, at an office or agency maintained by the Company pursuant to Section 5.2, accompanied by the funds, if any, required by the last paragraph of this Section 15.2, and shall give written notice of conversion in the form provided on the Debentures (or such other notice which is acceptable to the Company) to the office or agency that the holder elects to convert such Debenture or such portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 15.7. Each such Debenture surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Debenture, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his, her or its duly authorized attorney.

In order to exercise the conversion privilege with respect to any interest in a Global Debenture, the beneficial holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, deliver by book-entry delivery an interest in such Global Debenture, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required by the penultimate paragraph of this Section 15.2 and any transfer taxes, if required pursuant to Section 15.7.

As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such holder or, if shares issuable on conversion are to be issued in a name other than that of the Debentureholder (as if such transfer were a transfer of the Debenture or Debentures (or portion thereof) so converted), to such other person, at the office or agency maintained by the Company for such purpose pursuant to Section 5.2, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Debenture or portion thereof in accordance with the provisions of this Article, the payment (in appropriate form) of the Make-Whole Interest Payment, if any, payable upon such conversion, and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 15.3 (which payment, if any, shall be paid no later than five Business Days after satisfaction of the requirements for conversion set forth above). In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.3, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Debenture so surrendered, without charge to him, her or it, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

Each conversion pursuant to Section 15.1 shall be deemed to have been effected as to any such Debenture (or portion thereof) on the date on which the requirements set forth above in this Section 15.2 have been satisfied as to such Debenture (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that if any such surrender occurs on any date when the stock transfer books of the Company shall be closed, the conversion shall be effected on the next succeeding day on which such stock transfer books are open, and the person in whose name the certificates are to be issued shall be the record holder thereof for all purposes, but such conversion shall be at the Conversion Price in effect on the date upon which such Debenture shall be surrendered.

Upon the conversion of an interest in a Global Debenture, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby.

Any Debenture or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date through the close of business on the Business Day next preceding such interest payment date shall (unless (a) such Debenture or portion thereof being converted shall have been called for redemption and a notice of redemption has been sent to the holders of the Debentures pursuant to Section 3.2 or (b) the Company has elected to automatically convert such Debenture or portion thereof and has issued an Automatic Conversion Notice in accordance with Section 15.12) be accompanied by payment, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Debentures. The Trustee shall not be required to accept for conversion any Debentures not accompanied by any payment required by the preceding sentence. Except as provided above in this Section 15.2 or Section 15.13, no adjustment shall be made for interest accrued on any Debenture converted or for dividends on any shares issued upon the conversion of such Debenture as provided in this Article.

Section 15.3 Cash Payments in Lieu of Fractional Shares.    No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Debentures (whether pursuant to Section 15.1 or Section 15.12). If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment therefor in cash at the current market value thereof to the holder of Debentures. The current market value of a share of Common Stock shall be the Closing Price on the first Trading Day immediately preceding the day on which the Debentures (or specified portions thereof) are deemed to have been converted and such Closing Price shall be determined as provided in Section 15.5(h).

Section 15.4 Conversion Price.    The conversion price shall be as specified in the form of Debenture (herein called the "Conversion Price") attached as Exhibit A hereto, subject to adjustment as provided in this Article XV.

Section 15.5 Adjustment of Conversion Price.    The Conversion Price shall be adjusted from time to time by the Company as follows:

  (a)    In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 15.5(h)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately prior to the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 15.5(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

  (b)    In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 15.5(h)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

  (c)    In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately prior to the opening of business on the day following the day upon which such subdivision or combination becomes effective.

  (d)    In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 15.5(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding (1) any rights or warrants referred to in Section 15.5(b) or (2) dividends and distributions paid exclusively in cash (the foregoing hereinafter in this Section 15.5(d) called the "Securities")), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 15.5(h)) on such date less the fair market value (as determined by the

  Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debentureholder shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of Securities such holder would have received had such holder converted such Debenture (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 15.5(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 15.5(h) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Debentureholder.

For purposes of this Section 15.5(d) and Sections 15.5(a) and (b), any dividend or distribution to which this Section 15.5(d) is applicable that also includes shares of Common Stock to which 15.5(a) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 15.5(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock to which 15.5(a) applies or rights or warrants to which Section 15.5(b) applies (and any Conversion Price reduction required by this Section 15.5(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 15.5(a) and (b) with respect to such dividend or distribution shall then be made, except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 15.5(a) and as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 15.5(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 15.5(a).

In the event that the Company implements a stockholders' rights plan (a "New Rights Plan") or amends any existing stockholders' rights plan (as amended, an "Amended Rights Plan" and together with any New Rights Plan, a "Rights Plan"), such Rights Plan shall provide that upon conversion of the Debentures the holders will receive, in addition to the Common Stock issuable upon such conversion, the rights under such Rights Plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to the Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for purposes of this Section 15.5(d). Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.5(d) (and no adjustment to the Conversion Price under this Section 15.5(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 15.5(d), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

  (e)    In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 15.6 applies or as part of a distribution referred to in Section 15.5(d)), then, immediately after the close of business on the Record Date with respect to such distribution, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the amount of such distribution and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date, provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debentureholder shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of cash such holder would have received had such holder converted such Debenture (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to all holders of Common Stock as to which the Company makes the election permitted by Section 15.5(m) and as to which the Company has complied with the requirements of such Section shall be treated as not having been made for all purposes of this Section 15.5(e).

  (f)    In case a tender offer made by the Company or of any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment of consideration to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) then, immediately prior to the opening of business on the day after the date upon which occurred the last time tenders could have been made pursuant to such tender offer (the "Expiration Time"), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 15.5(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 15.5(f).

  (g)    In case of a tender or exchange offer made by a person other than the Company or any Subsidiary for an amount which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors at the last time (the "Tender Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended)) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time, and with respect to which, as of the Tender Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Tender Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Tender Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Tender Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Tender Purchased Shares) on the Tender Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Tender Expiration Time. In the event that such person is obligated to purchase shares pursuant to any such tender or exchange offer, but such person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 15.5(g) shall not be made if, as of the Tender Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article XII.

  (h)    For purposes of this Section 15.5, the following terms shall have the meaning indicated:

    (1)    "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such Nasdaq National Market or New York Stock Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

    (2)    "Current Market Price" shall mean the lesser of (a) the Closing Price per share of Common Stock on the date in question and (b) the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 15.5(a), (b), (c), (d), (e), (f) or (g) occurs during such ten (10) consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 15.5(a), (b), (c), (d), (e), (f) or (g) occurs on or after the "ex" date for the issuance or distribution or Fundamental Change requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance, distribution or Fundamental Change requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 15.5(d), (f) or (g), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

  For purposes of any computation under Sections 15.5(f) or (g), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 15.5(a), (b), (c), (d), (e), (f) or (g) occurs on or after the Expiration Time or the Tender Expiration Time, as the case may be, for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution or Fundamental Change, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time or Tender Expiration Time, as the case may be, of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 15.5, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 15.5 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

    (3)    "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

    (4)    "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

    (5)    "Trading Day" shall mean (x) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  (i)    No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 15.5(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XV shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made solely for a change in the par value or no par value of the Common Stock.

  (j)    Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Price and may assume without inquiry that the last Conversion Price of which it has knowledge remains in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Debenture at his, her or its last address appearing on the Debenture register provided for in Section 2.5, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

  (k)    In any case in which this Section 15.5 provides that an adjustment shall become effective immediately prior to or after the opening of business on the day following the Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Debenture converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.3.

  (l)    For purposes of this Section 15.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

  (m)    In lieu of making any adjustment to the Conversion Price pursuant to Section 15.5(e), the Company may elect to reserve an amount of cash for distribution to the holders of the Debentures upon the conversion of the Debentures so that any such holder converting Debentures will receive upon such conversion, in addition to the shares of Common Stock and other items to which such holder is entitled, the full amount of cash which such holder would have received if such holder had, immediately prior to the Record Date for such distribution of cash, converted its Debentures into Common Stock, together with any interest accrued with respect to such amount, in accordance with this Section 15.5(m). The Company may make such election by providing an Officers' Certificate to the Trustee to such effect on or prior to the payment date for any such distribution and depositing with the Trustee on or prior to such date an amount of cash equal to the aggregate amount the holders of the Debentures would have received if such holders had, immediately prior to the Record Date for such distribution, converted all of the Debentures into Common Stock. Any such funds so deposited by the Company with the Trustee shall be invested by the Trustee in marketable obligations issued or fully guaranteed by the United States government with a maturity not more than three (3) months from the date of issuance. Upon conversion of Debentures by a holder, the holder will be entitled to receive, in addition to the Common Stock issuable upon conversion, an amount of cash equal to the amount such holder would have received if such holder had, immediately prior to the Record Date for such distribution, converted its Debenture into Common Stock, along with such holder's pro rata share, based upon the number of Debentures held by such holder, of any accrued interest earned as a consequence of the investment of such funds. Promptly after making an election pursuant to this Section 15.5(m), the Company shall give or shall cause to be given notice to all Debentureholders of such election, which notice shall state the amount of cash per $1,000 principal amount of

  Debentures such holders shall be entitled to receive (excluding interest) upon conversion of the Debentures as a consequence of the Company having made such election.

Section 15.6 Reclassification, Consolidation, Merger or Sale.    If any transaction shall occur (including, without limitation (a) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock), (b) any consolidation of the Company with, or merger of the Company into, any other person, or any merger of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (c) any sale, transfer or lease of all or substantially all of the assets of the Company or (d) any compulsory share exchange) pursuant to which either shares of Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of the Company, the holders of Common Stock shall be entitled to receive other securities, cash or other property, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such recapitalization, reclassification, change, consolidation, merger, sale, transfer or share exchange, execute and deliver to the Trustee a supplemental indenture providing that the holder of each Debenture then outstanding shall have the right thereafter, to convert such Debenture only into: (x) in the case of any such transaction that does not constitute a Common Stock Fundamental Change (as defined in Section 15.11(b)) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such Debentures immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change (as defined in Section 15.11(b)), to any adjustment in the Conversion Price in accordance with Section 15.11(a)(i) and (y) in the case of any such transaction that constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with Section 15.11(a)(ii). Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in this Article XV. If, in the case of any such consolidation, merger, transfer or lease, the capital stock and other securities and assets (including cash) receivable thereupon by a holder of Common stock includes shares of capital stock or other securities or assets of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, transfer or lease, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

The above provisions of this Section shall similarly apply to successive recapitalizations, consolidations, mergers, sales, transfers or share exchanges.

In the event the Company shall execute a supplemental indenture pursuant to this Section 15.6, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of capital stock or securities or assets (including cash) receivable by holders upon the conversion of their Debentures after any such recapitalization, reclassification, change, consolidation, merger, sale, transfer or share exchange and any adjustment to be made with respect thereto.

Section 15.7 Taxes on Shares Issued.    The issue of stock certificates on conversions of Debentures shall be made without charge to the holders of such shares for any issuance tax in respect thereof imposed by the government of the United States or any political subdivision thereof or other cost incurred by the Company in connection with such conversion and/or the issuance of such shares. The

Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 15.8 Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.    The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion, and no Debenture shall be issued unless such sufficient number of shares has been reserved and are available for issuance upon conversion of Debentures under this Article XV.

The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, a sufficient number of shares of Common Stock for the purpose of effecting conversions of the Debentures not theretofore converted into Common Stock. For purposes of this reservation of Common Stock, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding Debentures shall be computed as if at the time of computation all outstanding Debentures were held by a single holder. The issuance of shares of Common Stock upon conversion of the Debentures is authorized in all respects.

Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

The Company covenants that all shares of Common Stock issued upon conversion of Debentures will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof. The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

The Company further covenants that if at any time the Common Stock shall be listed on the Nasdaq National Market or any other national securities exchange or automated quotation system the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debentures.

Section 15.9 Responsibility of Trustee.    Except as otherwise expressly provided for in this Article XV, the Company is solely responsible for performing the duties and responsibilities contained in this Article XV. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Debentures to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of Section 8.1, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Debentureholders upon the conversion of their Debentures after any event referred to in such Section 15.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 15.10 Notice to Holders Prior to Certain Actions.    In case:

  (a)    the Company shall declare a dividend (or any other distribution) on its Common Stock (that would require an adjustment in the Conversion Price pursuant to Section 15.5); or

  (b)    the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

  (c)    of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

  (d)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Debentures at his, her or its address appearing on the Debenture register, provided for in Section 2.5 of this Indenture, as promptly as possible but in any event at least fifteen days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 15.11 Adjustments to Conversion Price in the Event of a Fundamental Change.

  (a)    Notwithstanding any other provision in this Article XV to the contrary, if any Fundamental Change (as defined in Section 15.11(b)) occurs, then the Conversion Price in effect will be adjusted immediately following such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each Debenture shall be convertible solely into common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change.

For purposes of calculating any adjustment to be made pursuant to this Section 15.11 in the event of a Fundamental Change, immediately following such Fundamental Change (and for such purposes a Fundamental Change shall be deemed to occur on the earlier of (a) the occurrence of such Fundamental Change, and (b) the date, if any, fixed for determination of stockholders entitled to receive the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock):

    (i)    in the case of a Non-Stock Fundamental Change, the Conversion Price of the Debentures immediately following such Non-Stock Fundamental Change shall be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Article XV and (B) the product of (1) the Applicable Price (as defined in Section 15.11(b)) and (2) a fraction, the numerator of which is $1000 and the denominator of which is (x) the amount of the redemption price for each $1,000 principal amount of Debentures if the redemption date were the date of such Non-Stock Fundamental Change (or if the date of such Non-Stock Fundamental Change falls within the period commencing on the first date of original issuance of the Debentures and through February 28, 2006, the twelve-month period commencing March 1, 2006 or the twelve-month period commencing March 1, 2007, the product of             %,              % or              %, respectively, times $1000) plus (y) any accrued interest and unpaid interest thereon to, but excluding, the date of such Non-Stock Fundamental Change; and

    (ii)    in the case of a Common Stock Fundamental Change, the Conversion Price of the Debentures immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Article XV multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined in Section 15.11(b)) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for, common stock of the successor, acquiror or other third party (and any cash with respect to fractional interests), the Conversion Price immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror or other third party received by a holder of one share of Company Common Stock as a result of such Common Stock Fundamental Change.

  (b)    For purposes of this Section 15.11, the following terms shall have the meaning indicated:

    (i)    "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash received by a holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the daily Closing Price (determined as provided in Section 15.5(h)(1)) for one share of Common Stock during the 10 Trading Days (determined as provided in Section 15.5(h)(5)) immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such cash, securities, property or other assets. The Closing Price on any Trading Day may be subject to adjustment as provided in Section 15.5(h)(1).

    (ii)    "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors) of the consideration received by holders of Common Stock consists of common stock that, for the 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on Nasdaq National Market, provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Debentures continue to exist as outstanding Debentures or (ii) not later than the occurrence of such Fundamental Change, the outstanding Debentures are converted into or exchanged for debentures have terms substantially similar (but no less favorable) to those of the Debentures.

    (iii)    "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of any such series of transactions or events, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of the Common Stock received in the transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

    (iv)    "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

    (v)    "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the daily Closing Price for one share of the common stock received by holders of the Common Stock in such Common Stock Fundamental Change during the 10 Trading Days immediately prior to the date fixed for the determination of the holders of the Common Stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of the Common Stock shall have the right to receive such common stock.

Section 15.12 Automatic Conversion by the Company.

  (a)    The Company may elect to automatically convert all or any portion of the Debentures (an "Automatic Conversion") at any time prior to maturity if the Closing Price of the Company's Common Stock has exceeded 150% of the Conversion Price for at least 20 Trading Days during a 30-day Trading Day period, ending within five Trading Days prior to the date of the Automatic Conversion Notice. If fewer than all the outstanding Debentures are to be converted in connection with any Automatic Conversion, Debentures to be converted shall be selected by the Trustee from outstanding Debentures by lot or pro rata (as near as may be) or by any other equitable method determined by the Trustee in its sole discretion. In the event that the Automatic Conversion Date occurs prior to March 1, 200  , the Company will pay the Make-Whole Interest Payment on the Automatic Conversion Date.

  (b)    In case the Company shall desire to exercise the right to convert the Debentures, in whole or in part, pursuant to this Section 15.12, it shall fix a date for the Automatic Conversion (the "Automatic Conversion Date"), and it, or at its request (which must be received by the Trustee at least ten (10) Business Days prior to the date the Trustee is requested to give notice as described below unless a shorter period is agreed to by the Trustee), the Trustee in the name of and at the expense of the Company, shall give notice of such Automatic Conversion (the "Automatic Conversion Notice") at least twenty (20) and not more than thirty (30) days prior to the Automatic Conversion Date to the holders of the Debentures so to be converted at their addresses shown in the Debenture register (provided that if the Company shall give such Automatic Conversion Notice, it shall also give such Automatic Conversion Notice, and notice of the Debentures to be converted, to the Trustee). Such mailing shall be by first class mail. The Automatic Conversion Notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such Automatic Conversion Notice by mail or any defect in the notice to the holder of any Debenture designated for conversion shall not affect the validity of the proceedings for the conversion of any other share of Preferred Stock

  (c)    Each Automatic Conversion Notice shall specify:

    (1)    the Debentures to be converted,

    (2)    the Automatic Conversion Date,

    (3)    the amount of the Make-Whole Interest Payment, if any, that shall be paid by the Company, the portion of such Make-Whole Interest Payment, if any, that shall be paid in cash, the portion of such Make-Whole Interest Payment, if any, that shall be paid by delivery of shares of Common Stock,

    (4)    the place or places where such Debentures are to be surrendered for conversion and accrued and unpaid Make-Whole Interest Payment, if any, and

    (5)    the Conversion Price then in effect.

  (d)    If the Automatic Conversion Notice has been given as above provided, on and after the Automatic Conversion Date (unless the Company shall default in the payment of the Make-Whole Interest Payment, if any), interest on such Debentures so converted shall cease to accrue and such Debentures shall be deemed no longer outstanding and the holders thereof shall have no right in respect of such Debentures except the right to receive the shares of Common Stock issuable upon conversion of the Debentures so converted and the Make-Whole Interest Payment, if any, due on such Debentures along with any cash in respect of any fractional shares of Common Stock arising from such conversion as provided in this Article XV. All Debentures subject to the Automatic

  Conversion shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.8 hereof. On presentation and surrender of the Debentures as specified in said Automatic Conversion Notice, the Company shall issue and shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon conversion of the Debentures so converted and shall pay the Make-Whole Interest Payment, if any, due on such Debentures along with any cash in respect of any fractional shares of Common Stock arising from such conversion as provided in this Article XV (which payment, if any, shall be paid no later than five (5) Business Days after the presentation and surrender of the Debentures so converted). Notwithstanding the failure to present and surrender the Debentures as specified in the Automatic Conversion Notice, the effective date of the conversion of any Debentures subject to any Automatic Conversion that complies with this Section 15.12 shall be the Automatic Conversion Date.

  (e)    Notwithstanding the other provisions of this Section 15.12, in the event that on a proposed Automatic Conversion Date on or after March 1, 200  , the conversion shall result in an Event of Default or an Event of Default shall have occurred and be continuing, the Company may not convert the Debentures pursuant to this Section 15.12 and any Automatic Conversion Notice previously given pursuant to this Section 15.12 shall be of no effect.

  (f)    If any of the foregoing provisions or other provisions of this Section 15.12 are inconsistent with applicable law at the time of such Automatic Conversion, such law shall govern.

Section 15.13 Make-Whole Interest Payment.    Upon any conversion of the Debentures (whether pursuant to Section 15.1 or Section 15.12) prior to March 1, 200  , the Company shall make a payment (the "Make-Whole Interest Payment") with respect to the Debentures so converted in an amount equal to the total value of the aggregate amount of interest that would have accrued and become payable on the Debentures from the Exchange Date through and including March 1, 200  , less any interest actually paid with respect to such Debentures prior to the date upon which such conversion becomes effective. The Company shall calculate the amount of the Make-Whole Interest Payment. The Company may elect to pay the Make-Whole Interest Payment or any portion thereof (i) in cash or, (ii) by delivering shares of Common Stock. In the event of an Automatic Conversion pursuant to Section 15.12 or a voluntary conversion pursuant to Section 15.1 on or following the date of an Automatic Conversion Notice (unless and until such Automatic Conversion Notice shall be deemed to have no effect), the number of shares to be delivered in the event the Company shall elect to make the Make-Whole Interest Payment (or any portion thereof) in shares of Common Stock shall be equal to (x) the Make-Whole Interest Payment (or any portion thereof that the Company elects to pay in shares of Common Stock) divided by (y) 150% of the Conversion Price (as adjusted pursuant to this Section 15) in effect on the effective date of such conversion. In all other circumstances in which the Company is required to make the Make-Whole Interest Payment and elects to make the Make-Whole Interest Payment (or any portion thereof) in shares of Common Stock, the number of shares of Common Stock to be delivered shall be equal to the lesser of (1) (A) the Make-Whole Interest Payment (or any portion thereof that the Company elects to pay in shares of Common Stock) divided by (B) 95% of the average of the Closing Price per share of Common Stock for the two consecutive Trading Days immediately preceding and including the first Trading Day prior to the effective date of such conversion; or (2) (A) the Make-Whole Interest Payment (or any portion thereof that the Company elects to pay in shares of Common Stock) divided by (B)  $                    . All shares of Common Stock which may be issued upon payment of the Make-Whole Interest Payment (or any portion thereof) will be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights.

Section 15.14 Notification to Trustee.    If the Company is obligated to pay any Make-Whole Interest Payment upon conversion of the Debentures pursuant to Section 15.1 or Section 15.12, it shall deliver to the Trustee a certificate setting forth (i) the amount of interest actually paid or provided for by the Company with respect to the affected Debentures prior to the conversion date applicable in Section 15.1 or the Automatic Conversion Date, and (ii) if such Make-Whole Interest Payment upon conversion is payable in Common Stock, the number of shares of Common Stock which is equal to the Make-Whole Interest Payment. Unless and until the Trustee shall receive such certificate, it shall not be charged with knowledge of the facts required by this Section 15.14 to be set forth therein. In no event will the Trustee be required to inquire into or verify the information required to be set forth in such certificate, other than the amount of interest actually paid by the Trustee as paying agent with respect to the affected Debentures. The Trustee need not inquire into or confirm any amount of interest "provided for" by the Company, unless such amount has actually been delivered to the Trustee as paying agent and is being held by the Trustee as paying agent pending distribution to the affected holders.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

Section 16.1 Provisions Binding on Company's Successors.    All the covenants, stipulations, promises and agreements of the Company in this Indenture contained shall bind its successors and assigns whether so expressed or not.

Section 16.2 Official Acts by Successor Corporation.    Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

Section 16.3 Addresses for Notices, Etc.    Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to 500 Arsenal Street, Watertown, Massachusetts 02472 Attention: Secretary or to an agent of the Company designated as permitted by this Indenture. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office, which office is, at the date as of which this Indenture is dated, located at 470 Atlantic Avenue, Suite 4082, Boston, MA 02210, Attention: Peter Murphy (Acusphere,  Inc.             % Convertible Subordinated Debentures).

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Debentureholder shall be mailed to him, her or it by first class mail, postage prepaid, at his, her or its address as it appears on the Debenture register and shall be sufficiently given to him, her or it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 16.4 Governing Law.    This Indenture and each Debenture shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to the conflict of laws provisions thereof.

Section 16.5 Evidence of Compliance with Conditions Precedent; Certificates to Trustee.    Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, including those actions set forth in Section 314(c) of the Trust Indenture Act, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 16.6 Legal Holidays.    In any case where the date of maturity of interest on or principal of the Debentures or the date fixed for redemption of any Debenture will not be a Business Day, then payment of such interest on or principal of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period from and after such date.

Section 16.7 No Security Interest Created.    Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 16.8 Trust Indenture Act.    If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

Section 16.9 Benefits of Indenture.    Nothing in this Indenture or in the Debentures, expressed or implied, shall give to any person, other than the parties hereto, any paying agent, any conversion agent, any authenticating agent, any Debenture registrar and their successors hereunder, the holders of Debentures and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.10 Table of Contents, Headings, Etc.    The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.11 Authenticating Agent.    The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers and exchanges of Debentures hereunder, including under Sections 2.4, 2.5, 2.6, 2.7 and 3.3, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a person eligible to serve as trustee hereunder pursuant to Section 8.9.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all holders of Debentures as the names and addresses of such holders appear on the Debenture register.

The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services (to the extent pre-approved by the Company in writing), and the Trustee shall be entitled to be reimbursed for such pre-approved payments, subject to Section 8.6.

The provisions of Sections 8.2, 8.3, 8.4, 9.3 and this Section 16.11 shall be applicable to any authenticating agent.

Section 16.12 Execution in Counterparts.    This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

The Bank of New York hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed all as of the date first written above.

ACUSPHERE, INC.
By:
Title:

THE BANK OF NEW YORK, as Trustee
By:
Title:

EXHIBIT A—FORM OF DEBENTURE

[FORM OF FACE OF DEBENTURE]

B-A-1

No.

$

ACUSPHERE, INC.

CUSIP:

       % Convertible Subordinated Debenture

Acusphere, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to                           , or registered assigns, the principal sum of                            Dollars on                           , and to pay interest on said principal sum semi-annually on June 1 and December 1 of each year, commencing on the first such date after the Exchange Date (as defined in the Indenture), at the rate per annum specified in the title of this Debenture, accrued from the June 1 or December 1, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date of this Debenture is a date to which interest has been paid or duly provided for, in which case interest shall accrue from the date of this Debenture, or unless no interest has been paid or duly provided for on this Debenture, in which case interest shall accrue from the Exchange Date, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any May 15 or November 15, as the case may be, and before the following June 1 or December 1, this Debenture shall bear interest from such June 1 or December 1, respectively; provided, however, that if the Company shall default in the payment of interest due on such June 1 or December 1, then this Debenture shall bear interest from the next preceding June 1 or December 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on this Debenture, from the Exchange Date. The interest so payable on any June 1 or December 1 will be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the record date, which shall be the May 15 or November 15 (whether or not a Business Day) next preceding such June 1 or December 1, respectively, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Payment of the principal of and interest accrued on this Debenture shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, which shall initially be the office of the Trustee, or, at the option of the holder of this Debenture, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the registered address of the person entitled thereto; provided further that, with respect to any holder of Debentures with an aggregate principal amount equal to or in excess of $2,000,000, at the request of such holder in writing to the Company, interest on such holder's Debentures shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by such holder to the Trustee and paying agent (if different from Trustee).

Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on this Debenture to the prior payment in full of all Senior Indebtedness as defined in the Indenture and provisions giving the holder of this Debenture the right to convert this Debenture into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

B-A-2

This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed under its corporate seal.

ACUSPHERE, INC.
Dated	By:
Title:
Attest:
Secretary

B-A-3

[FORM OF CERTIFICATE OF AUTHENTICATION]

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-named Indenture.

THE BANK OF NEW YORK, as Trustee
By:	Authorized Signatory

B-A-4

[FORM OF REVERSE OF DEBENTURE]

ACUSPHERE, INC.

       % Convertible Subordinated Debenture

This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its             % Convertible Subordinated Debentures (herein called the "Debentures"), limited to the aggregate principal amount of $                    all issued or to be issued under and pursuant to an Indenture, dated as of February    , 2004 (herein called the "Indenture"), between the Company and The Bank of New York (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Debentures may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, or impair or adversely affect the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Debentures, or modify the provisions of the Indenture with respect to the subordination of the Debentures in a manner adverse to the Debentureholders, or impair, or change in any respect adverse to the holders of the Debentures, the right to convert the Debentures into Common Stock subject to the terms set forth in the Indenture, including Section 15.6 thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding or reduce the percentage of Debentures, the holder of which are required to consent to any waiver or modify any of the provisions of Section 7.7 or Section 11.2 of the Indenture, except to increase any such percentage or to provide that certain of the provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Debenture. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Debentures, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, any of the Debentures, (ii) a failure by the Company to convert any Debentures into Common Stock of the Company or (iii) a default in respect of a covenant or provision in the Indenture which cannot be modified or waived without the consent of the holders of all Debentures then outstanding affected thereby. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

B-A-5

The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Debenture is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his, her or its attorney in fact for such purpose.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Debentures are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

The Debentures will not be redeemable at the option of the Company prior to March 6, 200  . On or after such date and prior to maturity the Debentures may be redeemed at the option of the Company as a whole, or from time to time in part, upon mailing a notice of such redemption not less than 20 nor more than 60 days before the date fixed for redemption to the holders of Debentures at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed as percentages of the principal amount), together in each case with accrued interest to, but excluding, the date fixed for redemption.

If redeemed during the 12-month period beginning on each March 1 of the following years, beginning March 6, 200  and ending on February     , 20    in the case of the first period:

YEAR	PERCENTAGE
20%
20
20
20
20
20
20

and 100% at March 1, 20    and thereafter.

The Debentures are not subject to redemption through the operation of any sinking fund.

Subject to the provisions of the Indenture, the holder hereof has, at its option, the right, at any time or on or prior to the close of business on the twenty-fifth anniversary of the Exchange Date (or, as to all or any portion hereof called for redemption, prior to the close of business on the next Business Day preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption)), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the

B-A-6

principal amount of this Debenture or portion thereof to be converted by the conversion price of $    .    or such conversion price as adjusted from time to time in the Indenture, upon surrender of this Debenture, together with a conversion notice as provided in the Indenture and this Debenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his, her or its duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion; provided, however, that if this Debenture shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest through the close of business on the Business Day next preceding the following interest payment date, this Debenture (unless (a) it or the portion being converted shall have been called for redemption and a notice of redemption has been mailed to the holders of the Debentures pursuant to Section 3.2 of the Indenture or (b) the Company has elected to automatically convert it or a portion thereof and has issued an Automatic Conversion Notice pursuant to Section 15.12 of the Indenture) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest otherwise payable on such interest payment date on the principal amount being converted. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion.

The Company may elect to automatically convert all or any portion of this Debenture at any time prior to maturity if the Closing Price of the Company's Common Stock has exceeded 150% of the Conversion Price for at least 20 Trading Days during a 30-day Trading Day period, ending within five Trading Days prior to the date of the Automatic Conversion Notice. If fewer than all the outstanding Debentures are to be converted in connection with any Automatic Conversion, Debentures to be converted shall be selected by the Trustee from outstanding Debentures by lot or pro rata (as near as may be) or by any other equitable method determined by the Trustee in its sole discretion.

  (a)    Upon any conversion of the Debentures (whether pursuant to Section 15.1 or Section 15.12 of the Indenture) prior to March 1, 200  , the Company shall make a payment (the "Make-Whole Interest Payment") with respect to the Debentures so converted in an amount equal to the total value of the aggregate amount of interest that would have accrued and become payable on the Debentures from the Exchange Date through and including March 1, 200  , less any interest actually paid with respect to such Debentures prior to the date upon which such conversion becomes effective. The Company shall calculate the amount of the Make-Whole Interest Payment. The Company may elect to pay the Make-Whole Interest Payment or any portion thereof (i) in cash or, (ii) by delivering shares of Common Stock. In the event of an Automatic Conversion pursuant to Section 15.12 of the Indenture or a voluntary conversion pursuant to Section 15.1 on or following the date of an Automatic Conversion Notice (unless and until such Automatic Conversion Notice shall be deemed to have no effect), the number of shares to be delivered in the event the Company shall elect to make the Make-Whole Interest Payment (or any portion thereof) in shares of Common Stock shall be equal to (x) the Make-Whole Interest Payment (or any portion thereof that the Company elects to pay in shares of Common Stock) divided by (y) 150% of the Conversion Price (as adjusted pursuant to Section 15 of the Indenture) in effect on the effective date of such conversion. In all other circumstances in which the Company is required to make the Make-Whole Interest Payment and elects to make the Make-Whole Interest Payment (or any portion thereof) in shares of Common Stock, the number of shares of Common Stock to be delivered shall be equal to the lesser of (1) (A) the Make-Whole Interest Payment (or any portion thereof that the Company elects to pay in shares of Common Stock) divided by (B) 95% of the average of the Closing Price per share of Common Stock for the two consecutive Trading Days immediately preceding and including the first Trading Day prior to the effective date of such

B-A-7

  conversion; or (2) (A) the Make-Whole Interest Payment (or any portion thereof that the Company elects to pay in shares of Common Stock) divided by (B)  $                      .

Any Debentures called for redemption, unless surrendered for conversion on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the holder of such Debentures at an amount equal to the applicable redemption price, together with accrued interest to the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Debentures from the holders thereof and convert them into Common Stock of the Company and to make payment for such Debentures as aforesaid to the Trustee in trust for such holders.

Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company in the Borough of Manhattan, The City of New York, which shall initially be an Affiliate of the Trustee, or at the option of the holder of this Debenture, at the Corporate Trust Office, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith, and bearing restrictive legends required by the Indenture.

The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Debenture registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

No recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

B-A-8

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT—Custodian

TEN ENT—as tenants by the entireties under Uniform Gifts to Minors Act
(Cust)	(Minor)
JT TEN—as joint tenants with right of survivorship and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

B-A-9

[FORM OF CONVERSION NOTICE]

CONVERSION NOTICE

To:

The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such conversion, together with any shares issuable and deliverable or check in payment of any Make-Whole Interest Payment, if any, and any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Debenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17AD-15 if shares of Common Stock are to be issued, or Debentures to be delivered, other than to and in the name of the registered holder.

Signature Guarantee

Fill in for registration of shares if to be issued, and Debentures if to be delivered, other than to and in the name of the registered holder:

(Name)
(Street Address)
(City, State and Zip Code)
Please print name and address
Principal amount to be converted (if less than all): $ ,000
Social Security or Other Taxpayer Identification Number

B-A-10

[FORM OF ASSIGNMENT]

For value received                           hereby sell(s), assign(s) and transfer(s) unto                           (Please insert social security or Taxpayer Identification Number of assignee) the Debenture, and hereby irrevocably constitutes and appoints                           attorney to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.

Unless the appropriate box below is checked, the undersigned confirms that such Debenture is not being transferred to the Company or an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

☐
The transferee is an Affiliate of the Company

☐
The transferee is the Company

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17AD-15 if shares of Common Stock are to be issued, or Debentures are to be delivered, other than to and in the name of the registered holder.

Signature Guarantee

NOTICE: The signature on the conversion notice or the assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

B-A-11

PROSPECTUS

ACUSPHERE, INC.

$100,000,000
Common Stock
Preferred Stock
Subordinated Debt Securities
Senior Debt Securities
Warrants

        This prospectus relates to common stock, preferred stock, subordinated debt securities, senior debt securities and warrants that we may sell from time to time in one or more offerings up to a total public offering price of $100,000,000 (or its equivalent in foreign or composite currencies) on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

        Our common stock is traded on the Nasdaq National Market under the symbol "ACUS." Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange or the Nasdaq Stock Market of the securities covered by such prospectus supplement.

        These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 2 of this prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading "Risk Factors." You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 7, 2005.

ABOUT THIS PROSPECTUS	1
ABOUT ACUSPHERE, INC.	1
CORPORATE INFORMATION	1
RISK FACTORS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	17
USE OF PROCEEDS	18
RATIO OF EARNINGS TO FIXED CHARGES	18
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK	19
DESCRIPTION OF DEBT SECURITIES	22
DESCRIPTION OF WARRANTS	32
PLAN OF DISTRIBUTION	34
LEGAL MATTERS	35
EXPERTS	35
WHERE YOU CAN FIND MORE INFORMATION	35
INCORPORATION BY REFERENCE	37

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY DOCUMENT TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF THE DATE ON THE FRONT OF THESE DOCUMENTS.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total public offering price of $100,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" carefully before making an investment decision.

        Unless the context otherwise requires, in this prospectus, "Acusphere," "the Company," "we," "us," "our" and similar names refer to Acusphere, Inc. and its subsidiaries.

ABOUT ACUSPHERE, INC.

        We are a specialty pharmaceutical company that develops new drugs and improved formulations of existing drugs using our proprietary porous microparticle technology. We are focused on developing proprietary drugs that can offer significant benefits such as improved safety and efficacy, increased patient compliance, greater ease of use, expanded indications or reduced cost. Our three initial product candidates are designed to address large unmet clinical needs within cardiology, oncology and asthma. Our lead product candidate is a cardiovascular drug in Phase III clinical development for the detection of coronary heart disease, the leading cause of death in the United States.

        We created our three initial product candidates using technology that enables us to control the size and porosity of microparticles in a versatile manner, so we can customize the microparticles to address the delivery needs of a variety of drugs. We are focused on creating porous microparticles that are smaller than red blood cells. Small microparticles are important for delivering drugs intravenously so that they can pass through the body's smallest blood vessels, for increasing the surface area of a drug so that the drug will dissolve more rapidly, and for delivering drugs to the lung via inhalation. Porosity is important for entrapping gases in microparticles, for controlling the release rate of the drug from a microparticle, and for targeting inhaled drugs to specific regions of the lung.

        A more detailed description of our business can be found in our most recent annual report on Form 10-K.

CORPORATE INFORMATION

        We were organized as a Delaware corporation on July 12, 1993. Our principal executive offices are located at 500 Arsenal Street, Watertown, Massachusetts 02472. Our telephone number at that location is (617) 648-8800. Our website is located at www.acusphere.com. The information contained on our website is not part of this prospectus.

RISK FACTORS

        The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of the risks applicable to an investment in Acusphere and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the following risks, in addition to the other information contained in this prospectus and the other documents incorporated by reference into this prospectus, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties may also impair our business, results of operation and financial condition. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer.

Risks Related to Our Company

We have not generated any product revenue to date, and we may not achieve profitability for some time, if at all.

        We are focused on product development and we have not generated any revenue from commercial sales of our products to date. We have incurred losses each year of our operations and we expect to continue to incur operating losses for the next several years. The process of developing our products requires significant clinical, development and laboratory testing and clinical trials as well as regulatory approvals. In addition, commercialization of our product candidates will require us to establish sales, marketing and manufacturing capabilities, either through internal hiring or through contractual relationships with others. We expect our research and development and general and administrative expenses will increase over the next several years.

If we fail to obtain regulatory approvals for our product candidates under development, and in particular our lead product candidate AI-700, we will not be able to generate revenues from the commercialization or sale of our product candidates.

        We must receive regulatory approval of each of our product candidates before we can commercialize or sell that product candidate. The pre-clinical laboratory testing, formulation development, manufacturing and clinical trials of any product candidates we develop independently or in collaboration with third parties, as well as the distribution and marketing of these product candidates, are regulated by numerous federal, state and local governmental authorities in the United States, principally the FDA, and by similar agencies in other countries. The development and regulatory approval process takes many years, requires the expenditure of substantial resources, is uncertain and subject to delays, and will thus delay our receipt of revenues, if any, from any of our product candidates. We cannot assure you that our clinical trials will demonstrate the safety and efficacy of any of our product candidates or will result in marketable products.

        No product can receive FDA approval unless human clinical trials show both safety and efficacy for each target indication in accordance with FDA standards. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late stage clinical trials even after achieving promising results in early stage development. We therefore cannot assure you that the results from our Phase II clinical trials for AI-700 will be predictive of results obtained in our Phase III clinical trials. Many of the patients in our AI-700 clinical trial have coronary heart disease. As part of our AI-700 Phase III clinical trials, patients will be exposed to potential safety risks associated with a stress test, including risks associated with a pharmacological stressor, and AI-700. Given the nature of the AI-700 Phase III clinical trial, including administering AI-700 to larger numbers of at-risk patients and new clinical sites, adverse events are expected to be encountered during the clinical trial. Adverse events are also likely to be encountered in clinical trials for our other products, which clinical trials also include at-risk patients. If significant adverse events are detected and these events are attributable to our products, such events could delay, limit or prevent regulatory agency approval. Further, data obtained from pre-clinical and clinical activities are subject to varying interpretations that could delay, limit or prevent regulatory agency approval. We cannot assure you that our Phase III plan for AI-700 will successfully address the concerns of the FDA or that the results of the Phase III program will establish the safety and efficacy of AI-700 sufficiently for us to obtain regulatory approval.

        We may also encounter delays or rejections based on our inability to enroll enough patients to complete our clinical trials. We may also encounter delays, resulting from the need to enroll more patients than expected in our clinical trials, based on our inability to enroll a mix of patients that is consistent with our estimated clinical trial enrollment. Patient enrollment depends on many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites, and the eligibility criteria for the study and the freedom to operate with respect to intellectual property. Delays in planned patient enrollment, or the need to enroll more patients, may result in increased costs and delays, which could have a harmful effect on our ability to develop products. We may encounter delays or rejections based on changes in regulatory agency policies during the period in which we develop a drug or the period required for review of any application for regulatory agency approval of a particular compound. On May 1, 2004, changes went into effect in the regulation of clinical trials in Europe. Implementation of these changes could lead to delays to our clinical trials. We also may encounter delays in the event we are unable to produce clinical trial material in sufficient quantities and of sufficient quality to meet the schedule for our planned clinical trials. In addition, we rely on a number of third parties, such as clinical research organizations, to help support the clinical trials by performing independent clinical monitoring, data acquisition and data evaluations. Any failure on the part of these third parties could delay the regulatory approval process.

        Failure to obtain regulatory approval or any delay or setback in obtaining regulatory agency approvals could:

  •
  adversely affect our ability to market any drugs we develop independently or with collaborative partners;

  •
  impose additional costs and diminish any competitive advantages that we may attain; or

  •
  adversely affect our ability to generate royalties.

In particular, failure to obtain approval or substantial delays in obtaining approval for our lead product candidate, AI-700, would delay our receipt of product revenues and materially adversely affect our business, financial condition and results of operations.

        We cannot be certain that we will obtain any regulatory approvals in other countries and the failure to obtain these approvals may materially adversely affect our business, financial condition and results of operations. In order to market our products outside of the United States, we and our current, and potential future, collaborative partners must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. The approval procedures vary among countries and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries might differ from that required to obtain FDA approval. The regulatory approval process in other countries may include all of the risks associated with obtaining FDA approval detailed above. Approval by the FDA does not ensure approval by the regulatory authorities of other countries. In addition, many countries outside the United States require a separate review process prior to marketing to determine whether their national health insurance scheme will pay for newly approved products, as well as the price which may be charged for a product.

Our products, if approved, may fail to achieve market acceptance.

        There can be no assurance that any products we successfully develop, if approved for marketing, will achieve market acceptance or generate significant revenues. Each of our product candidates is intended to replace or alter existing therapies or procedures, and hospitals, physicians or patients may conclude that these products are less safe or effective or otherwise less attractive than these existing therapies or procedures. For example, our lead product candidate, AI-700, is a contrast agent for use in ultrasound imaging procedures which will compete with existing nuclear imaging and stress echocardiography. Hospitals, physicians or patients may prefer these existing procedures to AI-700 enhanced ultrasound imaging. If our products do not receive market acceptance for any reason, it would adversely affect our business, financial condition and results of operations.

        Further, our competitors may develop new technologies or products that are more effective or less costly, or that seem more cost-effective, than our products. We can give no assurance that hospitals, physicians, patients or the medical community in general will accept and use any products that we may develop.

If we cannot raise additional capital on acceptable terms, we may be unable to complete planned clinical trials, obtain regulatory approvals or commercialize our product candidates.

        We will require substantial future capital in order to continue to conduct the research and development, clinical and regulatory activities necessary to bring our product candidates to market and to establish commercial manufacturing, marketing and sales capabilities. Our future capital requirements will depend on many factors, including:

  •
  the progress of pre-clinical development and laboratory testing and clinical trials;

  •
  the timing of construction and size to which we expand our manufacturing capabilities;

  •
  the time and costs involved in obtaining regulatory approvals;

  •
  the number of product candidates we pursue;

  •
  the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims; and

  •
  the establishment of selected strategic alliances and activities required for product commercialization.

        We intend to seek additional funding through strategic collaborations and may seek funding through private or public sales of our securities or by licensing all or a portion of our technology. This funding may significantly dilute existing stockholders or may limit our rights to our technology.

        We cannot assure you that we can obtain additional funding on reasonable terms, or at all. If we cannot obtain adequate funds, we may:

  •
  terminate or delay clinical trials for one or more of our product candidates;

  •
  delay our establishment of sales, marketing and/or manufacturing capabilities;

  •
  curtail significant product development programs that are designed to identify new product candidates;

  •
  relinquish rights to our technologies or product candidates; and/or

  •
  terminate or delay build-out and commissioning of our commercial manufacturing facility.

Claims by other companies that we infringe their proprietary technology may result in liability for damages or stop our development and commercialization efforts.

        Competitors and other third parties may initiate patent litigation against us in the United States or in foreign countries based on existing patents or patents that may be granted in the future. Many of our competitors have obtained patents covering products and processes generally related to our products and processes, and they may assert these patents against us. Moreover, there can be no assurance that these competitors have not sought or will not seek additional patents that may cover aspects of our technology. As a result, there is a greater likelihood of a patent dispute than would be expected if our competitors were pursuing unrelated technologies.

        While we conduct patent searches to determine whether the technologies used in our products infringe patents held by third parties, numerous patent applications are currently pending and may be filed in the future for technologies generally related to our technologies, including many patent applications that remain confidential after filing. Due to these factors and the inherent uncertainty in conducting patent searches, there can be no guarantee that we will not violate third-party patent rights that we have not yet identified.

        We know of U.S. and foreign patents issued to third parties that relate to aspects of our product candidates. There may also be patent applications filed by these or other parties in the United States and various foreign jurisdictions that relate to some aspects of our product candidates, which, if issued, could subject us to infringement actions. In particular, we are aware of U.S. and foreign patents owned by third parties, including potential competitors, that arguably cover aspects of our AI-700 contrast agent. We and several of these parties have recently been actively engaged in opposing the grant of European patents with claims that arguably cover aspects of our AI-700 product. Parties may contest patents in Europe prior to contesting the counterpart patents in the United States because of procedural differences between European and U.S. patent laws as well as economic considerations. There is a significant possibility that one or more of these third parties will use litigation to assert their patents in the United States or Europe.

        The owners or licensees of these and other patents may file one or more infringement actions against us. In addition, a competitor may claim misappropriation of a trade secret by an employee hired from that competitor. Any such infringement or misappropriation action could cause us to incur substantial costs defending the lawsuit and could distract our management from our business, even if the allegations of infringement or misappropriation are unwarranted. The defense of multiple claims could have a disproportionately greater impact. Furthermore, a party making this type of claim could secure a judgment that requires us to pay substantial damages. A judgment could also include an injunction or other court order that could prevent us from making, using, selling, offering for sale or importing our products or prevent our customers from using our products. If a court determined or if we independently concluded that any of our products or manufacturing processes violated third-party proprietary rights, our clinical trials could be delayed and there can be no assurance that we would be able to reengineer the product or processes to avoid those rights, or to obtain a license under those rights on commercially reasonable terms, if at all.

If we are unable to protect our intellectual propriety rights, our competitors may develop and market products with similar features that may reduce demand for our products, and we may be prevented from establishing collaborative relationships on favorable terms.

        The following factors are important to our success:

  •
  receiving patent protection for our product candidates;

  •
  maintaining our trade secrets;

  •
  not infringing on the proprietary rights of others; and

  •
  preventing others from infringing our proprietary rights.

        We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets.

        We try to protect our proprietary position by filing U.S. and foreign patent applications related to our proprietary technology, inventions and improvements that are important to the development of our business. Because the patent position of pharmaceutical companies involves complex legal and factual questions, the issuance, scope and enforceability of patents cannot be predicted with certainty. Patents, if issued, may be challenged, invalidated or circumvented. Thus, any patents that we own or license from others may not provide any protection against competitors. Our pending patent applications, those we may file in the future, or those we may license from third parties, may not result in patents being issued. If issued, they may not provide us with proprietary protection or competitive advantages against competitors with similar technology. Furthermore, others may independently develop similar technologies or duplicate any technology that we have developed. The laws of many foreign countries do not protect our intellectual property rights to the same extent as do the laws of the United States.

        We also rely on trade secrets, know-how and technology, which are not protected by patents, to maintain our competitive position. We try to protect this information by entering into confidentiality agreements with parties that have access to it, such as our corporate partners, collaborators, employees and consultants. Any of these parties may breach the agreements and disclose our confidential information or our competitors might learn of the information in some other way. If any trade secret, know-how or other technology not protected by a patent were to be disclosed to or independently developed by a competitor, our business and financial condition could be materially adversely affected.

We may become involved in lawsuits to protect or enforce our patents that would be expensive and time consuming.

        In order to protect or enforce our patent rights, we may initiate patent litigation against third parties in the United States or in foreign countries. In addition, we may become subject to interference or opposition proceedings conducted in patent and trademark offices to determine the priority of inventions. The defense of intellectual property rights, including patent rights through lawsuits, interference or opposition proceedings, and other legal and administrative proceedings would be costly and divert our technical and management personnel from their normal responsibilities. An adverse determination of any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.

        Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. For example, during the course of this kind of litigation, confidential information may be inadvertently disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. This disclosure could materially adversely affect our business and financial results.

We have never manufactured any of our product candidates in commercial quantities, and if we fail to develop an effective manufacturing capability for our products, including our lead product candidate AI-700, we may be unable to commercialize these products.

        We have no experience in manufacturing our products for commercial use and limited experience in designing equipment for the manufacture of our products. We intend to build out and qualify a commercial manufacturing facility in Tewksbury, Massachusetts and to demonstrate that we can produce AI-700 at a commercial manufacturing scale prior to our filing of a NDA for AI-700 and, subject to required regulatory approvals, we intend to manufacture AI-700 in this facility for commercial use. We can not assure you that we will be able to successfully manufacture our products in sufficient quantities for commercial sale, or obtain the necessary regulatory approvals for such commercial manufacture, at all or in a timely or economical manner. Our intention to manufacture AI-700 or other products exposes us to the following risks, any of which could delay or prevent the approval of our products by the FDA or corresponding state and foreign agencies, or the commercialization of our products, or result in higher costs or inability to meet demand for AI-700 leading to potential revenue loss, and any of which would have a material adverse impact on our business, financial condition and results of operations.

  •
  Manufacturers often encounter difficulties in achieving volume production, quality control and quality assurance. Accordingly, we might not be able to manufacture sufficient quantities of drugs to meet our clinical schedules or to commercialize our products.

  •
  Manufacturers are obliged to manufacture in highly controlled environments and to operate in accordance with FDA and international mandated current good manufacturing practices, or cGMPs. For our clinical trials we have relied on contract manufacturers for such facilities and cGMP compliance. In July 2004, we entered into a lease for a facility in Tewksbury, Massachusetts that we intend to convert into a commercial manufacturing facility for AI-700. Creation and qualification of a commercial manufacturing environment requires significant expertise and capital resources, including the development of advanced manufacturing techniques and process controls and is subject to local and state planning approvals. Manufacturers of pharmaceutical products often encounter difficulties in constructing and qualifying new manufacturing facilities and in production, especially in scaling-up initial production. A failure within this new facility to establish and follow cGMPs and to document adherence to such practices may lead to significant delays in the availability of material for our NDA filing or commercial production for AI-700 and may delay or prevent filing or approval of marketing applications for our products or the ability to continue to manufacture the products. Certain of these delays would further require us to continue to operate this facility and incur related costs.

  •
  Manufacture of our product candidates, in preparation for filing a NDA and for commercial production, will each initially require and rely on a single commercial manufacturing site, directly or through a contract manufacturer, without the backup of a second site that is qualified for commercial manufacture of the product. Qualification of another manufacturing site can be expensive and time consuming. Prior to using product from a new manufacturing site, we must demonstrate that the specifications for the product are consistent with the specifications for the product as it was manufactured at a prior qualified site or we must clinically or otherwise demonstrate that the safety and efficacy of the product produced in the new manufacturing site is consistent with the product as it was manufactured at the prior site. Demonstrating such consistency may be difficult, expensive or time consuming. In addition, before we would be able to produce product for commercial use at a new facility, it will have to undergo a pre-approval inspection by the FDA and corresponding state and foreign agencies. Once approved, drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA and corresponding state and foreign agencies to ensure strict compliance with cGMPs, other government regulations and corresponding foreign standards. Failure to maintain compliance with cGMP or with safety or environmental regulations could result in penalties, product recalls or restrictions on the use of the manufacturing site.

        Under the terms of our collaboration agreement with Nycomed, we are responsible for the commercial manufacture of AI-700 for marketing and sale by Nycomed in Europe. Failure to manufacture AI-700 in a timely manner or on an economic basis, or in sufficient quantities, could jeopardize our relationship with Nycomed. We do not currently have a European sales force, nor do we have experience with regard to the commercialization, marketing, sale or distribution of pharmaceutical products in Europe, and we rely entirely on Nycomed for this expertise. Any termination of our relationship with Nycomed would have a material adverse impact on our business, financial condition and results of operations.

It is our intention to remove our AI-700 manufacturing equipment from the facilities of our third party contract manufacturer after which we will have no facility within which to manufacture AI-700 until the new commercial manufacturing facility is built-out and qualified or until other arrangements are made.

        It is our intention in early 2005 to remove our AI-700 manufacturing equipment from its current location within the facilities of a third-party contract manufacturer. When we remove this manufacturing equipment, we expect that we will have sufficient inventory of AI-700 clinical trial material to complete our Phase 3 program. However, there can be no assurance that such inventory will prove sufficient or that the inventory will not get damaged or otherwise disqualified. After we remove this manufacturing equipment, we will have no facility within which to manufacture AI-700 until the new commercial manufacturing facility is built-out and qualified or until other arrangements are made. If we lack sufficient inventory of AI-700 clinical trial material to complete our Phase 3 program or are unable to manufacture sufficient inventory on a timely basis, our Phase 3 program could be delayed and would consequently delay our ability to commercialize AI-700. These delays could have a material adverse effect on our business, financial condition and results of operations.

If third-party manufacturers of our products fail to devote sufficient time and resources to our concerns, or if their performance is substandard, our clinical trials may be delayed and our costs may rise.

        We may rely substantially on third-party contract manufacturers to supply, store and distribute our potential products for our clinical trials and other development needs. Our reliance on these third-party manufacturers will expose us to the following risks, any of which could delay or prevent the completion of our clinical trials, the approval of our products by the FDA, or the commercialization of our products, result in higher costs, or deprive us of additional product candidates, and any of such effects would have a material adverse impact on our business, financial condition and results of operations.

  •
  Contract manufacturers often encounter difficulties in achieving volume production, quality control and quality assurance, as well as shortages of qualified personnel. Accordingly, a manufacturer might not be able to manufacture sufficient quantities of drugs to meet our clinical schedules.

  •
  Contract manufacturers are obliged to operate in accordance with FDA-mandated current good manufacturing practices, or cGMPs. A failure of these contract manufacturers to establish and follow cGMPs and to document their adherence to such practices may lead to significant delays in the availability of material for clinical study and may delay or prevent filing or approval of marketing applications for our products.

  •
  For production of clinical trial material for each of our current product candidates we will initially rely on a single manufacturer. Changing these or future manufacturers may be difficult and the number of potential manufacturers is limited. Changing manufacturers may require re-validation of the manufacturing processes and procedures in accordance with FDA-mandated

    cGMPs. Such re-validation may be costly and time-consuming. It may be difficult or impossible for us to find replacement manufacturers on acceptable terms quickly, or at all.

  •
  Our contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to produce, store and distribute our products successfully. Our manufacturing levels, while important to us, can represent relatively small fractions of the overall business of most qualified contract manufactures. As a result, the contract manufacturers may not provide us with the attention that we need or may be unwilling to adapt to necessary changes in our manufacturing requirements.

        Drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA and corresponding state and foreign agencies to ensure strict compliance with cGMPs, other government regulations and corresponding foreign standards. While we are obligated to audit the performance of third party contractors, we do not have control over our third-party manufacturers' compliance with these regulations and standards. Failure by our third-party manufacturers or us to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, failure of the government to grant market approval of drugs, delays, suspension or withdrawal of approvals, seizures or recalls of product, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect our business.

We may not be able to manufacture our products in commercial quantities, which would prevent us from marketing our products.

        To date our product candidates have been manufactured in small quantities for pre-clinical and clinical trials. If any of these product candidates are approved by the FDA or foreign regulatory authorities for commercial sale, we will need to manufacture them in larger quantities. For AI-700, it is our intention to seek regulatory approval after we have demonstrated that we can manufacture AI-700 at a larger batch scale than is being used for clinical trial materials. We cannot assure you that we will be able to successfully increase the manufacturing capacity or manufacture at a larger batch scale, whether on our own or in collaboration with third party manufacturers, for any of our product candidates in a timely or economic manner, or at all. Significant scale-up of manufacturing may require certain additional validation studies, which the FDA must review and approve. If we are unable to successfully increase the manufacturing capacity for a product candidate, the regulatory approval or commercial launch of that product candidate may be delayed or there may be a shortage in supply of that product candidate. Our product candidates require precise, high-quality manufacturing. Our failure to achieve and maintain these high manufacturing standards, including controlling the incidence of manufacturing errors and maintaining reliable product packaging for diverse environmental conditions, could result in patient injury or death, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could seriously hurt our business.

Materials necessary to manufacture our products may not be available, which may delay our development and commercialization activities.

        Only a few facilities manufacture some of the raw materials necessary to manufacture our products. If we need to purchase a raw material that is in limited supply for our clinical trials, or for commercial distribution if we obtain marketing approval of a product candidate, we cannot assure you that one or more suppliers would be able to sell us that raw material at the time we need it and on commercially reasonable terms. If we change suppliers for any of these materials or any of our suppliers experiences a shutdown or disruption in the facilities used to produce these materials, due to technical, regulatory or other problems, it could harm our ability to manufacture our products. Our inability to obtain required raw materials for any reason could substantially impair our development activities or the production, marketing and distribution of our products.

We have no experience selling, marketing or distributing our products and no internal capability to do so.

        If we receive regulatory approval to commence commercial sales of any of our products, we will face competition with respect to commercial sales, marketing and distribution. These are areas in which we have no experience. To market any of our products directly, we must develop a direct marketing and sales force with technical expertise and supporting distribution capability. Alternatively, we may engage a pharmaceutical or other healthcare company with an existing distribution system and direct sales force to assist us. There can be no assurance that we will successfully establish sales and distribution capabilities either on our own or in collaboration with third parties or gain market acceptance for our products. To the extent we have or will enter co-promotion or other licensing arrangements, any revenues we receive will depend on the efforts of third parties and there can be no assurance that our efforts will succeed.

We will establish collaborative relationships, and those relationships may expose us to a number of risks.

        We will rely on a number of significant collaborative relationships with pharmaceutical or other healthcare companies for our manufacturing, research funding, clinical development and/or sales and marketing performance. Reliance on collaborative relationships poses a number of risks, including the following:

  •
  we cannot effectively control whether our corporate partners will devote sufficient resources to our programs or product candidates;

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  disputes may arise in the future with respect to the ownership of rights to technology developed with collaborators;

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  disagreements with collaborators could delay or terminate the research and development, regulatory approval or commercialization of product candidates, or result in litigation or arbitration;

  •
  corporate partners may have considerable discretion in electing whether to pursue the development of any additional product candidates and may pursue technologies or products either on their own or in collaboration with our competitors; and

  •
  collaborators with marketing rights may choose to devote fewer resources to the marketing of our product candidates than they do to product candidates of their own development.

        In July 2004, we entered into a collaboration, license and supply agreement with Nycomed in which we granted Nycomed rights to develop and market AI-700 in Europe. There can be no assurance that the regulatory goals, sales targets and other objectives of this agreement will be achieved. Failure to achieve these goals, targets and objectives would result in our inability to receive license, milestone, royalty and other payments under this agreement, which would have a material adverse impact on our business, financial condition and results of operations including, under certain conditions, reduction of royalty rates, delays in regulatory approvals and product sales, penalties and termination of the agreement. Under certain provisions of this collaboration agreement, if the Company fails in any material respect to use all commercially reasonable efforts to carry out referenced obligations under the agreement, we would be obligated to pay Nycomed liquidated damages of up to $12 million. Although we plan to carry out all of these obligations, which we believe are in our control, there can be no assurance that termination of this agreement will not occur or that such termination would not result in the Company incurring liquidated damages of up to $12 million.

        Given these risks, our current and future collaborative efforts may not be successful. Failure of these efforts could delay our product development or impair commercialization of our products, and could have a material adverse effect on our business, financial condition and results of operations.

Competition in the pharmaceutical industry is intense, and if we fail to compete effectively our financial results will suffer.

        We engage in a business characterized by extensive research efforts, rapid developments and intense competition. We cannot assure you that our products will compete successfully or that research and development by others will not render our products obsolete or uneconomical. Our failure to compete effectively would materially adversely affect our business, financial condition and results of operations. We expect that successful competition will depend, among other things, on product efficacy, safety, reliability, availability, timing and scope of regulatory approval and price. Specifically, we expect important factors will include the relative speed with which we can develop products, complete the clinical, development and laboratory testing and regulatory approval processes and supply commercial quantities of the product to the market.

        We expect competition to increase as technological advances are made and commercial applications broaden. In commercializing our initial product candidates and any additional products we develop using our HDDS and PDDS technologies, we will face substantial competition from large pharmaceutical, biotechnology and other companies, universities and research institutions.

  •
  AI-700, our ultrasound contrast agent and lead product candidate, if approved for marketing and sale, will compete with nuclear stress tests, the current standard of care in myocardial perfusion imaging. Nuclear contrast agents that are approved for use in myocardial perfusion imaging include products marketed by Amersham, Bristol-Myers Squibb and Tyco International. In 2004, the cost of a nuclear stress test was approximately $770 per procedure. In addition, Amersham, Bristol-Myers Squibb and Imcor have developed ultrasound contrast agents that have been approved by the FDA for resting wall motion studies, and in the future they may seek to broaden their products to include stress echo and myocardial perfusion assessment. Moreover, we are aware that other companies, such as Bracco, are developing ultrasound contrast agents for wall imaging and for radiology applications, and that Point Biomedical is developing an ultrasound contrast agent specifically for myocardial perfusion imaging. In March 2004, Point announced that it had recently completed two pivotal Phase III trials for this contrast agent and plans to file an NDA with the FDA by the end of 2004. Finally, some cardiologists may find it satisfactory to use stress echo without contrast for the detection of coronary heart disease.

  •
  AI-850, our reformulation of paclitaxel, if approved for marketing and sale, will also face intense competition from companies such as American Pharmaceutical Partners, NeoPharm and Sonus Pharmaceuticals, which are applying significant resources and expertise to developing reformulations of paclitaxel for intravenous delivery. Other companies, such as Cell Therapeutics, are developing new chemical entities that involve paclitaxel conjugated, or chemically bound, to another chemical.

  •
  AI-128, our sustained release formulation of an asthma drug, if approved for marketing and sale, will also face intense competition. Companies such as Alkermes possess technology that may be suitable for sustained release pulmonary drug delivery and may have competitive programs that have not been publicly announced or may decide to begin such programs in the future. In addition, large pharmaceutical companies that market FDA-approved asthma drugs may be developing sustained release versions of their asthma drugs that would compete with our product candidates.

        Relative to us, most of our competitors have substantially greater capital resources, research and development staffs, facilities and experience in conducting clinical trials and obtaining regulatory approvals, as well as in manufacturing and marketing pharmaceutical products. Many of our competitors may achieve product commercialization or patent protection earlier than we will. Furthermore, we believe that some of our competitors have used, and may continue to use, litigation to gain a competitive advantage. Finally, our competitors may use different technologies or approaches to the development of products similar to the products we are seeking to develop.

If we are unable to retain key personnel and hire additional qualified scientific, sales and marketing, and other personnel, we may not be able to successfully achieve our goals.

        We depend on the principal members of our scientific and management staff. The loss of these principal members' services might significantly delay or prevent the achievement of research, development or business objectives and could materially adversely affect our business, financial condition and results of operations. We do not maintain key person life insurance on any of these principal members. We do not have employment contracts with any of these principal members.

        Our success depends, in large part, on our ability to attract and retain qualified scientific and management personnel such as these individuals. We face intense competition for such personnel and consultants. We cannot assure you that we will attract and retain qualified management and scientific personnel in the future.

        Further, we expect that our potential expansion into areas and activities requiring additional expertise, such as further clinical trials, governmental approvals, commercial manufacturing and marketing, will place additional requirements on our management, operational and financial resources. We expect these demands will require an increase in management and scientific personnel and the development of additional expertise by existing management personnel. The failure to attract and retain such personnel or to develop such expertise could materially adversely affect prospects for our success.

We expect to develop international operations that will expose us to additional business risks.

        We expect, whether directly or through collaborative relationships, to develop operations outside the United States in order to market and distribute our products. Regardless of the extent to which we seek to develop these operations ourselves or in collaboration with others, we cannot be sure that our international efforts will be successful. Any expansion into international markets will require additional resources and management attention and will subject us to new business risks. These risks could lower the prices at which we can sell our products or otherwise have an adverse effect on our operating results. Among the risks we believe are most likely to affect any international operations are:

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  different regulatory requirements for approval of our product candidates;

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  dependence on local distributors;

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  longer payment cycles and problems in collecting accounts receivable;

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  adverse changes in trade and tax regulations;

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  the absence or significant lack of legal protection for intellectual property rights;

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  political and economic instability; and

  •
  currency risks.

Risks Relating to Our Industry

Even if we obtain marketing approval, our products will be subject to ongoing regulatory review.

        If regulatory approval of a product is granted, such approval may be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for costly, post-marketing follow-up studies. As to products for which marketing approval is ob tained, the manufacturer of the product and the manufacturing facilities will be subject to continual review and periodic inspections by the FDA and other regulatory authorities. In addition, the labeling, packaging, adverse event reporting, storage, advertising, promotion and record keeping related to the product will remain subject to extensive regulatory requirements. The subsequent discovery of previously unknown problems with the product, manufacturer or facility may result in restrictions on the product or the manufacturer, including withdrawal of the product from the market. We may be slow to adapt, or we may never adapt, to changes in existing requirements or adoption of new requirements or policies.

        If we fail to comply with applicable regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Market acceptance of our products will be limited if users of our products are unable to obtain adequate reimbursement from third-party payors.

        Government health administration authorities, private health insurers and other organizations generally provide reimbursement for products like our product candidates, and our commercial success will depend in part on these third-party payors agreeing to reimburse patients for the costs of our products. Even if we succeed in bringing any of our proposed products to market, we cannot assure you that third-party payors will consider our products cost-effective or provide reimbursement in whole or in part for their use.

        Significant uncertainty exists as to the reimbursement status of newly approved health care products. Each of our product candidates is intended to replace or alter existing therapies or procedures. These third-party payors may conclude that our products are less safe, effective or cost-effective than these existing therapies or procedures. Therefore, third-party payors may not approve our products for reimbursement.

        If third-party payors do not approve our products for reimbursement or fail to reimburse them adequately, sales will suffer as some physicians or their patients will opt for a competing product that is approved for reimbursement or is adequately reimbursed. Even if third-party payors make reimbursement available, these payors' reimbursement policies may adversely affect the ability of us and our potential collaborators to sell our products on a profitable basis.

        Moreover, the trend toward managed healthcare in the United States, the growth of organizations such as health maintenance organizations, and legislative proposals to reform healthcare and government insurance programs could significantly influence the purchase of healthcare services and products, resulting in lower prices and reduced demand for our products which could adversely affect our business, financial condition and results of operations.

        In addition, legislation and regulations affecting the pricing of pharmaceuticals may change in ways adverse to us before or after the FDA or other regulatory agencies approve any of our proposed products for marketing. While we cannot predict the likelihood of any of these legislative or regulatory proposals, if any government or regulatory agencies adopt these proposals they could materially adversely affect our business, financial condition and results of operations.

We may be required to defend lawsuits or pay damages in connection with the alleged or actual harm caused by our products or product candidates.

        We face an inherent business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in harm to others. This risk exists in clinical trials as well as in commercial distribution. In addition, the pharmaceutical and biotechnology industries in general have been subject to significant medical malpractice litigation. We may incur significant liability if product liability or malpractice lawsuits against us are successful. Furthermore, product liability claims, regardless of their merits, could be costly and divert our management's attention from other business concerns, or adversely affect our reputation and the demand for our products. Although we maintain product liability insurance, we cannot be certain that this coverage will be adequate or that it will continue to be available to us on acceptable terms.

Rapid technological change could make our products obsolete.

        Pharmaceutical technologies have undergone rapid and significant change. We expect that pharmaceutical technologies will continue to develop rapidly. Our future will depend in large part on our ability to maintain a competitive position with respect to these technologies. Any compounds, products or processes that we develop may become obsolete before we recover any expenses incurred in connection with their development. Rapid technological change could make our products obsolete, which could materially adversely affect our business, financial condition and results of operations.

Our products involve the use of hazardous materials, and as a result we are exposed to potential liability claims and to costs associated with complying with laws regulating hazardous waste.

        Our research and development activities involve the use of hazardous materials, including chemicals and biological materials. We believe that our procedures for handling hazardous materials comply with federal and state regulations. However, there can be no assurance that accidental injury or contamination from these materials will not occur. In the event of an accident, we could be held liable for any damages, which could exceed our available financial resources. This liability could materially adversely affect our business, financial condition and results of operations.

        We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and waste products, and we spent approximately $24,000 in the nine months ended September 30, 2004 to dispose of these hazardous materials and waste products. We may be required to incur significant costs to comply with environmental laws and regulations in the future that could materially adversely affect our business, financial condition and results of operations.

Risks Related to Our Common Stock

We expect that our stock price will fluctuate significantly.

        We completed our initial public offering in October 2003. Prior to this offering, you could not buy or sell our common stock publicly. After this offering, the average daily trading volume for our common stock has been relatively low. An active public market for our common stock may not continue to develop or be sustained. The stock market, particularly in recent years, has experienced significant volatility particularly with respect to pharmaceutical and biotechnology stocks. The volatility of pharmaceutical and biotechnology stocks often does not relate to the operating performance of the companies represented by the stock. Factors that could cause this volatility in the market price of our common stock include:

  •
  announcements of the introduction of new products by us or our competitors;

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  market conditions in the pharmaceutical and biotechnology sectors;

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  rumors relating to us or our competitors;

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  litigation or public concern about the safety of our potential products;

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  our quarterly operating results;

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  deviations in our operating results from the estimates of securities analysts; and

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  FDA or international regulatory actions.

We may be the subject of securities class action litigation due to future stock price volatility.

        In the past, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of our management.

Future sales of common stock by our existing stockholders may cause our stock price to fall.

        The market price of our common stock could decline as a result of sales by our existing stockholders of shares of common stock in the market, or the perception that these sales could occur. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate. Upon the completion of our initial public offering on October 14, 2003, approximately 74% of our outstanding common stock was held by private investors, officers, employees and directors who acquired their shares prior to the initial public offering. Many of these shareholders, in connection with the initial public offering, were subject to lock-up agreements. Prohibitions on selling shares under these lock-up agreements expired on April 4, 2004.

        Additionally, in July and October of 2004, we completed two separate closings of a private financing resulting in the issuance of 3,440,000 and 574,478 shares of common stock, respectively, and warrants to purchase up to an additional 688,000 and 114,895 shares of common stock, respectively. We agreed to file a registration statement with the Securities and Exchange Commission covering the resale of these shares and shares issued upon exercise of the warrants, which registration statement was declared effective by the SEC on November 10, 2004, facilitating the resale of these shares from time to time, which could result in volatility of our stock price.

        On December 8, 2004, we filed a registration statement with the SEC covering the resale of an aggregate of 7,568,313 shares and 463,963 shares issued upon exercise of the warrants held by stockholders and warrantholders that held their shares and/or warrants prior to our intial public offering or have subsequently received shares and/or warrants in connection with services rendered to us. This registration statement was declared effective by the SEC on December 23, 2004, facilitating the resale of these shares from time to time, which could result in volatility of our stock price.

Our directors and management will exercise significant control over our company.

        Our directors and executive officers and their affiliates collectively control approximately 9.5% of our outstanding common stock, excluding unexercised options and warrants. As a result, these stockholders, if they act together, will be able to influence our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of our company and might affect the market price of our common stock.

Provisions of Delaware law or our charter documents could delay or prevent an acquisition of us, even if the acquisition would be beneficial to our stockholders, and could make it more difficult for you to change management.

        Provisions of Delaware law or our charter or by-laws could hamper a third party's acquisition of us, or discourage a third party from attempting to acquire control of us. Stockholders who wish to participate in these transactions may not have the opportunity to do so. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. Further, these provisions make it more difficult for stockholders to change the composition of our board of directors in any one year.

        These provisions include:

  •
  a provision allowing us to issue preferred stock with rights senior to those of the common stock without any further vote or action by the holders of the common stock;

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  the existence of a staggered board of directors in which there are three classes of directors serving staggered three-year terms, thus expanding the time required to change the composition of a majority of directors and potentially discouraging someone from making an acquisition proposal for us;

  •
  the by-laws' requirement that stockholders provide advance notice when nominating our directors;

  •
  the inability of stockholders to convene a stockholders' meeting without the chairperson of the board, the chief executive officer, the president or a majority of the board of directors first calling the meeting; and

  •
  the application of Delaware law prohibiting us from entering into a business combination with the beneficial owner of 15% or more of our outstanding voting stock for a period of three years after the 15% or greater owner first reached that level of stock ownership, unless we meet specified criteria.

We have never paid dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

        We have paid no cash dividends on any of our classes of capital stock to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our businesses. In addition, the terms of any future debt or credit facility may preclude us from paying these dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein) include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, that are subject to the "safe harbor" created by those sections. This forward-looking information is subject to risks and uncertainties including the factors listed under "Risk Factors," as well as elsewhere in this prospectus and any accompanying prospectus supplement. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to:

  •
  our plans to develop and market new products and the timing of these development programs, in particular the timing of clinical trials and regulatory milestones for AI-700;

  •
  our clinical development of product candidates, clinical trials and our ability to obtain and maintain regulatory approval for our product candidates;

  •
  our estimates regarding our capital requirements and our needs for additional financing;

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  our estimates of expenses and future revenues and profitability;

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  our estimates of the size of the potential markets for our product candidates;

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  our selection and licensing of product candidates;

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  our ability to attract collaborators with acceptable development, regulatory and commercialization expertise;

  •
  the benefits to be derived from corporate collaborations, license agreements and other collaborative efforts, including those relating to the development and commercialization of our product candidates;

  •
  sources of revenues and anticipated revenues, including contributions from corporate collaborations, license agreements and other collaborative efforts for the development and commercialization of products;

  •
  our ability to create an effective direct sales and marketing infrastructure for products we elect to market and sell directly;

  •
  the rate and degree of market acceptance of our product candidates;

  •
  the timing and amount of reimbursement for our product candidates;

  •
  the success of other competing therapies that may become available; and

  •
  the manufacturing capacity for our product candidates.

        In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "intends," "potential" and similar expression intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading "Risk Factors." Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus.

        You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospecuts supplement only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

        Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of these securities for general corporate purposes, which may include funding clinical trials, research and development, regulatory activities and the build-out of our commercial manufacturing facility in Tewksbury, Massachusetts, acquisitions, including acquisitions of companies, products, intellectual property or other technology, repayment or refinancing of existing indebtedness, investments, capital expenditures, repurchase of our capital stock and for any other purposes that we may specify in any prospectus supplement. We may also invest the net proceeds temporarily in short-term or marketable securities until we use them for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Year Ended December 31,					Nine Months Ended September 30, 2004
	1999	2000	2001	2002	2003
Ratio of earnings to fixed charges(1)	$—	$—	$—	$—	$—	$—

(1)
Earnings were not sufficient to cover fixed charges by $9,141,450, $12,413,759, $16,311,352, $20,712,833 and $21,923,437 for the years ended December 31, 1999, 2000, 2001, 2002, and 2003, respectively, and $20,862,412 for the nine months ended September 30, 2004. For this reason, no ratios are provided for these periods.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

        The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities but is not complete. For the complete terms of our common stock and preferred stock, please refer to our Amended and Restated Certificate of Incorporation, which we refer to as our Certificate of Incorporation, and our Amended and Restated By-laws, which we refer to as our By-laws, each of which is incorporated by reference into the registration statement of which this prospectus is a part and, with respect to preferred stock, the certificate of designation which will be filed with the SEC for each series of preferred stock we may designate, if any.

  General

        We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

        We have 103,500,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 98,500,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share. As of December 15, 2004, we had 17,809,895 shares of common stock outstanding and no shares of preferred stock outstanding. The authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

  Common Stock

        Holders of common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Directors are elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote in such election. Holders of common stock are entitled to receive ratably any dividends as may be declared by the board of directors out of funds legally available for distribution, after provision has been made for any preferential dividend rights of outstanding preferred stock, if any. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the net assets available after the payment of all of our debts and other liabilities, and after the satisfaction of the rights of any outstanding preferred stock, if any. Holders of the common stock have no preemptive, subscription, redemption or conversion rights. The rights, powers, preferences and privileges of holders of common stock are subordinate to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

        Our common stock is listed on the Nasdaq National Market under the symbol "ACUS." American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. Its address is 59 Maiden Lane, New York, NY 10038, and its telephone number is (212) 936-5100.

  Preferred Stock

        Our Certificate of Incorporation permits us to issue up to 5,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. The designation, powers, preferences, rights and qualifications, limitations and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to such series, which will specify the terms of the preferred stock, including:

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  the designation of the series, which may be by distinguishing number, letter or title;

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  the number of shares of the series, which number the board of directors may thereafter (except where otherwise provided in the preferred stock designation) increase or decrease (but not below the number of shares thereof then outstanding);

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  whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

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  the dates on which dividends, if any, shall be payable;

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  the redemption rights and price or prices, if any, for shares of the series;

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  the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

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  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Acusphere;

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  whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of Acusphere or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

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  restrictions on the issuance of shares of the same series or of any other class or series; and

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  the voting rights, if any, of the holders of shares of the series, provided that no share of preferred stock of any series will be entitled to more than one vote per share of preferred stock.

        If our board of directors elects to exercise this authority, the rights and privileges of holders of shares of our common stock could be made subject to the rights and privileges of such series of preferred stock.

        Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

  Certain Provisions in our Certificate of Incorporation and By-laws

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A "business combination" is defined as a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to various exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the past three years did own, 15% or more of a corporation's voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

        In addition, some provisions of our certificate of incorporation and by-laws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might deem to be in his or her best interest. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions include:

        Stockholder Action; Special Meeting of Stockholders.    Our certificate of incorporation provides that stockholders may not take action by written consent, but only at a duly called annual or special meeting of stockholders. The certificate of incorporation further provides that special meetings of our stockholders may be called only by the chairman of the board of directors or a majority of the board of directors, and in no event may the stockholders call a special meeting. Thus, without approval by the chairman of the board of directors or a majority of the board of directors, stockholders may take no action between meetings.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our by-laws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of this intention in writing. To be timely, a stockholder's notice must be delivered to our secretary at our principal executive offices not less than 120 days prior to the first anniversary of the date of our notice of annual meeting provided with respect to the previous year's annual meeting of stockholders. However, if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days from the time of the previous year's annual meeting, then a proposal shall be received no later than the later of the close of business on the sixtieth day prior to such annual meeting or on the tenth day following the date on which notice of the date of the meeting was mailed or a public announcement was made. The amended and restated by-laws also include a similar requirement for making nominations at special meetings and specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

        Authorized but Unissued Shares.    The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq National Market. These additional shares may be utilized for a variety of corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

        Super-majority Voting.    Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws requires a greater percentage. We have provisions in our certificate which require 75% of the voting power of all of the then outstanding shares of our capital stock to amend or repeal certain provisions in our certificate of incorporation which include, but is not limited to provisions which would reduce or eliminate the number of authorized common or preferred shares and all indemnification provisions. We also have provisions in our certificate which require 75% of the voting power of all of the then outstanding shares of our capital stock to adopt, amend or repeal any provision of our by-laws.

        Staggered Board.    Our certificate of incorporation and by-laws provide for the division of our board of directors into three classes, as nearly equal in size as possible, with staggered three-year terms. In addition, our certificate of incorporation and by-laws provide that directors may be removed without cause only by the affirmative vote of the holders of 75% of the shares of capital stock entitled to vote for the election of directors at an election of directors. Any one or more or all of the directors may be removed with cause only by the holders of at least a majority of the shares then entitled to vote at an election of directors. Under our certificate of incorporation and by-laws, any vacancy on the board of directors, for the election of directors, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. The classification of the board of directors and the limitations on the removal of directors and filling of vacancies would have the effect of making it more difficult for a third party to acquire control of us, or of discouraging a third party from acquiring control of us.

DESCRIPTION OF DEBT SECURITIES

  General

        The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of Acusphere, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

        In this description of the debt securities, the terms "Acusphere," "we," "us," "our" and similar names refer to Acusphere and do not include its subsidiaries, except for purposes of financial data determined on a consolidated basis. Debt securities that we may issue will be issued under the indenture between us and The Bank of New York, as trustee. This prospectus refers to The Bank of New York as the trustee. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.

        THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

        The indenture contains no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

        Unless otherwise set forth in an indenture supplement and described in a prospectus supplement, our subsidiaries will have no direct obligation to pay amounts due on the debt securities. The debt securities effectively will be subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. Such indebtedness would effectively rank senior to the debt securities. The indenture permits us and our subsidiaries to incur substantial amounts of additional indebtedness and other liabilities. Any rights of Acusphere and our creditors, including the holders of debt securities, to participate in the assets of any of our subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors, including trade creditors, and the holders of any preferred stock of that subsidiary.

  Information You Will Find In The Prospectus Supplement

        The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

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  the title and denominations of the debt securities of the series;

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  any limit on the aggregate principal amount of the debt securities of the series;

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  the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

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  the interest rate or rates (which may be fixed or variable) on the debt securities of the series (if any) or the method of determining such rate or rates;

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  the interest payment dates for the series of debt securities or the method by which such date will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;

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  the place or places where the principal and interest on the series of debt securities will be payable;

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  the price and terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

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  our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or at the option of the holders and the terms of any such redemption, purchase, or repayment;

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  if other than denominations of $1,000, the denominations in which the debt securities may be issued;

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  the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

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  if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

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  if the amount of principal payable at the stated maturity date of the debt securities will not be determinable prior to the stated maturity date, the manner in which such amount will be determined;

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  any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

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  the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable;

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  the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy;

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  whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

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  any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare acceleration;

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  the terms and conditions, if any, upon which a global security may be exchanged for other individual debt securities in definitive registered form;

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  any trustees, authenticating or paying agents, transfer agents or registrars;

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  the applicability of, and any addition to or change in, the covenants currently set forth in the indenture or in the terms relating to permitted consolidations, mergers, or sales of assets;

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  the subordination, if any, of the debt securities of the series and terms of the subordination;

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  with regard to debt securities of a series that does not bear interest, the dates for certain required reports to the trustee; and

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  any other terms of the debt securities of the series which are not prohibited by the indenture.

        Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities and the prospectus supplement. Holders of registered debt securities may present debt securities for transfer in the manner, at the places, and subject to the restrictions set forth in the debt securities and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture and the applicable indenture supplement. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

  Senior Debt

        We may issue senior debt securities under the indenture and any coupons that will constitute part of our senior debt. Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

  Subordinated Debt

        We may issue subordinated debt securities under the indenture and any coupons that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and the applicable indenture supplement, to all of our "senior indebtedness." "Senior indebtedness" includes our obligations and obligations guaranteed or assumed by us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, in each case, identified by our board of directors as senior indebtedness. "Senior indebtedness" does not include subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness.

        In general, the holders of all senior indebtedness are entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities upon the occurrence of certain events. These events include:

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  any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceedings which concern us or a substantial part of our property;

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  except as provided in the indenture, any default on the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness which has not been paid within the applicable grace period;

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  any other default on senior indebtedness occurs and the maturity of such senior indebtedness is accelerated in accordance with its terms, and unless either (a) such default shall have been cured or waived and any such acceleration shall have been rescinded or (b) such senior indebtedness shall have been paid in full; and

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  the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default contained in the indenture.

        If we issue a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

  Senior Subordinated Debt

        We may issue senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt. These senior subordinated debt securities will be, to the extent and in the manner set forth in the indenture, subordinate and junior in right of payment to all of our "senior indebtedness" and senior to our other subordinated debt. See the discussions above under "—Senior Debt" and "—Subordinated Debt" for a more detailed explanation of our senior and subordinated indebtedness.

  Interest Rate

        Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

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  any discounted debt securities; and

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  any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

  Registered Global Securities

        We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

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  by the depositary for the registered global security to a nominee of the depositary;

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  by a nominee of the depositary to the depositary or another nominee of the depositary; and

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  by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security.

        We anticipate that the following provisions will generally apply to all depositary arrangements:

        Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as "participants." Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

        The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

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  may not have the debt securities represented by a registered global security registered in their names;

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  will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

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  will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

        We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

  Payment Of Interest On And Principal Of Registered Global Securities

        We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of Acusphere, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

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  any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

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  maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

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  the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

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  any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

        We expect that the depositary, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of participants.

  Exchange Of Registered Global Securities

        We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

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  the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

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  we do not appoint a successor depositary within 90 days.

        In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

  Covenants By Acusphere

        The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The supplemental indenture with respect to each series of debt securities may contain additional covenants, including covenants which could restrict our right and our subsidiaries, right to incur additional indebtedness or liens and to take certain actions with respect to their respective businesses and assets.

  Events Of Default

        Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

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  failure to pay when due any interest on any debt security of that series, continued for 30 days;

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  failure to pay when due principal of, or premium, if any, on, any debt security of that series;

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  default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;

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  failure to comply with the restrictive covenant prohibiting us from engaging in certain consolidations, mergers, or transfers of all or substantially all of our assets;

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  failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

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  certain events of bankruptcy, insolvency or similar proceedings affecting us; and

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  any other event of default specified in any supplemental indenture under which such series of debt securities are issued.

        Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

        After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

        No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

  Supplemental Indentures

        We and the trustee may, at any time and from time to time, without notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, to, among other things:

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  add guarantees to or secure any series of debt securities;

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  provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

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  surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

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  cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

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  modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

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  add to or change any of the provisions of the indenture to change or eliminate any restriction on the payment of principal or premium with respect to debt securities so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

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  in the case of subordinated debt securities, to make any change in the provisions relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if such holder of senior indebtedness consents to such a change);

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  add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

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  evidence and provide for the acceptance of appointment by a successor or separate trustee;

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  establish the form or terms of debt securities of any series; and

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  make any change that does not adversely affect the interests of the holders of debt securities.

        With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

        Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

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  extend the final maturity of the principal of, or any installment of interest on, any debt securities;

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  reduce the principal amount of any debt securities or the rate of interest on any debt securities;

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  change the currency in which any debt securities are payable;

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  release any security interest that may have been granted with respect to such debt securities;

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  impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

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  reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment;

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  reduce any premium payable upon the redemption of any debt securities or change the time at which any debt security may be redeemed; or

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  make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.

  Satisfaction And Discharge Of The Indenture; Defeasance

        To the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

        In addition, we have a "legal defeasance option" (pursuant to which we may terminate, with respect to the debt securities of particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a "covenant defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

        We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

        The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series. In the case of subordinated debt securities, the money and U.S. government obligations held in trust will not be subject to the subordination provisions of the indenture.

  Mergers, Consolidations And Certain Sales Of Assets

        We may not

  •
  consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

  •
  transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

  •
  the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

  •
  immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

  •
  we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

  Governing Law

        The indenture and the debt securities will be governed by the laws of the State of New York.

  No Personal Liability Of Directors, Officers, Employees And Stockholders

        No director, officer, incorporator or stockholder of Acusphere, as such, shall have any liability for any obligations of Acusphere under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as director, officer, incorporator or stockholder of Acusphere. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

  Conversion Or Exchange Rights

        Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

  •
  the conversion or exchange price;

  •
  the conversion or exchange period;

  •
  provisions regarding our ability or that of the holder to convert or exchange the debt securities;

  •
  events requiring adjustment to the conversion or exchange price; and

  •
  provisions affecting conversion or exchange in the event of our redemption of such debt securities.

  Concerning The Trustee

        The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

        The indenture contains limitations on the right of the trustee, should it become a creditor of Acusphere, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions; however, if it acquires any conflicting interest relating to any duties with respect to the debt securities it must eliminate the conflict or resign as trustee.

        The initial trustee is one of a number of banks with which we and our subsidiaries may maintain ordinary banking relationships and with which we and our subsidiaries may maintain credit facilities.

  Limitations On Issuance Of Bearer Debt Securities

        Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Investors should consult the relevant prospectus supplement in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

DESCRIPTION OF WARRANTS

        We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. Securities warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of securities warrants or beneficial owners of securities warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. That securities warrant agreement, together with the terms of securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific securities warrants.

        The particular terms of any issue of securities warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

  •
  the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

  •
  the price at which the securities purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

        The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

        Securities warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only.

        Each securities warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

        After the close of business on the expiration date, unexercised securities warrants will become void. We will specify the place or places where, and the manner in which, securities warrants may be exercised in the applicable prospectus supplement.

        Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        Prior to the exercise of any securities warrants to purchase debt securities, preferred stock or common stock, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including (i) in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture, or (ii) in the case of securities warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

        We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

        If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

        If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

        The securities may be sold directly by us or through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

        Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

        Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

        If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

        Each series of securities will be a new issue of securities and will have no established trading market (other than our common stock). Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on Nasdaq, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange or eligible for quotation and trading on Nasdaq.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Acusphere, Inc. and subsidiaries as of December 31, 2002 and 2003 and for each of the three years in the period ended December 31, 2003 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of certain procedures to financial statement amounts in connection with a reverse stock split for the period from inception (July 12, 1993) to December 31, 2000 that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such procedures), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

        The consolidated financial statements as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 and the period from inception (July 12, 1993) to December 31, 2000, of Acusphere, Inc. incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2003 had been audited by Arthur Andersen LLP, independent auditors, as indicated in their report with respect thereto. Such report is incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2003 in reliance upon the authority of such firm as experts in accounting and auditing in giving said report.

        Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have not obtained their consent to do so in reliance upon Rule 437a of the Securities Act of 1933. The consolidated financial statements as of December 31, 1999 and 2000 and for each of the years in the three-year period ended December 31, 2000 are not presented herein.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the SEC's public reference room located at: 450 Fifth Street, N.W., Washington, DC 20549. You can request copies of these documents and obtain information on the operation of the public reference room by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at

http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and our SEC filings are also available at such website. This website address is included in this document as an inactive textual reference only. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 "K" Street, Washington, D.C. 20006.

        You may also obtain information about us, including copies of our SEC reports, through our website at http://www.acusphere.com. This website address is not an active link to the registration statement of which this prospectus is a part, and any documents, references, links or other materials of any kind contained or referred to on such website are not part of the registration statement of which this prospectus is a part.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act but prior to the termination of any offering of securities made by this prospectus:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2003;

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

  •
  Our current reports on Form 8-K filed July 7, 2004, July 23, 2004, August 4, 2004, September 10, 2004, October 20, 2004, October 25, 2004, November 1, 2004, November 12, 2004, December 14, 2004, December 23, 2004 and January 3, 2005; and

  •
  The description of our common stock contained in the section titled "Description of Registrant's Securities to be Registered" contained in our Registration Statement on Form 8-A filed under the Exchange Act with the SEC on September 20, 2003 (File No. 000-50405) and incorporating by reference the information contained in our Registration Statement on Form S-1 (file No. 333-106725), including any amendment or report filed for the purpose of updating that description.

        Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Item 9 or 12 of Form 8-K are not incorporated herein by reference.

        Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Acusphere, Inc., Attn: Investor Relations, 500 Arsenal Street, Watertown, Massachusetts 02472, telephone number (617) 648-8800.

        Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        This information is part of a registration statement we filed with the SEC. You should rely only on the information and representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

800,000 Shares

ACUSPHERE, INC.

       % Convertible Exchangeable Preferred Stock

(Cumulative Dividend, Liquidation Preference $50 Per Share)

PROSPECTUS

Piper Jaffray
SG Cowen & Co.
C.E. Unterberg, Towbin

February    , 2005

QuickLinks

ABOUT THIS PROSPECTUS SUPPLEMENT
PROSPECTUS SUPPLEMENT SUMMARY—THE OFFERING
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DIVIDEND POLICY
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
CAPITALIZATION
SELECTED FINANCIAL DATA
DESCRIPTION OF CONVERTIBLE PREFERRED STOCK
DESCRIPTION OF DEBENTURES
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
  Annex A
  Annex B

ABOUT THIS PROSPECTUS
ABOUT ACUSPHERE, INC.
CORPORATE INFORMATION
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE